As filed with the Securities and Exchange Commission on May 10 , 2017

Registration No. 333-216576

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Eagle Financial Bancorp, Inc. and

Eagle Savings Bank 401(k) Profit Sharing Plan and Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6035	82-1340349
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

6415 Bridgetown Road

Cincinnati, Ohio 45248

(513) 574-0700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Gary J. Koester

President and Chief Executive Officer

6415 Bridgetown Road

Cincinnati, Ohio 45248

(513) 574-0700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Kip A. Weissman, Esq. Michael J. Brown, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Jason L. Hodges, Esq. Vorys, Sater, Seymour & Pease LLP 301 East Fourth Street, Suite 3500 Great American Tower Cincinnati, OH 45202 (513) 723-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	2,248,250 shares	$10.00	$22,482,500	(1)	$2,606(3)
Participation Interests	137,300(2)				(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The securities of Eagle Financial Bancorp, Inc. to be purchased by the Eagle Savings Bank 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.
(3)	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

EAGLE SAVINGS BANK 401(k) PROFIT SHARING PLAN

Offering of Participation Interests in up to 137,300 Shares of

Eagle Financial Bancorp, Inc.

Common Stock

In connection with the conversion of Eagle Savings Bank (the “Bank”) from the mutual to the stock form of organization and the related stock offering of Eagle Financial Bancorp, Inc. (the “Conversion”), Eagle Financial Bancorp, Inc. and the Bank are allowing participants in the Eagle Savings Bank 401(k) Profit Sharing Plan and Trust (the “Plan”) a one-time opportunity to invest all or a portion of their accounts in shares of common stock of Eagle Financial Bancorp, Inc. on the date of the stock offering. All purchases of common stock of Eagle Financial Bancorp, Inc. will be denominated in stock units. After the date of the stock offering, Plan participants may not purchase additional shares of common stock of Eagle Financial Bancorp, Inc. through the Plan; however, Plan participants will be able to direct the Plan trustee to sell their shares (units) of common stock.

The Bank has registered on behalf of the Plan up to 137,300 participation interests so that the trustee of the Plan could purchase up to 137,300 shares of Eagle Financial Bancorp, Inc. common stock in the offering, at the purchase price of $10.00 per share. This prospectus supplement relates to the election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the Eagle Financial Bancorp, Inc. Stock Fund on the date of the stock offering.

The prospectus of Eagle Financial Bancorp, Inc., dated [________], accompanies this prospectus supplement. It contains detailed information regarding the Conversion of the Bank and the stock offering of Eagle Financial Bancorp, Inc. common stock and the financial condition, results of operations and business of Eagle Financial Bancorp, Inc. and the Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page [__] of the accompanying prospectus and “Notice of Your Rights Concerning Employer Securities” below.

The interests in the 401(k) Plan and the offering of Eagle Financial Bancorp, Inc. common stock have not been approved or disapproved by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Eagle Financial Bancorp, Inc. of interests or shares of common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Eagle Financial Bancorp, Inc., the Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or stock units representing an ownership interest in Eagle Financial Bancorp, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of Eagle Financial Bancorp, Inc. or any of its subsidiaries or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [________].

THE OFFERING

Securities Offered

Eagle Financial Bancorp, Inc. is offering participants in the Eagle Savings Bank 401(k) Profit Sharing Plan and Trust (the “Plan”) the opportunity to purchase stock of Eagle Financial Bancorp, Inc. through the 401(k) Plan. All purchases of common stock of Eagle Financial Bancorp, Inc. will be denominated in stock units. The stock (units) represents indirect ownership of Eagle Financial Bancorp, Inc. common stock, often referred to as “participation interests,” through the Eagle Financial Bancorp, Inc. Stock Fund established under the Plan in connection with the stock offering. The Plan may acquire up to 137,300 shares of Eagle Financial Bancorp, Inc. common stock in the stock offering. Your investment in stock in connection with the stock offering through the Eagle Financial Bancorp, Inc. Stock Fund is subject to the purchase priorities contained in the Eagle Savings Bank Plan of Conversion (“Plan of Conversion”).

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Eagle Financial Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Eagle Financial Bancorp, Inc. and the Bank is 6415 Bridgetown Road, Cincinnati, Ohio 45248. The Bank’s telephone number is (513) 574-0700.

All elections to purchase stock units in the Eagle Financial Bancorp, Inc. Stock Fund in the stock offering under the 401(k) Plan and any questions about this prospectus supplement should be addressed to Kevin Schramm, Vice President, Chief Financial Officer and Treasurer, Eagle Savings Bank, 6415 Bridgetown Road, Cincinnati, Ohio 45248.

Eagle Financial Bancorp, Inc. Stock Fund

In connection with the Conversion and stock offering, you may elect to designate a percentage of your 401(k) Plan account balance (up to 100 percent) to the Eagle Financial Bancorp, Inc. Stock Fund, to be used to purchase common stock of Eagle Financial Bancorp, Inc. issued in the stock offering at $10 per share. In making this determination, you should carefully consider the information set forth on page [__] of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Eagle Financial Bancorp, Inc. Stock Fund will purchase common stock of Eagle Financial Bancorp, Inc. at $10.00 per share to be held as stock units in accordance with your directions.

Purchase Priorities	401(k) Plan participants are eligible to direct a transfer of funds to

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the Eagle Financial Bancorp, Inc. Stock Fund. However, such directions are subject to the purchase priorities and purchase limitations in the Plan of Conversion of Eagle Savings Bank, which provides for a subscription and community offering, as described below.

In the offering, the purchase priorities are as follows and apply in the case more shares are ordered than are available for sale (an “oversubscription”):

Subscription offering:

(1)   First, to depositors of Eagle Savings Bank with $50 or more as of December 31, 2015.

(2)   Second, to Eagle Savings Bank’s and Eagle Financial Bancorp, Inc.’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan.

(3)   Third, to depositors of Eagle Savings Bank with $50 or more on deposit as of March 31, 2017 .

(4)   Fourth, to depositors of Eagle Savings Bank as of May 3, 2017 .

If there are shares remaining after all of the orders in the subscription offering have been filled, shares will be offered in a community offering with a preference to natural persons residing in Hamilton county, Ohio.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Eagle Financial Bancorp, Inc. common stock in the subscription offering. You will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the 401(k) Plan, you must complete and submit the Stock Order Form and payment, using the stock order reply envelope provided.

Additionally, or instead of placing an order outside of the 401(k) Plan through a Stock Order Form, as a 401(k) Plan participant, you may place an order for stock units through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below.

Purchases in the Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase common stock of Eagle Financial Bancorp, Inc. in the stock offering based on the designated percentage set forth in your Special Investment Election Form. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of stock units in connection with the stock offering will be removed from your existing investment options and transferred to an interest-

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bearing cash account in the Eagle Financial Bancorp, Inc. Stock Fund, pending the formal closing of the offering, several weeks later.

After the end of the stock offering period, we will determine whether all or any portion of your order may be filled (based on your purchase priority as described above and whether the stock offering is oversubscribed). The amount that can be used toward your order will be applied to the purchase of common stock of Eagle Financial Bancorp, Inc. and will be denominated in stock units in the 401(k) Plan.

In the event the stock offering is oversubscribed, i.e. there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the 401(k) Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you do not have an existing election as to the investment of future contributions, then such amounts will be transferred to and invested in the applicable Target Date Retirement Fund in the 401(k) Plan, pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition and Purpose of Stock Units

The Eagle Financial Bancorp, Inc. Stock Fund will invest 100% in the common stock of Eagle Financial Bancorp, Inc. Accordingly, the value of one stock unit will equal one share of common stock of Eagle Financial Bancorp, Inc. and a stock unit will be initially valued at $10.

Following the stock offering, each day, the stock unit value of the Eagle Financial Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the Eagle Financial Bancorp, Inc. Stock Fund at the end of the day by the total number of units held in the Eagle Financial Bancorp, Inc. Stock

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Fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, and the value of a stock unit should be the same as one share of common stock of Eagle Financial Bancorp, Inc. The market value and unit holdings of your account in the Eagle Financial Bancorp, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go on-line at any time to mypencorp.com or call (800) 848-5848 to view your account balances.

Value of the 401(k) Plan Assets

As of December 31, 2016, the market value of the assets of the Plan attributable to active and former employees of the Bank was approximately $1,373,000. The 401(k) Plan administrator informed each participant of the value of his or her account balance under the Plan as of December 31, 2016.

In Order to Participate in the Offering

Enclosed is a Special Investment Election Form on which you can elect to transfer all or a portion of your account balance in the 401(k) Plan to the Eagle Financial Bancorp, Inc. Stock Fund for the purchase of stock units at $10 each in the offering. If you wish to use all or part of your account balance in the 401(k) Plan to purchase common stock issued in the offering (which will be designated as “stock units” in the 401(k) Plan), you should indicate that decision on the Special Investment Election Form. In making this determination, you should carefully consider the information set forth on page [___] of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

If you do not wish to purchase stock units in the offering through the 401(k) Plan, you must still fill out the Special Investment Election Form and check Box D for “No Election” in Section D of the form and return the form to Kevin Schramm, Vice President, Chief Financial Officer and Treasurer, Eagle Savings Bank, as indicated below.

How to Order Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase stock units in the Eagle Financial Bancorp, Inc. Stock Fund in connection with the stock offering. This is done by following the procedures designated below. Please note the following stipulations concerning this election:

•     Using your Special Investment Election Form, you can direct all or a portion (designated as a percentage) of your current account balance to the Eagle Financial Bancorp, Inc. Stock Fund.

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•     Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•     Your election, plus any order you placed outside the 401(k) Plan, is subject to a maximum purchase of 20,000 shares which equates to $200,000.

•     The election period closes at 4:00 p.m., Eastern Time, June 8 , 2017.

•     Following the offering period for the 401(k) Plan (“401(k) offering period”), the 401(k) Plan trustee will sell the applicable percentage of each of your investment funds that you have elected to sell in order to purchase shares in the Eagle Financial Bancorp, Inc. Stock Fund and will transfer the proceeds upon settlement to the Eagle Financial Bancorp, Inc. Stock Fund. The 401(k) Plan trustee will process such sales for all participants on a single day following the 401(k) offering period and before the close of the subscription offering period. After your election is accepted, it will be rounded down to the closest dollar amount divisible by $10.00.  The difference will remain in the Eagle Financial Bancorp, Inc. Stock Fund until the offering closes and the shares are acquired by the 401(k) Plan.

•     At that time, the shares purchased based on your election will be transferred to the Eagle Financial Bancorp, Inc. Stock Fund and any remaining funds from your account will be transferred out of the Eagle Financial Bancorp, Inc. Stock Fund for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the Metlife Stable Value Fund to be reinvested by you in your discretion.

•     During the stock offering period, you will continue to have the ability to transfer amounts not invested in the Eagle Financial Bancorp, Inc. Stock Fund among all the other investment funds on a daily basis. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Eagle Financial Bancorp, Inc. Stock Fund on your Special Investment Election Form.

•     The amount you elect to transfer to the Eagle Financial Bancorp, Inc. Stock Fund needs to be segregated and held until the offering closes.  Therefore, this money is not available for distributions, loans or withdrawals until the

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transaction is completed, which is after the closing of the subscription offering period.

You are allowed only one election to transfer funds to the Eagle Financial Bancorp, Inc. Stock Fund. Follow these steps to elect to use all or part of your account balance in the 401(k) Plan to purchase shares in the stock offering:

•     Use the enclosed Special Investment Election Form to transfer all or a portion of your account balance to the Eagle Financial Bancorp, Inc. Stock Fund to purchase stock in the offering. Your interests in the fund will be represented by stock units. Indicate next to each fund in which you are invested the percentage of that fund you wish to transfer to the Eagle Financial Bancorp, Inc. Stock Fund.

•     Please print your name and social security number on the Special Investment Election Form.

•     Please complete Section D of the Special Investment Election Form– Purchaser Information - indicating your individual purchase priority and provide the information requested on your accounts in Eagle Savings Bank.

•     Sign and date the Special Investment Election Form and return it by hand delivery, regular mail or fax to the person designated immediately below.

Order Deadline

If you wish to purchase stock units representing an ownership interest in common stock of Eagle Financial Bancorp, Inc. with all or a portion of your 401(k) Plan account balances, your Special Investment Election Form must be received by Kevin Schramm ; no later than 4:00 p.m., Eastern Standard Time, on June 8, 2017 . To allow for processing, this deadline is prior to the subscription offering period deadline (which is June 15, 2017 ). If you have any questions with respect to the Special Investment Election Form, please contact Kevin Schramm, Vice President, Chief Financial Officer and Treasurer.

Irrevocability of Transfer Direction

You may not revoke your Special Investment Election Form once it has been delivered to Kevin Schramm, Vice President, Chief Financial Officer and Treasurer. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds on a daily basis.

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Other Purchases in Your Account During the Offering Period

Whether or not you choose to purchase stock in the offering through the 401(k) Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering. For example, you will be able to purchase other funds within the 401(k) Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period. Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and internet access to your account. You can only purchase stock units in the offering through the 401(k) Plan by returning your Special Investment Election Form to John Schuler by the due date. You cannot purchase stock units in the offering by means of telephone transfers or the internet. That portion of your 401(k) Plan account balance that you elect to apply towards the purchase of stock units in the offering will be irrevocably committed to such purchase.

No Additional Purchases of Eagle Financial Bancorp, Inc. Stock Fund Units after the Offering

After the Conversion closes, you will have the opportunity to direct the Plan trustee to sell any shares that you purchased in the offering. You will not have the opportunity to purchase any additional shares. Special restrictions may apply to transfers directed to and from the Eagle Financial Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Eagle Financial Bancorp, Inc.

Purchase Price of Common Stock in the Offering

The trustee will pay $10 per share of common stock in the stock offering, which will be the same price paid by all other persons for a share of common stock in the stock offering. No sales commision will be charged for common stock purchased in the stock offering.

Nature of a Participant’s Interest in the Common Stock	The common stock acquired by the trustee will be denominated in stock units in trust for the participants of the 401(k) Plan. Stock units acquired by the trustee at your direction will be allocated to your account.

Voting Rights of Common Stock	The Plan provides that you may direct the trustee as to how to vote your shares of Eagle Financial Bancorp, Inc. common stock. If the trustee does not receive your voting instructions, the trustee will be directed by Eagle Savings Bank to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Eagle Financial Bancorp, Inc. common stock held by the Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

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DESCRIPTION OF THE 401(k) PLAN

Introduction

Eagle Savings Bank originally adopted the former plan effective as of January 1, 1993. In connection with the Conversion of Eagle Savings Bank from the mutual to stock form of organization, Eagle Financial Bancorp, Inc. and the Bank desire to allow participants to purchase common stock of Eagle Financial Bancorp, Inc. in their accounts in the 401(k) Plan. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o Eagle Savings Bank, Attn: Kevin Schramm, Vice President, Chief Financial Officer and Treasurer. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

As an employee of the Bank, you are eligible to become a participant in the 401(k) Plan on the entry date coinciding with or immediately following completion of one year of service and attainment of age 21. The entry dates under the 401(k) Plan are the first day of each month.

As of December 31, 2016, there were approximately 21 active and former employees with account balances in the 401(k) Plan.

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Contributions under the 401(k) Plan

Elective Deferrals. You are permitted to defer on a pre-tax basis any whole percentage of your Compensation, from 1% up to 100%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. Your pre-tax deferrals are subject to certain restrictions imposed by the Code, and for 2017, you may defer up to $18,000 and you may defer an additional $6,000 if you qualify for catch-up contributions as described in the next paragraph. The Compensation of each participant taken into account under the 401(k) Plan is limited by the Code, and for 2017 the limit is $270,000 (this limit may change on an annual basis). Canceling or changing your contribution percentage can be accomplished either over the telephone or over the internet at any time.

Catch-up Contributions. If you have made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year, which is December 31), you are also eligible to make an additional catch-up contribution. In 2017, the maximum catch-up contribution is $6,000. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.

Discretionary Employer Contributions. Discretionary employer contributions may be made for each plan year in an amount determined by the Bank.

Limitations on Contributions

Contribution Limits. For the Plan Year beginning January 1, 2017, the amount of your elective deferrals may not exceed $18,000 per calendar year, or $24,000, if you are eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

The total amount of contributions that you make and any contribution your employer makes on your behalf to your account in one year is limited to the lesser of 100% of your compensation or $54,000 (for 2017), or if applicable, $60,000 (for 2017) including catch-up contributions.

Rollovers. You may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your elective

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deferral contributions. You will become vested in discretionary employer contributions at the rate of 20% per year, commencing upon completion of two years of service, and will become 100% vested upon completion of six years of service. You will also become 100% vested in your entire account in the event you attain normal retirement age (age 65), you die or you are disabled.

Distribution at Termination of Employment. You will be entitled to receive a distribution of the vested amounts in your account when your employment terminates for any reason. Your benefit will be equal to the vested balance of your account. The Plan will make involuntary cash-out distributions of vested account balances in accordance with the 401(k) Plan. If you are not a 5% or more owner of your employer, your required benefit commencement date is the April 1st following the close of the year in which the later occurs: you attain age 70 ½ or you terminate employment.

Distribution after Death of Participant. In the event of your death, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Prior to the effective date of the offering, you were provided the opportunity to direct the investments of your account into one of the investment options described below.

Performance History

The following table provides performance data with respect to the investment funds in the 401(k) Plan:

	Expense	Total Returns as of December 31, 2016
Fund Name	Ratio	1 Year	3 Year	5 Year	10 Year
Metlife Stable Value	1.30%	1.62%	1.76%	2.03%	2.97%
JP Morgan Government Bond	0.75%	1.29%	2.40%	1.29%	4.12%
Metro West Total Return Bond	0.79%	2.11%	2.55%	3.68%	5.54%
PIMCO Income	1.10%	8.02%	5.48%	8.23%	—
American Balanced Fund	0.94%	8.24%	5.98%	10.45	6.17%
MFS Value Fund	1.11%	13.56%	7.33%	14.12%	6.35%
Columbia Contrarian Core Fund	1.06%	8.35%	7.85%	14.98%	8.59%
Vanguard 500 Index Fund	0.05%	11.93%	8.84%	14.62%	6.94%
MFS Growth Fund	0.97%	2.21%	5.91%	13.65%	8.53%
J Hancock Disciplined Value Mid Cap Fund	1.13%	15.01%	9.76%	16.79%	10.34%
Principal MidCap Fund	1.16%	9.70%	7.50%	14.37%	9.40%
Delaware Small Cap Value Fund	1.21%	31.02%	8.91%	14.07%	7.81%
Janus Triton Fund	1.17%	10.14%	6.67%	13.90%	10.63%
Am. Funds Cap. World Gro. & Inc. Fund	1.09%	6.15%	2.38%	9.67%	4.06%
Am. Funds EuroPacific Growth Fund	1.14%	0.39%	(1.23)%	6.54%	2.32%
Am. Funds New World Fund	1.34%	3.60%	(2.29)%	4.09%	2.77%

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Description of the Investment Funds

The following is a description of each of the funds:

MetLife Stable Value Fund. The Fund provides a guarantee of both principal and interest for participant-initiated withdrawals.

JP Morgan Government Bond Fund. The Fund seeks a high level of current income with liquidity and safety of principal. The Fund principally invests in securities issued by the U.S. government and its agencies and instrumentalities and related to securities issued by the U.S. government and its agencies and instruments.

Metropolitan West Total Return Bond Fund. The Fund seeks to maximize long-term total return. The Fund invests primarily in investment g-income securities. Normally the portfolio duration is two to eight years. The Fund may invest in securities of varying maturities issued by domestic and foreign corporations and governments.

PIMCO Income Fund. The Fund seeks to maximize current income; long-term capital appreciation is a secondary objective. The Fund invests at least 65% of its total assets in a multi-sector portfolio of fixed income instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. It may invest up to 50% of its total assets in high yield securities rated below investment grade but rated at least Caa by Moody’s, or equivalently rated by S&P or Finch, or if unrated, determined by PIMCO to be of comparable quality.

American Balanced Fund. The Fund seeks conservation of capital, current income and long-term growth of capital and income. The Fund invests in a broad range of securities, including common stocks and investment-grade bonds. The Fund also invests in securities issued and guaranteed by the U.S. government and by federal agencies and instrumentalities.

MFS Value Fund. The Fund seeks capital appreciation. The Fund normally invests primarily in equity securities. Equity securities include common stocks and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. It focuses on investing its assets in the stocks of companies it believes are undervalued compared to their perceived worth (value companies).

Columbia Contrarian Core Fund. The Fund seeks total return, consisting of long-term capital appreciation and current income. The Fund normally invests primarily in equity securities of U.S. companies that have large market capitalizations that are believed to be undervalued and have the potential for long-term growth and current income.

Vanguard 500 Index Fund. The Fund seeks to track the performance of the S&P 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. The Fund invests all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the Index.

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MFS Growth Fund. The Fund seeks capital appreciation. The Fund normally invests primarily in equity securities which include common stocks and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. The Fund focuses on investing its assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies).

J Hancock Disciplined Value Mid Cap Fund. The Fund seeks long-term growth of capital with current income as a secondary objective. The Fund normally invests primarily in a diversified portfolio consisting primarily of equity securities, such as common stocks, of issuers with medium market capitalizations, and identified by the manager as having value characteristics. It may also invest up to 20% of its total assets in foreign currency-denominated securities.

Principal MidCap Fund. The Fund seeks long-term growth of capital. The fund normally invests primarily in equity securities of companies with medium market capitalizations at the time of purchase. For this Fund, companies with medium market capitalizations are those with market capitalizations within the range of companies comprising the Russell Midcap Index. The Fund invests in foreign securities.

Delaware Small Cap Value Fund. The Fund seeks capital appreciation. The Fund invests primarily in investments of small companies whose stock prices appear low relative to their underlying value or future potential.

Janus Triton Fund. The Fund seeks long-term growth of capital. The Fund invests in equity securities, primarily common stocks, of small- and medium-sized companies selected for their growth potential. The Fund may invest in foreign securities, which may include investments in emerging markets.

Am. Funds Cap. World Gro. & Inc. Fund. The Fund seeks long-term growth of capital while providing current income. The Fund normally invests primarily in common stocks of well-established companies located around the world, many of which have the potential to pay dividends. It invests, on a global basis, in common stocks that are denominated in U.S. dollars or other currencies. It will normally invest a significant portion of its assets in securities of issuers domiciled outside the U.S., including those based in developing countries.

American Funds EuroPacific Growth Fund. The Fund seeks long-term growth of capital. The Fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment advisor believes have the potential for growth. Growth stocks are stocks that the investment advisor believes have the potential for above-average capital appreciation. The Fund may invest a portion of its assets in common stocks and other securities of companies in emerging markets.

American Funds New World Fund. The Fund seeks long-term capital appreciation. The Fund normally invests primarily in common stocks of companies with significant exposure to countries with developing economies and/or markets. Under normal market conditions, the Fund will invest at least 35% of its assets in equity and debt securities of issuers primarily based in qualified countries that have developing economies and/or markets.

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An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Eagle Financial Bancorp, Inc. Stock Fund

In connection with the stock offering, the 401(k) Plan now offers the Eagle Financial Bancorp, Inc. Stock Fund as an additional choice to the investment options described above. Eagle Financial Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of Eagle Financial Bancorp, Inc. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 100% of your 401(k) Plan account in Eagle Financial Bancorp, Inc. Stock Fund as a one-time special election.

As of the date of this prospectus supplement, there is no established market for Eagle Financial Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of Eagle Financial Bancorp, Inc. Stock Fund. Performance of Eagle Financial Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Eagle Financial Bancorp, Inc. and the Bank and market conditions for shares of Eagle Financial Bancorp, Inc. common stock generally.

Investments in Eagle Financial Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of Eagle Financial Bancorp, Inc. In making a decision to invest all or a part of your account balance in the Eagle Financial Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page 19 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page [__] of the attached prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the Bank. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 ½, regardless of whether such a withdrawal occurs during his or her employment with the Bank or after termination of employment.

Withdrawal from your Account prior to Retirement. Once you have attained age 59 ½, you may request distribution of all or part of the amounts credited to your accounts attributable to elective deferrals, nonelective contributions and matching contributions.

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Hardship Withdrawals. If you incur a financial hardship, you may request a withdrawal from the portion of your account attributable to your pre-tax and after-tax elective deferrals.

Rollover Contributions. You may withdraw amounts you contributed to the 401(k) Plan as a rollover contribution at any time.

Loan. You may request a loan from your account pursuant to the procedures established in the 401(k) Plan.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is the Board of Directors of the Bank.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the Plan administrator. The address of the Plan administrator is Eagle Savings Bank, 6415 Bridgetown Road, Cincinnati, Ohio 45248. The Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you can go on-line to mypencorp.com or call (800) 848-5848 at any time to review your account balances.

Amendment and Termination

It is the intention of the Bank to continue the 401(k) Plan indefinitely. Nevertheless, the Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. The Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than

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the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)          the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)          participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)          earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

The Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by the Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by the Bank, which is included in the distribution.

Eagle Financial Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Eagle Financial Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Eagle Financial Bancorp, Inc. common stock, that is, the excess of the value of Eagle Financial Bancorp, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Eagle Financial Bancorp, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Eagle Financial Bancorp, Inc. common

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stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Eagle Financial Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Eagle Financial Bancorp, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Eagle Financial Bancorp, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as Eagle Financial Bancorp, Inc. common stock. Because you may in the future have investments in Eagle Financial Bancorp, Inc. Stock Fund under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the Eagle Financial Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the Eagle Financial Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Eagle Financial Bancorp, Inc. common stock through the 401(k) Plan.

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It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Bank, the Plan Administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Eagle Financial Bancorp, Inc. common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Eagle Financial Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Eagle Financial Bancorp, Inc. the individual must fill out a Form 3 reporting initial beneficial ownership and file it with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Eagle Financial Bancorp, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Eagle Financial Bancorp, Inc. Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Eagle Financial Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Eagle Financial Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Eagle Financial Bancorp, Inc.’s common stock resulting from non-exempt purchases and sales of Eagle Financial Bancorp, Inc. common stock within any six-month period.

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The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases within the Eagle Financial Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2016, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Eagle Financial Bancorp, Inc. in connection with Eagle Financial Bancorp, Inc.’s stock offering.

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PROSPECTUS

EAGLE FINANCIAL BANCORP, INC.

(Proposed Holding Company for Eagle Savings Bank)

Up to 1,915,000 shares of Common Stock

(Subject to Increase to up to 2,208,250 shares)

Eagle Financial Bancorp, Inc., a Maryland corporation and the proposed holding company for Eagle Savings Bank, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Eagle Savings Bank from the mutual to the stock form of organization. In addition to the shares that we will sell in the offering, we intend to establish a charitable foundation in connection with the conversion and contribute to it $400,000 of our common stock and $100,000 of cash. There is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “EFBI” upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 1,915,000 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 2,208,250 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 1,405,000 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible current and former depositors of Eagle Savings Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Hamilton County, Ohio. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by Keefe, Bruyette & Woods, Inc.

The minimum number of shares of common stock you may order is 25 shares. Generally, the maximum number of shares of common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 20,000 shares ($200,000), and no person together with an associate or group of persons acting in concert may purchase more than 40,000 shares ($400,000) in the offering.

The offering is expected to expire at 2:00 p.m., Eastern Time, on June 15, 2017 . We may extend this expiration date without notice to you until July 31, 2017 . The Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation may approve a later date, which may not be beyond June 27, 2019 . Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond July 31, 2017 , or the number of shares of common stock to be sold is increased to more than 2,208,250 shares or decreased to less than 1,405,000 shares. If the offering is extended past July 31, 2017 , we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.15 % per annum. If the number of shares to be sold is increased to more than 2,208,250 shares or decreased to less than 1,405,000 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.15 % per annum. All subscribers will be resolicited and given an opportunity to place a new order within a specified period of time. Funds received in the subscription and the community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Eagle Savings Bank and will earn interest at 0.15 % per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock in the offering on a best efforts basis. Keefe, Bruyette & Woods, Inc. is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,405,000	1,660,000	1,915,000	2,208,250
Gross offering proceeds	$14,050,000	$16,600,000	$19,150,000	$22,082,500
Estimated offering expenses, excluding selling agent commissions	$860,000	$860,000	$860,000	$860,000
Selling agent commissions (1)	$390,000	$390,000	$390,000	$390,000
Estimated net proceeds	$12,800,000	$15,350,000	$17,900,000	$20,832,500
Estimated net proceeds per share	$9.11	$9.25	$9.35	$9.43

(1)	Selling agent commissions shown assume that all shares are sold in the subscription and community offerings. The amounts shown include: (i) fees and selling commissions payable by us to Keefe, Bruyette & Woods, Inc. in connection with the subscription and community offerings equal to $250,000; and (ii) expenses of the offering payable to Keefe, Bruyette & Woods, Inc. in the subscription and community offerings of up to $105,000. Selling agent commissions on a per share basis amount to $0.28, $0.23, $0.20 and $0.18, at the minimum, midpoint, maximum and adjusted maximum levels of the offering, respectively. See “The Conversion and Offering—Marketing and Distribution; Compensation” on page 130 for information regarding compensation to be received by Keefe, Bruyette & Woods, Inc., and compensation that may be received by the other broker-dealers that may participate in a syndicated community offering. If all shares of common stock were sold in a syndicated community offering, the maximum selling agent commissions would be 6.0% of the aggregate offering dollar amount of all shares sold in the syndicated community offering (net of shares purchased by our directors and executive officers and shares purchased by our employee stock ownership plan), or approximately $651,840, $792,600, $933,360 and $1,095,234 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 16.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Ohio Division of Financial Institutions, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods

A Stifel Company

For assistance, please contact the Stock Information Center, toll-free, at (877) 892-9472 .

The date of this prospectus is [Prospectus Date].

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SUMMARY

The following summary explains the significant aspects of Eagle Savings Bank’s mutual-to-stock conversion and the related offering of Eagle Financial Bancorp, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to Eagle Financial Bancorp, Inc. and Eagle Savings Bank, unless the context indicates another meaning. In addition, we sometimes refer to Eagle Financial Bancorp, Inc. as “Eagle Financial Bancorp, Inc.,” and to Eagle Savings Bank as the “Bank.”

Eagle Savings Bank

Eagle Savings Bank is an Ohio chartered mutual savings and loan association that was originally organized in 1882 under the name The Price Hill Eagle Loan and Building Company No. 1 in the community of East Price Hill for the purposes of promoting savings and home ownership. The Bank changed its name to Eagle Savings Bank in 1996. We conduct our business from our main office and two branch offices. All of our offices are located in Hamilton County, Ohio. Our primary deposit-taking market includes the local communities surrounding our bank offices. Our primary lending market is Hamilton County, Ohio, and the adjoining counties of Butler, Warren and Clermont Counties in Ohio, Boone, Kenton and Campbell Counties in Kentucky, and Dearborn County in Indiana. At December 31, 2016, Eagle Savings Bank had assets of $116.0 million, net loans of $83.0 million, deposits of $100.0 million and total retained earnings of $13.5 million.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential real estate loans, commercial real estate and land loans, construction loans and home equity loans and lines of credit. To a lesser extent, we also make commercial business loans, multi-family real estate loans and other consumer loans. At December 31, 2016, $47.7 million, or 53.2% of our total loan portfolio, was comprised of one- to four-family residential real estate loans. At that same date, $13.6 million, or 15.2% of our total loan portfolio, was comprised of commercial real estate and land loans, and $14.6 million, or 16.3% of our total loan portfolio, was comprised of consumer loans, all but $32,000 of which were home equity loans and lines of credit.

We also emphasize our mortgage banking operations. Our revenue from gain on sales of one- to four-family mortgage loans was $2.1 million and $1.6 million for the years ended December 31, 2016 and 2015, respectively. We intend to expand our one- to four-family mortgage lending business, including the addition of up to six new commission-based mortgage lenders over the next three years.

We offer a variety of deposit accounts, including checking accounts, savings accounts, money market demand accounts and certificate of deposit accounts. We utilize advances from the Federal Home Loan Bank of Cincinnati (the “FHLB-Cincinnati”) for asset/liability management purposes and, from time to time, for additional funding for our operations. At December 31, 2016, we had $28,000 in advances outstanding with the FHLB-Cincinnati.

Eagle Savings Bank is subject to comprehensive regulation and examination by its primary federal regulator, the Federal Deposit Insurance Corporation (the “FDIC”), and by its state regulator, the Ohio Division of Financial Institutions (the “ODFI”).

Our executive office is located at 6415 Bridgetown Road, Cincinnati, Ohio 45248, and our telephone number at this address is (513) 574-0700. Our website address is www.eaglesavings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers by emphasizing personalized and efficient customer service. We are a very small financial institution, and we believe that managing prudent yet consistent asset growth in order to increase revenue is critical to our long-term success. Following the conversion and offering, we will focus on increasing our portfolio of shorter term, higher yielding loans, continuing to grow our mortgage banking operations and increasing our “core” deposit base. Highlights of our current business strategy include:

•	continuing to expand our mortgage banking operations;

•	growing our portfolios of shorter term, higher yielding loans, including commercial business loans, commercial real estate loans, construction loans and home equity loans and lines of credit;

•	increasing our “core” deposit base;

•	implementing a managed growth strategy while maintaining high asset quality; and

•	remaining a community-oriented institution.

During the past year, we have hired new senior officers and credit support staff to support the managed growth of our lending operations using the proceeds of the offering. In May, 2016 we hired W. Raymond McCleese, our Vice President of Commercial Lending, with seven years of commercial lending experience in our market. Mr. McCleese joins our President and Chief Executive Officer, Gary J. Koester, with 40 years of experience with the Bank, including commercial and residential real estate lending in our market. In early 2017, we also hired an additional commercial lending underwriter with 30 years of experience. He joins our credit administrator with 10 years of experience with the Bank and over 30 years of experience in the banking industry including service with regulatory agencies where he was an examination specialist with respect to commercial business, retail, consumer, agriculture and commercial real estate lending. In addition, in July 2016 we added Patricia L. Walter, our Executive Vice President, who has 12 years of experience in the banking industry, including accounting and financial reporting.

We consider commercial real estate lending, construction lending, home equity lending and mortgage banking to be part of our core competencies and historical strengths.

The strategies listed above are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our business strategy.

A full description of our products and services begins on page 72 of this prospectus under the heading “Business of Eagle Savings Bank.”

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Eagle Financial Bancorp, Inc.

The shares being offered will be issued by Eagle Financial Bancorp, Inc. a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Eagle Savings Bank upon completion of Eagle Savings Bank’s mutual-to-stock conversion. Eagle Financial Bancorp, Inc. was incorporated on February 17, 2017 and has not engaged in any business to date. Upon completion of the conversion, Eagle Financial Bancorp, Inc. will register as a savings and loan holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”).

Eagle Financial Bancorp, Inc.’s executive and administrative office is located at 6415 Bridgetown Road, Cincinnati, Ohio 45248, and its telephone number at this address is (513) 574-0700.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Eagle Savings Bank will convert from an Ohio-chartered mutual (meaning no stockholders) savings and loan association to an Ohio-chartered stock savings and loan association. As part of the conversion, Eagle Financial Bancorp, Inc., the newly formed proposed holding company for Eagle Savings Bank, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, Eagle Financial Bancorp, Inc. will be 100% owned by stockholders and Eagle Savings Bank will be a wholly-owned subsidiary of Eagle Financial Bancorp, Inc. A full description of the conversion begins on page 117 of this prospectus under the heading “The Conversion and Offering.”

Reasons for the Conversion and Offering

Our primary reasons for converting and raising additional capital through the offering are:

•	to increase our capital to support our strategic plan, which includes managed growth, increasing our mortgage banking operations and diversifying our lending;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations;

•	to offer our customers and employees an opportunity to purchase our stock;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and

•	to support our local communities through establishing and funding a charitable foundation.

We believe the stock form of organization will better support the expansion of the products and services we can offer our customers. Management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while remaining an independent community-oriented institution.

As of December 31, 2016, Eagle Savings Bank was considered “well capitalized” for regulatory purposes. As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

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See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

We are offering between 1,405,000 shares and 1,915,000 shares of common stock to eligible depositors of Eagle Savings Bank and to our tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Hamilton County, Ohio. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 2,208,250 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock offered is increased to more than 2,208,250 shares or decreased to fewer than 1,405,000 shares, or the offering is extended beyond July 31, 2017 , subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past July 31, 2017 , we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.15 % per annum. If the number of shares to be sold is increased to more than 2,208,250 shares or decreased to less than 1,405,000 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.15 % per annum. We will give these subscribers an opportunity to place new orders for a specified period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of Eagle Financial Bancorp, Inc., assuming the conversion and offering are completed and the charitable foundation has been established and the contribution of shares of common stock and cash to it has been made. Keller & Company, Inc., our independent appraiser, has estimated that, as of February 21, 2017, this market value, including the shares to be issued to the charitable foundation, was $17.0 million. By regulation, this market value forms the midpoint of our valuation range with a minimum of $14.5 million and a maximum of $19.6 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 1,405,000 shares to 1,915,000 shares. We may sell up to 2,208,250 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Eagle Savings Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded thrift holding companies with assets between $335.0 million and $777.5 million as of February 21, 2017 that Keller & Company, Inc. considers comparable to Eagle Financial Bancorp, Inc. The larger asset size of the comparable group is

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related to the fact that one of the general parameters for the selection of the comparables is that they must all be traded on one of the three major stock exchanges—the NYSE, American Stock Exchange or NASDAQ. Most of the converting institutions of our asset size are not eligible for listing on such a stock exchange. As a result, these financial institutions are noticeably larger in size than Eagle Financial Bancorp, Inc. See “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

The following table presents a summary of selected pricing ratios for the peer group companies and for Eagle Financial Bancorp, Inc. (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal. These ratios are based on Eagle Financial Bancorp, Inc.’s book value, tangible book value and “core” earnings, where earnings have been adjusted by Keller & Company, Inc. to omit certain non-recurring income and expense items, as of and for the 12 months ended December 31, 2016. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 21, 2017. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 35.52% on a price-to-book value basis and a discount of 39.90% on a price-to-tangible book value basis.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
Eagle Financial Bancorp, Inc. (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	29.72	x	70.96%	70.96%
Maximum	26.00	x	67.18%	67.18%
Midpoint	22.74	x	63.30%	63.30%
Minimum	19.43	x	58.71%	58.71%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	21.20	x	98.17%	105.33%
Medians	17.16	x	100.78%	105.08%

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

After-Market Stock Price Performance

The following table presents stock price performance information for all standard mutual-to-stock conversions completed between December 31, 2015 and February 21, 2017. These companies did not constitute the group of ten comparable public companies utilized in Keller & Company, Inc.’s valuation analysis.

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Mutual-to-Stock Conversion Offerings with Closing Dates between December 31, 2015 and February 21, 2017
			Percentage Price Change From Initial Trading Date
Company Name and Ticker Symbol	Conversion Date	Exchange	One Day	One Week	One Month	Through February 21, 2017

Best Hometown Bancorp, Inc. (BTHT)	4/30/2016	OTC Pink	8.50%	8.50%	8.50%	8.50%
Community Savings Bancorp, Inc. (CCSB)	1/10/2017	OTC Pink	30.00%	30.00%	30.00%	30.00%
HV Bancorp, Inc. (HVBC)	1/12/2017	NASDAQ	36.70%	41.30%	39.90%	41.80%

Average			25.07%	26.60%	26.13%	36.43%
Median			30.00%	30.00%	30.00%	30.00%

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. None of the companies listed in the table above are exactly similar to Eagle Financial Bancorp, Inc., the pricing ratios for their stock offerings may have been different from the pricing ratios for Eagle Financial Bancorp, Inc. shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions. Furthermore, this table presents only short-term performance with respect to companies that recently completed their mutual-to-stock conversions and may not be indicative of the longer-term stock price performance of these companies. The performance of these stocks may not be indicative of how our stock will perform.

Our stock price may trade below $10.00 per share, as the stock prices of certain mutual-to-stock conversions have decreased below the initial offering price. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

How We Intend to Use the Proceeds From the Stock Offering

We anticipate that Eagle Financial Bancorp, Inc. will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $6.4 million, $7.7 million, $9.0 million and $10.4 million, respectively, of the net proceeds from the stock offering in Eagle Savings Bank. Of the remaining funds, we intend that Eagle Financial Bancorp, Inc. will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, contribute $100,000 of cash to the charitable foundation, and retain the remainder of the net proceeds from the offering. Assuming we sell 1,660,000 shares of common stock in the stock offering and have net proceeds of $15.4 million, we anticipate that Eagle Financial Bancorp, Inc. will invest $7.7 million in Eagle Savings Bank, loan $1.4 million to our employee stock ownership plan to fund its purchase of shares of common stock, use $100,000 of the net proceeds to fund the cash contribution to the charitable foundation, and retain the remaining $6.3 million of the net proceeds.

Eagle Financial Bancorp, Inc. may use the remaining funds that it retains to pay cash dividends (if declared by our board of directors), to repurchase shares of common stock (subject to compliance with regulatory requirements), for investments, or for other general corporate purposes. Eagle Savings Bank intends to use the net proceeds it receives from us to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing new branches or loan production offices, or acquiring other financial institutions or branches thereof, as opportunities arise, or for general corporate purposes. We currently have no specific plans, understandings or agreements to establish a new branch or loan production office, or to acquire any financial institution or branch thereof.

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For more information on the proposed use of the proceeds from the offering, see “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	First, to depositors with accounts at Eagle Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2015.

(ii)	Second, to our tax-qualified employee benefit plans (including Eagle Savings Bank’s employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock issued in the conversion, including shares contributed to the charitable foundation.

(iii)	Third, to depositors with accounts at Eagle Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2017 .

(iv)	Fourth, to depositors of Eagle Savings Bank at the close of business on May 3, 2017 .

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Hamilton County, Ohio. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in whole or in part, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

To ensure proper allocation of stock, each eligible depositor must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at December 31, 2015, March 31, 2017 or May 3, 2017 as applicable. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation. We will attempt to identify your ownership in all accounts but cannot guarantee we will identify all accounts in which you had an ownership interest. Our interpretations of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering in accordance with our plan of conversion. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

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Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than the greater of: (i) 20,000 shares ($200,000) of common stock; (ii) 0.10% of the total number of shares of common stock issued in the offering, or (iii) 15 times the number of shares offered multiplied by a fraction of which the numerator is the depositor’s total deposit balance (as of the eligibility record date or supplemental eligibility record date, as applicable) and the denominator is the aggregate of all deposits (as of the eligibility record date or supplemental eligibility record date, as applicable). If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 40,000 shares ($400,000) of common stock:

•	your spouse or relatives of you or your spouse who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 40,000 shares ($400,000). See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

Subject to regulatory approval, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable directly to Eagle Financial Bancorp, Inc.; or

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from the types of Eagle Savings Bank deposit accounts identified on the stock order form.

Please do not submit cash or wire transfers. Eagle Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use an Eagle Savings Bank line of credit check or any type of third-party check to pay for shares of common stock. On the stock order form, you may not designate withdrawal from Eagle Savings Bank accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Funds received in the subscription and community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Eagle Savings Bank and will earn interest at 0.15 % per annum until

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completion or termination of the offering. You may not authorize direct withdrawal from an Eagle Savings Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed stock order form, together with full payment payable to Eagle Financial Bancorp, Inc. or authorization to withdraw funds from one or more of your Eagle Savings Bank deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern Time, on June 15, 2017 . You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Eagle Savings Bank’s office, located at 6415 Bridgetown Road, Cincinnati, Ohio. Please do not mail stock order forms to Eagle Savings Bank. Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond July 31, 2017 , or the number of shares of common stock to be sold is increased to more than 2,208,250 shares or decreased to less than 1,405,000 shares.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Eagle Savings Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the June 15, 2017 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Eagle Savings Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares—Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights. In addition, we intend to advise the appropriate federal and state agencies of any person who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all qualifying accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide

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this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 208,000 shares ($2.1 million) of common stock in the offering, representing 14.4% of shares to be issued at the minimum of the offering range (including shares contributed to the charitable foundation). However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Our directors and executive officers will be subject to the same purchase limitations as other participants in the offering set forth under “—Limits on How Much Common Stock You May Purchase.”

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 2:00 p.m., Eastern Time, on June 15, 2017 , unless we extend the community offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern Time, on June 15, 2017 , whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares—Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,405,000 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the offering beyond July 31, 2017 .

If we extend the offering past July 31, 2017 , we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.15 % per annum from the date the stock order was processed. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be and, in our sole discretion, other subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit.

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Conditions to Completion of the Conversion

The board of directors of Eagle Savings Bank has approved the plan of conversion. In addition, the FDIC has issued its intent to approve the conversion subject to certain conditions, the ODFI has authorized the use of this prospectus and the proxy materials to be sent to members, and the Federal Reserve Board has approved our holding company application. We cannot complete the conversion unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members of Eagle Savings Bank (depositors of Eagle Savings Bank) as of May 3, 2017 ;

•	The proposed amendments to the articles of incorporation and constitution of Eagle Savings Bank to become a stock institution are approved by at least two-thirds of the votes cast by members;

•	We have received orders for at least the minimum number of shares of common stock offered; and

•	We receive all required final regulatory approvals, including approval from the ODFI of the conversion application and holding company application, and the final approval from the FDIC to complete the conversion and offering.

Any approval by the ODFI, the FDIC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. See “Our Dividend Policy” for additional information regarding our dividend policy.

Market for Common Stock

We have never issued capital stock and there is no established market for our common stock. We anticipate that the common stock sold in the offering will be listed on the Nasdaq Capital Market under the symbol “EFBI” following the completion of the stock offering. Keefe, Bruyette & Woods, Inc. currently intends to make a market in the shares of our common stock, but is under no obligation to do so. Due to the small size of the offering, an active and liquid market for our common stock is not expected to develop. See “Market for the Common Stock.”

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the

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stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described above in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our pro forma market value has increased, we may sell up to 2,208,250 shares in the offering without further notice to you. If our pro forma market value at that time is either below $14.5 million or above $22.5 million, then, after consulting with the ODFI and the FDIC, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.15 % per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the ODFI, the FDIC, the Federal Reserve Board, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.15 % per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Eagle Savings Bank that is being called to vote on the conversion, and at any time after member approval with the concurrence of the ODFI and the FDIC. If we terminate the offering, we will promptly return funds, as described above.

Our Contribution of Shares of Common Stock to the Charitable Foundation

To further our commitment to our local community, we intend to establish and fund a charitable foundation as part of the conversion and offering. Assuming we receive regulatory approval, we intend to contribute to the charitable foundation $400,000 of our common stock (based on $10 per share) and $100,000 of cash. As a result of the contribution, we expect to record an after-tax expense of approximately $330,000 during the quarter in which the conversion and offering is completed.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The contribution of common stock and cash to the charitable foundation will:

•	with respect to the contribution of shares of common stock, dilute the voting interests of purchasers of shares of our common stock in the offering; and

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•	result in an expense, and a reduction in capital, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The amount of common stock that we would offer for sale would be greater if the offering were to be completed without the establishment and funding of the charitable foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see “Risk Factors—The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2017”, “Risk Factors—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits”, “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Eagle Savings Bank Charitable Foundation.”

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we issue in the conversion, including shares that we contribute to the charitable foundation. If we receive orders in the subscription offering for more shares of common stock than would permit the employee stock ownership plan’s subscription order to be filled in whole in the subscription offering, then the employee stock ownership plan may, with prior regulatory approval, purchase shares to fill, in whole or in part, its order in the open market following completion of the conversion. For further information, see “Management—Benefit Plans and Agreements—Employee Stock Ownership Plan.”

Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. Subject to market conditions and receipt of regulatory approval, and regardless of whether shares are available for purchase by the employee stock ownership plan in the subscription offering, the employee stock ownership plan may elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

We also intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable FDIC regulations. If adopted within 12 months following the completion of the conversion, the FDIC conversion regulations would allow for the stock-based benefit plans to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering and contributed to the charitable foundation, or up to 78,200 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares equal to not more than 10% of the total shares of common stock sold in the offering and contributed to the charitable foundation, or up to 195,500 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plans are adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above may no longer apply, and we may adopt stock-based benefit plans encompassing more than 273,700 shares of our common stock assuming the maximum of the offering range, subject to any applicable regulatory approvals. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or whether we will present these plans for stockholder approval more than 12 months after the completion of the conversion.

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The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering and Eagle Savings Bank has at least a 10% tangible capital to assets ratio at that time. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued	From Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
					(In thousands)

Employee stock ownership plan	115,600	156,400	8.00%	n/a (3)	$1,156,000	$1,564,000
Stock awards	57,800	78,200	4.00	3.85%	578,000	782,000
Stock options	144,500	195,500	10.00	9.09%	348,245	471,155
Total	317,900	430,100	22.00%	12.28%	$2,082,245	$2,817,155

(1)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.
(2)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.41 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 1.46%; and a volatility rate of 14.13%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

In addition to the stock-based benefit plans that we may adopt, upon completion of the conversion and subject to regulatory approval, Eagle Financial Bancorp, Inc. and Eagle Savings Bank intend to enter into employment agreements with Gary J. Koester, our President and Chief Executive Officer, Kevin Schramm, our Vice President, Chief Financial Officer & Treasurer, and our two other executive officers. See “Management—Executive Compensation” in this prospectus for a further discussion of the agreements with Messrs. Koester and Schramm, including their terms and potential costs, as well as a description of other benefits arrangements.

Tax Consequences

Eagle Savings Bank and Eagle Financial Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights. Eagle Savings Bank and Eagle Financial Bancorp, Inc. have also received an opinion of BKD, LLP regarding the material Ohio state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Eagle Savings Bank, Eagle Financial Bancorp, Inc. or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

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Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

As an “emerging growth company”, we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (877) 892-9472 . The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

Delivery of Prospectus

To ensure that each person receives a prospectus at least 48 hours before the deadline for orders for common stock, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by any means other than U.S. mail.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Our business strategy includes significant growth of our assets and liabilities, including increasing and diversifying our lending operations, which will increase our fixed expenses. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Our strategic plan contemplates significant growth in assets and liabilities over the next several years. Specifically, we intend to increase our commercial real estate loans, commercial business loans, construction loans and home equity loans and lines of credit, while attracting favorably priced deposits to fund our increased lending. In addition, we intend to significantly grow our mortgage banking operations. We have incurred, and will continue to incur, additional expenses due to the implementation of our strategic plan, including salaries and occupancy expense related to new lending officers and related support staff. Many of these increased expenses are considered fixed expenses. Unless we can successfully implement our strategic plan, our financial condition and results of operations will be negatively affected by increased costs.

The successful implementation of our strategic plan will require, among other things, that we increase our market share by attracting both new borrowers and new deposit customers that currently bank at other financial institutions in our market area. In addition, our ability to successfully grow will depend on several factors, including continued favorable market conditions, the competitive responses from other financial institutions in our market area, and our ability to maintain high asset quality as we increase our commercial real estate loans, commercial business loans, construction loans and home equity loans and lines of credit. While we believe we have the management resources and internal systems in place to successfully manage our future growth, growth opportunities may not be available and we may not be successful in implementing our business strategy. Further, our new strategic plan, even if successfully implemented, may not ultimately produce positive results.

An increase in interest rates or a change in market conditions could reduce our mortgage banking revenues, which would negatively impact our non-interest income.

We sell residential mortgage loans in the secondary market, which provides a significant portion of our non-interest income. We generate mortgage revenues primarily from gains on the sale of mortgage loans to investors on a servicing-released basis. For the year ended December 31, 2016, loan sales made up approximately 64.2% of our non-interest income and 29.9% of our revenue. We also earn interest on loans held for sale while they are awaiting delivery to our investors. We intend to increase our mortgage banking operations, including adding up to six additional commission-based mortgage lenders. In a rising or higher interest rate environment, our originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage banking revenues. The Federal Reserve Board has increased interest rates recently. While, market interest rates are still well below the historical average, the Federal Reserve Board has indicated that it will continue to increase interest rates depending on market conditions. Any resulting decrease in our mortgage banking revenues would have a negative impact on our results of operations.

In addition, our results of operations are affected by the amount of non-interest expenses associated with mortgage banking activities, such as salaries and employee benefits, occupancy,

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equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

If there are higher than expected losses on loans that we have previously sold, or if we are forced to repurchase such loans, it would negatively affect our earnings.

One of our primary business operations is our mortgage banking, which involves originating residential mortgage loans for sale in the secondary market, primarily to the FHLB-Cincinnati through the Mortgage Purchase Program (“MPP”). Under the terms of the MPP, we are required to maintain a Lender Risk Account (“LRA”). The LRA consists of amounts withheld from the loan sale proceeds by the FHLB-Cincinnati for absorbing inherent losses that are probable on the loans we sell. These withheld funds are an asset to the Company as they are scheduled to be paid to the Company in future years, net of any credit losses on the loans sold. If there are higher than estimated losses on the loans we have sold to the FHLB-Cincinnati through the MPP, the amount of the LRA would be reduced through a charge to earnings, which would reduce our earnings and capital. For a further discussion of the MPP, see Note 4 to the Notes to Financial Statements included in this prospectus.

In addition, our loans sold in the secondary market have agreements that contain representations and warranties related to, among other things, the origination and characteristics of the mortgage loans.  We may be required to repurchase mortgage loans that we have sold in cases of borrower default or breaches of these representations and warranties.  If we are required to repurchase mortgage loans or provide indemnification or other recourse, this could significantly increase our costs and thereby affect our future earnings.

Our business may be adversely affected by credit risk associated with residential property.

At December 31, 2016, $47.7 million, or 53.2%, of our total loan portfolio was secured by one- to four-family real estate. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. A decline in current residential real estate values could reduce the value of the real estate collateral securing these types of loans. As a result, we have increased risk that we could incur losses if borrowers default on their loans because we may be unable to recover all or part of the defaulted loans by selling the real estate collateral. In addition, if borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds. For these reasons, we may experience higher rates of delinquencies, defaults and losses on our residential mortgage loans.

We have a high concentration of loans secured by real estate in our market area, which makes our business highly susceptible to downturns in the local economy and could adversely affect our financial condition and results of operations.

Unlike larger financial institutions that are more geographically diversified, we are a community banking franchise located in Cincinnati, Ohio. At December 31, 2016, 83% of our mortgage loans were secured by real estate located in Hamilton County, Ohio and, to a lesser extent, the adjoining counties in Ohio, Kentucky and Indiana. As a result, we have a greater risk of loan defaults and losses in the event of economic weakness in this area, which may have a negative effect on the ability of our borrowers to timely repay their loans. A deterioration in economic conditions in the market area we serve could result in, among other things: (i) an increase in loan delinquencies, problem assets and foreclosures; (ii) a decrease in the demand for loans by creditworthy borrowers; and (iii) a decline in the value of the collateral securing our loans. Consequently, a deterioration in economic conditions in the

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local economy could have a material adverse effect on our business, financial condition and results of operations. For additional information on our market area, see “Business of Eagle Savings Bank—Market Area.”

A portion of our one- to four-family residential mortgage loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio.

At December 31, 2016, of the $47.7 million of one- to four-family residential mortgage loans in our portfolio, $5.7 million, or 12.1% of this amount, was comprised of non-owner occupied properties. We do not intend to make such loans in the future. Our non-owner occupied residential loans are secured primarily by single family properties, and to a much lesser extent, by two- to four-unit properties. We believe that there is a greater credit risk inherent in investor-owner and non-owner occupied properties than in owner occupied single family properties since, similar to commercial real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. Furthermore, some of our non-owner occupied borrowers may have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan. At December 31, 2016, none of our non-owner occupied one- to four-family loans were delinquent 30 days or more.

Commercial real estate and land loans and commercial business loans generally carry greater credit risk than loans secured by owner occupied one- to four-family real estate, and these risks will increase if we succeed in our plan to increase this type of lending.

Given the larger balances and/or the higher complexity of the underlying collateral, commercial real estate and land loans and commercial business loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. Also, many of our borrowers have more than one of these types of loans outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan. Commercial real estate and land loans and commercial business loans have greater credit risk than one- to four-family residential real estate loans because repayment is generally dependent on income generated in amounts sufficient to cover operating expenses and debt service. If the associated business deteriorates or does not generate sufficient business for the borrower to make required payments, we may not collect the outstanding loan amount owed to us.

A key component of our strategy is to increase our origination of commercial business loans and commercial real estate and land loans to diversify our loan portfolio and increase our returns or yields on our loan portfolio. This increase will significantly increase our exposure to the risks inherent in these types of loans.

We intend to grow our portfolio of home equity loans and lines of credit, which will increase our credit risk.

As part of our strategic business plan, we intend to increase our home equity lines of credit. At December 31, 2016, home equity loans and lines of credit totaled $14.6 million, or 16.3%, of our total loans. Most of our home equity loans and lines of credit are secured by real estate in Hamilton County,

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Ohio and contiguous counties. We generally originate home equity lines of credit with loan-to-value ratios of up to 90% when combined with the principal balance of the existing first mortgage loan. Declines in real estate values in our market area could cause some of our home equity loans to be inadequately collateralized, which would expose us to a greater risk of loss in the event that we seek to recover on defaulted loans by selling the real estate collateral.

We make construction loans which are considered to have greater credit risk than other types of residential loans made by financial institutions.

We originate construction loans for one- to four-family residential properties and, to a lesser extent, commercial properties. We intend to increase the amount of such loans that we originate. While we believe we have established adequate allowances in our financial statements to cover the credit risk of our construction loan portfolio, there can be no assurance that losses will not exceed our allowances, which could adversely impact our future earnings.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.

Lending is inherently risky and we are exposed to the risk that our borrowers may default on their obligations. A borrower’s default on a loan may result in lost principal and interest income and increased operating expenses as a result of the allocation of management’s time and resources to the collection and work-out of the loan. In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, we may have to charge-off the loan in whole or in part. In such situations, we may acquire real estate or other assets, if any, that secure the loan through foreclosure or other similar available remedies, and the amount owed under the defaulted loan may exceed the value of the assets acquired.

At December 31, 2016, our allowance for loan losses as a percentage of total loans was 1.27%. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate other factors including, among other things, current economic conditions. If our assumptions are incorrect, or if delinquencies or non-performing loans increase, our allowance for loan losses may not be sufficient to cover probable losses inherent in our loan portfolio, which would require additions to our allowance and thereby decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and, based on their judgments and information available to them at the time of their review, may require us to increase our allowance for loan losses or recognize further loan charge-offs. An increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may reduce our net income and our capital, which may have a material adverse effect on our financial condition and results of operations.

Future changes in market interest rates may reduce our profits.

Our profitability, like that of most financial institutions, depends to a large extent on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

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If interest rates rise, and if rates on our deposits reprice upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread, which would have a negative effect on our net interest income and profitability. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which would also negatively impact our interest income.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect our ability to originate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

At December 31, 2016, our “rate shock” analysis indicates that our net portfolio value would decrease by $3.2 million, or 10.1%, if there were an instantaneous 200 basis point increase in market interest rates. However, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

If our non-performing assets increase, our earnings will be adversely affected.

At December 31, 2016, our non-performing assets, which consist of non-performing loans and other real estate owned, were $838,000, or 0.7% of total assets.  Our non-performing assets adversely affect our net income in various ways:

•	we record interest income only on the cash basis or cost-recovery method for non-accrual loans and we do not record interest income for other real estate owned;

•	we must provide for probable loan losses through a current period charge to the provision for loan losses;

•	non-interest expense increases when we write down the value of properties in our other real estate owned portfolio to reflect changing market values;

•	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees; and

•	the resolution of non-performing assets requires the active involvement of management, which can distract them from more profitable activity.

In addition, the funds that are invested in non-performing assets cannot be reinvested in other assets until the non-performing assets are resolved. If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our non-performing assets, our losses and troubled assets could increase significantly, which would have a material adverse effect on our financial condition and results of operations.

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Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because one of our primary sources of income is the net interest income we earn on our loans and investments, less the interest we pay on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it difficult to generate meaningful non-interest income. Finally, as a smaller institution, we are disproportionately affected by the ongoing increased costs of compliance with banking and other regulations.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we can, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market area. If competition causes us to raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Business of Eagle Savings Bank—Market Area” and “—Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued industry consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures than we do. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services than we can as well as better pricing for those products and services.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Eagle Savings Bank is subject to extensive regulation, supervision and examination by the ODFI and the FDIC, and Eagle Financial Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of the bank, rather than for stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax

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compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firms. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has significantly changed the regulation of banks and savings institutions and affects the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies have been given significant discretion in drafting the implementing rules and regulations, many of which are not in final form. As a result, we cannot at this time predict the full extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with the Dodd-Frank Act and its implementing regulations and policies has already resulted in changes to our business and operations, as well as additional costs, and has diverted management’s time from other business activities, all of which have adversely affected our financial condition and results of operations.

Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation.

We regularly collect, compile, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our business, operations, plans and strategies. In some cases, this confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf.

Information security risks have generally increased in recent years because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial and other transactions and the increased sophistication and activities of perpetrators of cyber-attacks and mobile phishing. Mobile phishing, a means for identity thieves to obtain sensitive personal information through fraudulent e-mail, text or voice mail, is an emerging threat targeting the customers of popular financial entities. A failure in or breach of our operational or information security systems, or those of our third-party service providers, as a result of cyber-attacks or information security breaches or due to employee error, malfeasance or other disruptions, could adversely affect our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our operating costs or cause losses.

If this confidential or proprietary information were to be mishandled, misused or lost, we could be exposed to significant regulatory consequences, reputational damage, civil litigation and financial loss.

Physical, procedural and technological safeguards designed to protect confidential and proprietary information from mishandling, misuse or loss, do not provide absolute assurance that mishandling, misuse or loss of information will not occur, and if mishandling, misuse or loss of information does occur, that those events will be promptly detected and addressed. Similarly, when confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf, our policies and procedures require that the third party agree to maintain the confidentiality of the information, establish and maintain policies and procedures designed to preserve the confidentiality of the information, and permit us to confirm the third party’s compliance with the terms of the agreement. As information security risks and cyber threats continue to evolve, we may be required to

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expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition, any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide the security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource the majority of our data processing to third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruptions, or breaches of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

We rely on our senior management to implement our business strategy and execute successful operations. We have recently added to our management team and could be harmed by the failure to successfully integrate the new members of our management team or by the loss of any of our senior management.

We depend upon the services of the members of our senior management team to implement our business strategy and execute our operations. Our management team is comprised of experienced executives, with our top four executives possessing an average of 22 years of financial institution experience. Members of our senior management team and lending personnel who have expertise and key business relationships in our markets could be difficult to replace. In addition, some of the members of our senior management team have been recently added. The loss of members of our management team, the failure to successfully integrate the new members of our management team, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete. See “Management.”

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) requires annual management assessments of the

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effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

The federal banking agencies have adopted a final rule implementing the regulatory capital reforms from the Basel Committee on Banking Supervision (“Basel III”) and changes required by the Dodd-Frank Act. The final rule includes new minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and refines the definition of what constitutes “capital” for calculating these ratios.

The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for calculating regulatory capital requirements unless a one-time opt-out is exercised. Eagle Savings Bank has elected to opt out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating its regulatory capital requirements. The final rule also establishes a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement began being phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

We have analyzed the effects of these new capital requirements, and we believe that, upon completion of the offering, Eagle Savings Bank would meet all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements were in full effect.

The application of more stringent capital requirements likely will result in lower returns on equity, and could require raising additional capital in the future, or result in regulatory actions if we are unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, change our business models, and/or increase our holdings of liquid assets. The implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying dividends or repurchasing our shares. Specifically, beginning in 2017, Eagle Savings Bank’s ability to pay dividends to Eagle Financial Bancorp, Inc. will be limited if it does not have the capital conservation buffer required by the new capital rules, which may further limit Eagle Financial Bancorp, Inc.’s ability to pay dividends to stockholders. See “Regulation and Supervision—Federal Bank Regulation—Capital Requirements.”

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Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Act require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. During the last year, several banking institutions have received large fines for non-compliance with these laws and regulations. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank and our reputation is one of the most valuable assets of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and operating results may be materially adversely affected.

A new accounting standard will likely require us to increase our allowance for loan losses and may have a material adverse effect on our financial condition and results of operations.

The Financial Accounting Standards Board has adopted a new accounting standard that will be effective for Eagle Financial Bancorp, Inc. and Eagle Savings Bank for fiscal year 2021.  This standard, referred to as Current Expected Credit Loss, or CECL, will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for loan losses.  This will change the current method of providing allowances for loan losses that are probable, which would likely require us to increase our allowance for loan losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of the allowance for loan losses.  Any increase in our allowance for loan losses or expenses incurred to determine the appropriate level of the allowance for loan losses may have a material adverse effect on our financial condition and results of operations.

If our risk management framework does not effectively identify or mitigate our risks, we could suffer losses.

Our risk management framework seeks to mitigate risk and appropriately balance risk and return. We have established processes and procedures intended to identify, measure, monitor and report the types of risk to which we are subject, including credit risk, operations risk, compliance risk, reputation risk, strategic risk, market risk and liquidity risk. We seek to monitor and control our risk exposure through a framework of policies, procedures and reporting requirements. Management of our risks in some cases depends upon the use of analytical and/or forecasting models. If the models used to mitigate these risks

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are inadequate, we may incur losses. In addition, there may be risks that exist, or that develop in the future, that we have not appropriately anticipated, identified or mitigated. If our risk management framework does not effectively identify or mitigate our risks, we could suffer unexpected losses and could be materially adversely affected.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties, regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our loan foreclosure policy, which requires us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

If our real estate owned is not properly valued our earnings could be reduced.

We obtain updated valuations when a loan has been foreclosed and the property taken in as real estate owned and at certain other times during the holding period of the asset. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated fair value of the foreclosed property less estimated selling costs (fair value). A charge-off is recorded for any excess in the asset’s NBV over its fair value less estimated selling costs. If our valuation process is incorrect, or if property values decline, the fair value of our real estate owned may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs. Significant charge-offs to our real estate owned could have a material adverse effect on our financial condition and results of operations. In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs. Any increase in our charge-offs may have a material adverse effect on our financial condition and results of operations.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. We rely on customer deposits and advances from the FHLB-Cincinnati and other borrowings to fund our operations.  At December 31, 2016, we had $28,000 of FHLB-Cincinnati advances outstanding with an additional $39.8 million of available borrowing capacity, including $10.0 million available under a line of credit agreement.  Although we have historically been able to replace maturing deposits and advances if desired, we may not be able to replace such funds in the future if, among other things, our financial condition, the financial condition of the FHLB-Cincinnati, or market conditions change. Our access to funding sources in amounts adequate to finance our activities or the terms of which are acceptable could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity as a result of a downturn in the markets where our loans are concentrated, or adverse

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regulatory action against us.  Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of the recent turmoil faced by banking organizations and the continued deterioration in credit markets.

Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Although we consider our sources of funds adequate for our liquidity needs, we may seek additional debt in the future to achieve our long-term business objectives. Additional borrowings, if sought, may not be available to us or, if available, may not be available on reasonable terms. If additional financing sources are unavailable, or are not available on reasonable terms, our financial condition, results of operations, growth and future prospects could be materially adversely affected.  Finally, if we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs.  In this case, our operating margins and profitability would be adversely affected.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Eagle Savings Bank, pursuant to federal banking regulations and subject to review and approval by the ODFI and the FDIC. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. We have made no decision with respect to the payment of dividends after the offering. The declaration and payment of future cash dividends will be subject to, among other things, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. We may also be limited in the payment of dividends under statutory and regulatory provisions. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements”; “—New Capital Rule”; “—Capital Distributions”; and “—Holding Company Regulation—Dividends.”

Eagle Financial Bancorp, Inc. will be dependent primarily upon the earnings of Eagle Savings Bank for funds to pay dividends on our common shares. The payment of dividends by Eagle Savings Bank is subject to certain regulatory restrictions. Federal law generally prohibits a depository institution

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from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would hereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations.

In addition to any regulatory restrictions on the payment of dividends from Eagle Savings Bank to Eagle Financial Bancorp, Inc., U.S. tax laws applicable to Eagle Savings Bank could cause a taxable recapture of accumulated bad debt reserves of up to $559,000 to the extent that Eagle Savings Bank makes a distribution to Eagle Financial Bancorp, Inc. if Eagle Savings Bank does not have sufficient taxable earnings and profits at the time of such distribution. The income tax liability resulting from such a distribution could be as great as $190,000. No deferred tax liability has been recorded for this potential recapture liability. Eagle Savings Bank does not intend to make any distribution to Eagle Financial Bancorp, Inc. that would create such a federal tax liability even if Eagle Savings Bank is otherwise permitted or able to make a dividend to Eagle Financial Bancorp, Inc. Taxable earnings and profits are generally increased by taxable income and tax-exempt income and decreased by income taxes payable and non-deductible expenses.

As a result, any payment of dividends in the future by Eagle Financial Bancorp, Inc. will be dependent, in large part, on Eagle Savings Bank’s ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market, subject to completion of the offering and compliance with certain conditions. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you

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may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to be relatively low until we are able to implement our business plan and leverage the additional capital we receive from the stock offering. Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Until we can implement our business plan and successfully invest the proceeds of the offering, we expect our return on equity to remain relatively low compared to our peer group, which may reduce the value of our shares.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase up to 8.0% of the total shares of common stock sold in the stock offering and contributed to the charitable foundation with funds borrowed from Eagle Financial Bancorp, Inc. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $1.2 million at the minimum of the offering range and $1.8 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense in an amount equal to the average fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt one or more stock-based benefit plans after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock. The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering and contributed to the charitable foundation, if these plans are adopted within 12 months after the completion of the conversion. We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 1.46% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 14.13% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $2.41 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual after-tax expense associated with the stock options in the first year after the offering would be approximately $99,200 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $180,000 at the adjusted maximum of the offering range in the first year after the offering. Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

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The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Eagle Financial Bancorp, Inc.) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $578,000 at the minimum of the offering range and $899,000 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans will dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest up to 12.28%. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which could increase our costs and the dilution to other stockholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares. The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such plans will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our costs, which will reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of the amount described in “—The implementation of stock-based benefit plans will dilute your ownership interest.”

We intend to enter into employment agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.

Upon completion of the conversion, and subject to the receipt of any necessary regulatory approvals, we intend to enter into employment agreements with our President and Chief Executive Officer, our Vice President, Chief Financial Officer & Treasurer, and our three other officers. In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the proposed employment agreements, the agreements would provide for cash severance benefits that would cost us up to $1.6 million in the aggregate based on information as of December 31, 2016. These amounts may be reduced, if necessary,

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to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. For additional information see “Management—Benefit Plans and Agreements—Proposed Employment Agreements.”

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $6.4 million and $9.0 million of the net proceeds of the offering in Eagle Savings Bank. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of common stock, pay dividends, or for other general corporate purposes. Eagle Savings Bank intends to use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan and the cash to be contributed to the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches, paying dividends and repurchasing common stock, may require the approval of the ODFI, the FDIC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to Eagle Financial Bancorp, Inc., Eagle Savings Bank or our stockholders. For additional information see “How We Intend To Use The Proceeds From The Offering.”

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Eagle Savings Bank’s deposits.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment, but will result in a reduction of Eagle Savings Bank’s deposits. Thus, the amount of funds available for investment following the offering will vary because we do not know the amount of payments for common stock that will be made through withdrawals from existing deposit accounts. The resulting decrease in funds available for investment could have an adverse impact on our results of operations and financial condition following the offering.

Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of Eagle Financial Bancorp, Inc., which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire Eagle Financial Bancorp, Inc., pursue a proxy contest for control of Eagle Financial Bancorp, Inc., assume control of Eagle Financial Bancorp, Inc. by a holder of a large block of common stock, and remove Eagle Financial Bancorp, Inc.’s management, all of which our stockholders might think are in their best interests. These provisions include:

•	restrictive requirements regarding eligibility for service on the board of directors, including residency requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition

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on service by persons who are party to agreements that may affect their voting discretion, a prohibition on service by persons who have lost more than one campaign for election, and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•	the election of directors to staggered terms of three years;

•	provisions requiring advance notice of stockholder proposals and director nominations;

•	a limitation on the right to vote more than 10% of the outstanding shares of common stock;

•	a prohibition on cumulative voting;

•	a requirement that the calling of a special meeting by our stockholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•	a requirement that directors may only be removed for cause and by a majority of the votes entitled to be cast;

•	the board of directors’ ability to cause Eagle Financial Bancorp, Inc. to issue preferred stock without stockholder approval, any series of which may have rights and privileges senior to the common stock being offered in the offering; and

•	the requirement of the vote of 80% of the votes entitled to be cast in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of Eagle Financial Bancorp, Inc.—Eagle Financial Bancorp, Inc.’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Eagle Savings Bank or Eagle Financial Bancorp, Inc. without the prior approval of the FDIC. In addition, the business corporation law of Maryland, the state where Eagle Financial Bancorp, Inc. is incorporated, provides for certain restrictions on acquisition of Eagle Financial Bancorp, Inc. See “Restrictions on Acquisitions of Eagle Financial Bancorp, Inc.—Maryland Corporate Law,” “—Eagle Savings Bank’s Stock Constitution” and “—Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 14.4% and 10.6% of the stock that we issue at the minimum and maximum of the offering range (including shares contributed to the charitable foundation), respectively. In addition, we intend to establish an employee stock ownership plan that will purchase an amount of shares equal to 8% of the common stock sold in the offering and contributed to our charitable foundation. As a result, upon consummation of the offering and the issuance of shares to our charitable foundation, a total of up to 22.4% and or 18.6% of our outstanding shares will be held by our directors and executive officers and our employee stock ownership plan at the minimum and maximum of the offering range, respectively. Additional shares will be held by management following the implementation of a stock-based benefit plan, which we intend to implement more than 12 months following the completion of the

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offering. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other stockholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment or elimination of certain protective provisions of our articles and bylaws discussed immediately above).

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, FDIC regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the FDIC, or successor regulator. See “Restrictions on Acquisition of Eagle Financial Bancorp, Inc.” for a discussion of applicable FDIC regulations regarding acquisitions. Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition of us or Eagle Savings Bank for at least three years after the completion of the conversion, these regulations may negatively affect our stock value.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We will remain an “emerging growth company” for five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. As a result, our stockholders may not have access to certain information they may deem important.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company”, we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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Risks Related to the Charitable Foundation

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2017.

We intend to establish and fund a new charitable foundation in connection with the conversion and offering. We intend to contribute to the foundation $400,000 of our common stock (based on $10.00 per share) and $100,000 of cash. The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. The after-tax expense of the contribution is expected to reduce net income in fiscal 2017 by approximately $330,000. Our fiscal 2016 net income was $1.5 million. In addition, persons purchasing shares in the offering will have their ownership and voting interests in Eagle Financial Bancorp, Inc. diluted by 2.69% at the minimum of the offering range (1.75% at the adjusted maximum of the offering range) due to the contribution of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to the charitable foundation. Under the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (generally income before federal income taxes and charitable contributions expense) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period.

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SELECTED FINANCIAL AND OTHER DATA
OF EAGLE SAVINGS BANK

The following tables set forth selected historical financial and other data of Eagle Savings Bank for the periods and at the dates indicated. The information at and for the years ended December 31, 2016 and 2015 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Eagle Savings Bank beginning at page F-1 of this prospectus. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At December 31,
	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$115,973	$109,696
Cash and due from banks	19,589	19,012
Interest-bearing time deposits in banks	346	842
Loans held for sale	2,732	2,439
Loans, net	83,048	76,638
Premises and equipment, net	4,340	4,410
Bank-owned life insurance	1,865	2,362
FHLB lender risk account receivable	2,698	2,212
Deposits	100,044	92,450
FHLB advances	28	3,052
Total retained earnings	13,477	12,017

	For the Years Ended December 31,
	2016	2015
	(In thousands)
Selected Operations Data:

Interest and dividend income	$3,803	$3,784
Interest expense	722	766
Net interest income	3,081	3,018
Provision for loan losses	83	75
Net interest income after provision for loan losses	2,998	2,943
Noninterest income	3,306	1,820
Noninterest expense	4,579	3,804
Income before income taxes	1,725	959
Income taxes	265	335
Net Income	$1,460	$624

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	At or For the Years Ended December 31,
	2016	2015

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	1.30%	0.58%
Return on average retained earnings	11.29%	5.28%
Interest rate spread (1)	2.94%	3.00%
Net interest margin (2)	3.02%	3.06%
Efficiency ratio (3)	71.69%	78.63%
Non-interest expense to average total assets	4.07%	3.53%
Average interest-earning assets to average interest-bearing liabilities	109.68%	108.42%
Average retained earnings to average total assets	11.49%	10.96%

Asset Quality Ratios:
Non-performing assets to total assets	0.72%	1.27%
Non-performing loans to total loans	0.87%	1.09%
Non-performing assets excluding accruing troubled debt restructurings to total assets	0.09%	0.44%
Non-performing loans excluding accruing troubled debt restructurings to total loans	0.06%	0.00%
Allowance for loan losses to non-performing loans	145.21%	113.35%
Allowance for loan losses to total loans	1.27%	1.23%

Capital Ratios:
Total capital (to risk-weighted assets)	14.11%	14.09%
Common equity Tier 1 capital (to risk-weighted assets)	13.02%	12.98%
Tier 1 capital (to risk-weighted assets)	13.02%	12.98%
Tier 1 capital (to average assets)	11.67%	11.19%

Other Data:
Number of full service offices	3	3

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

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RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Eagle Savings Bank for the periods and at the dates indicated. The information at December 31, 2016 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Eagle Savings Bank beginning at page F-1 of this prospectus. The information at March 31, 2017, and for the three months ended March 31, 2017 and 2016, is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results to be achieved for the remainder of fiscal 2017 or any other period.

	At March 31, 2017	At December 31, 2016
	(In thousands)
Selected Financial Condition Data:

Total assets	$119,296	$115,973
Cash and due from banks	17,078	19,589
Interest-bearing time deposits in banks	346	346
Loans held for sale	4,690	2,732
Loans, net	86,271	83,048
Premises and equipment, net	4,347	4,340
Bank-owned life insurance	1,877	1,865
FHLB lender risk account receivable	2,942	2,698
Deposits	103,091	100,044
FHLB advances	24	28
Total retained earnings	13,703	13,477

	For the Three Months Ended March 31,
	2017	2016
	(In thousands)
Selected Operations Data:

Interest and dividend income	$994	$907
Interest expense	162	198
Net interest income	832	709
Provision for loan losses	10	25
Net interest income after provision for loan losses	822	684
Noninterest income	652	1,305
Noninterest expense	1,137	1,446
Income before income taxes	337	543
Income tax expense (credit)	111	(127)
Net Income	$226	$670

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	At or For the Three Months Ended March 31,
	2017	2016

Selected Financial Ratios and Other Data:

Performance Ratios (1):
Return on average assets	0.78%	2.38%
Return on average retained earnings	6.66%	20.73%
Interest rate spread (2)	3.16%	2.83%
Net interest margin (3)	3.21%	2.87%
Efficiency ratio (4)	76.62%	71.83%
Non-interest expense to average total assets	3.92%	5.14%
Average interest-earning assets to average interest-bearing liabilities	108.40%	105.04%
Average retained earnings to average total assets	11.70%	11.49%

Asset Quality Ratios:
Non-performing assets to total assets	0.96%	1.03%
Non-performing loans to total loans	1.20%	1.10%
Non-performing assets excluding accruing troubled debt restructurings to total assets	0.39%	0.22%
Non-performing loans excluding accruing troubled debt restructurings to total loans	0.50%	0.28%
Allowance for loan losses to non-performing loans	100.70%	93.00%
Allowance for loan losses to total loans	1.24%	1.24%

Capital Ratios:
Total capital (to risk-weighted assets)	13.59%	14.43%
Common equity Tier 1 capital (to risk-weighted assets)	12.54%	13.33%
Tier 1 capital (to risk-weighted assets)	12.54%	13.33%
Tier 1 capital (to average assets)	11.81%	11.48%

Other Data:
Number of full service offices	3	3

(1)	Performance ratios for the three and nine months ended March 31, 2017 and 2016 are annualized.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

Comparison of Financial Condition at March 31, 2017 and December 31, 2016

Total Assets. Total assets were $119.3 million at March 31, 2017, an increase of $3.3 million, or 2.9%, compared to $116.0 million at December 31, 2016. The increase was primarily comprised of an increase in net loans of $3.2 million, an increase in loans held for sale of $2.0 million, a $244,000 increase in the FHLB lender risk account receivable and a $390,000 increase in other assets, partially offset by a $2.5 million decrease in cash and cash equivalents.

Net Loans. Net loans increased by $3.2 million, or 3.9%, to $86.3 million at March 31, 2017 from $83.0 million at December 31, 2016. During the quarter ended March 31, 2017, owner-occupied one- to four-family residential real estate loans increased $3.1 million, or 7.4%; multi-family loans decreased $170,000, or 6.8%; commercial real estate loans and land loans increased $940,000, or 6.9%; construction loans decreased $846,000, or 8.9%; home equity and other consumer loans decreased $249,000, or 1.7%; and commercial loans increased $544,000, or 30.6%. Increases in loan balances

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reflect our strategy to grow and diversify our loan portfolio. Such growth has been achieved amid strong competition for commercial real estate and one- to four-family residential mortgage loans in our market area in the current low but rising interest rate environment. We have sold loans on primarily a servicing released basis in transactions with the FHLB-Cincinnati, through its mortgage purchase program, and other investors. We sold $12.6 million of loans in the first quarter of 2017, while loans held for sale also increased by $2.0 million during this period. We intend to continue to increase our loans originated for sale in future periods.

FHLB Lender Risk Account. The FHLB lender risk account receivable increased $244,000 as the sale of one- to four-family remained strong through the first quarter. During the three months ended March 31, 2017 and 2016, we sold $12.6 million and $10.7 million to the FHLB under the Mortgage Purchase Program, respectively.

Other Assets. The $390,000 increase in other assets was primarily due to the increase in prepaid expenses for 2017 and the accumulation of conversion related expenses.

Deposits. Deposits increased by $3.1 million, or 3.0%, to $103.1 million at March 31, 2017, from $100.0 million at December 31, 2016. During the quarter ended March 31, 2017 noninterest-bearing checking balances increased $1.4 million, or 28.4%; interest-bearing balances increased $173,000, or 1.1%; certificates of deposit increased $1.3 million or 3.1%; and savings account balances increased $334,000, or 2.1%. During the quarter ended March 31, 2017, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits.

Federal Home Loan Bank Advances. FHLB-Cincinnati advances did not change significantly, decreasing $4,000 from $28,000 at December 31, 2016 to $24,000 at March 31, 2017.

Retained Earnings. Retained earnings increased $226,000, or 1.7%, to $13.7 million at March 31, 2017. The increase resulted from net income of $226,000 for the quarter ended March 31, 2017.

Comparison of Operating Results for the Three Months Ended March 31, 2017 and 2016

General. Our net income for the quarter ended March 31, 2017 was $226,000, compared to a net income of $670,000 for the quarter ended March 31, 2016, a decrease of $444,000, or 66.3%. The decrease in net income was primarily due to an $ 653,000 decrease in non-interest income and a $ 309,000 decrease in non-interest expense, partially offset by an $ 87,000 increase in interest income, a $ 36,000 decrease in interest expense and a $15,000 decrease in the provision for loan losses. The decrease in net income was also impacted by a provision for federal income taxes of $111,000 for the quarter ended March 31, 2017, compared to an income tax credit of $127,000 for the quarter ended March 31, 2016. The income tax credit for the first quarter of 2016 resulted from non-taxable proceeds from life insurance. Income before income taxes decreased $206,000 from the first quarter of 2016 to the first quarter of 2017.

Interest Income. Interest income increased $ 87,000 , or 9.6%, to $994,000 for the quarter ended March 31, 2017 from $ 907,000 for the quarter ended March 31, 2016. This increase was primarily attributable to a $74,000 increase in interest on loans receivable. The average balance of loans during the quarter ended March 31, 2017 increased by $4.9 million, or 6.1%, from the average balance for the quarter ended March 31, 2016, while the average yield on loans increased by ten basis points to 4.51% for the quarter ended March 31, 2017 from 4.41% for the quarter ended March 31, 2016. The increase in average yield on loans was due to the increasing interest rate environment. Interest income on other interest-bearing deposits, including certificates of deposit in other financial institutions, increased $ 13,000 ,

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or 46.4%, for the quarter ended March 31, 2017, as a result of an increase in the average balance of $182,000 and by an increase in the average yield of 27 basis points, to 0.86% for the quarter ended March 31, 2017.

Interest Expense. Total interest expense decreased $ 36,000 , or 18.2%, to $162,000 for the quarter ended March 31, 2017 from $ 198,000 for the quarter ended March 31, 2016. Interest expense on deposit accounts decreased $ 4,000 , or 2.4%, to $162,000 for the quarter ended March 31, 2017 from $167,000 for the quarter ended March 31, 2016. The decrease was primarily due to a decrease in the average cost on such deposits of four basis points to 0.68%, partially offset by an increase in the average balance on interest-bearing deposits of $2.5 million and for the quarter ended March 31, 2017.

Interest expense on FHLB advances decreased $32,000, to less than $1,000 for the quarter ended March 31, 2017 from $32,000 for the quarter ended March 31, 2016. The average balance of advances decreased by $752,000 to $25,000 for the quarter ended March 31, 2017, compared to $777,000 for the quarter ended March 31, 2016. The average cost of these advances was 3.33% at March 31, 2017. The decrease in the average balance of advances resulted from the Bank prepaying a $3.0 million FHLB-Cincinnati advance during the first quarter of 2016.

Net Interest Income. Net interest income increased $ 123,000 , or 17.3%, to $832,000 for the quarter ended March 31, 2017, compared to $ 709,000 for the quarter ended March 31, 2016. The increase reflected an increase in total interest and dividend income of $ 87,000 and a decrease in total interest expense of $ 36,000 . Our net interest margin increased to 3.21% for the quarter ended March 31, 2017 from 2.87 % for the quarter ended March 31, 2016. The increase in our net interest margin, as well as a 31 basis point increase in our interest rate spread, were impacted by a continuation of a relatively low but rising interest rate environment.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded provisions for loan losses of $10,000 for the quarter ended March 31, 2017 and $25,000 for the quarter ended March 31, 2016. The allowance for loan losses was $1.1 million, or 1.24% of total loans, at both March 31, 2017 and March 31, 2016. The provisions for loan losses for the 2017 and 2016 quarters were due primarily to increases in our total loan portfolio and changes in the composition of the portfolio.

Non-Interest Income. Non-interest income decreased $ 653,000 , or 50.0%, to $652,000 for the quarter ended March 31, 2017 from $ 1.3 million for the quarter ended March 31, 2016. The decrease was primarily due to the absence of benefit proceeds in excess of the cash surrender value of bank-owned life insurance of $ 940,000 during the three months ended March 31, 2017 as compared to the three months ended March 31, 2016. This decrease was offset by an increase in the gain on sale of loans in the secondary market of $ 291,000 during the three months ended March 31, 2017.

Non-Interest Expense. Non-interest expense increased $ 309,000 , or 21.4%, to $1.1 million for the quarter ended March 31, 2017, compared to $ 1.4 million for the quarter ended March 31, 2016. The decrease was due primarily to the absence of a $ 410,000 death benefit obligation paid during the three months ended March 31, 2016, and by a decrease of $157,000 in other non-interest expenses. The decrease in other non-interest expense was primarily the result of a prepayment penalty paid on the payoff of a FHLB advance. These decreases were offset by a $318,000 increase in compensation and benefits expense. We expect that expenses will continue to increase in 2017 because employees hired during 2016 will be working for a full year in 2017 compared to just part of the year in 2016. In addition, non-interest expense can be expected to increase in the future compared to historical expense levels because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

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Federal Income Taxes. Federal income taxes increased by $238,000 to an income tax expense of $111,000 for the quarter ended March 31, 2017, compared to an income tax credit of $127,000 for the quarter ended March 31, 2016. The income tax credit for the first quarter of 2016 resulted from non-taxable proceeds from life insurance.

Liquidity, Capital Resources and Commitments

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was $2.1 million for the quarter ended March 31, 2017, while net cash used in operating activities was $3.3 million for the quarter ended March 31, 2016. Net cash used in investing activities, which consists primarily of disbursements for loan originations, offset by principal collections on loans, was $3.3 million for the quarter ended March 31, 2017, while the net cash provided by investing activities was $390,000 for the quarter ended March 31, 2016. Net cash provided by financing activities, consisting primarily of the activity in deposit accounts and FHLB advances, was $2.8 million for the quarter ended March 31, 2017, while the net cash used in financing activities was $346,000 for the quarter ended March 31, 2016.

At March 31, 2017, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $13.7 million, or 11.8% of adjusted total assets, which is above the well-capitalized required level of $5.8 million, or 5.0%; and total risk-based capital of $14.9 million, or 13.6% of risk-weighted assets, which is above the well-capitalized required level of $10.9 million, or 10.0%. Accordingly, Eagle Savings Bank was categorized as well capitalized at March 31, 2017. Management is not aware of any conditions or events since the most recent notification that would change our category.

At March 31, 2017, we had outstanding commitments to originate loans of $18.5 million, including undisbursed funds on construction loans and funds available on undrawn lines of credit. We anticipate that we will have sufficient funds available to meet our current lending commitments. Certificates of deposit that are scheduled to mature within one year from March 31, 2017 totaled $17.9 million. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize FHLB-Cincinnati advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to

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assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to continue to manage our operations successfully;

•	our ability to successfully implement our business plan of managed growth, diversifying our loan portfolio and increasing mortgage banking operations to improve profitability;

•	our success in increasing our commercial business, commercial real estate, construction and home equity lending;

•	adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

•	significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•	the use of estimates in determining fair value of certain of our assets, which may prove to be incorrect and result in significant declines in valuations;

•	competition among depository and other financial institutions;

•	our ability to attract and maintain deposits and our success in introducing new financial products;

•	our ability to maintain our asset quality even as we increase our commercial real estate and multi-family and commercial business lending;

•	changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

•	changes in consumer spending, borrowing and saving habits;

•	declines in the yield on our assets resulting from the current low interest rate environment;

•	risks related to a high concentration of loans secured by real estate located in our market area;

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•	the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•	changes in the level of government support of housing finance;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers;

•	our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

•	the failure or security breaches of computer systems on which we depend;

•	the ability of key third-party service providers to perform their obligations to us;

•	changes in the financial condition or future prospects of issuers of securities that we own; and

•	other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 16.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $12.8 million and $17.9 million, or $20.8 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	1,405,000 shares		1,660,000 shares		1,915,000 shares		2,208,250 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$14,050		$16,600		$19,150		$22,083
Less offering expenses	1,250		1,250		1,250		1,250
Net offering proceeds (2)	$12,800	100.0%	$15,350	100.0%	$17,900	100.0%	$20,833	100.0%

Distribution of net proceeds:
To Eagle Savings Bank	$6,400	50.0%	$7,675	50.0%	$8,950	50.0%	$10,417	50.0%
To fund loan to employee stock ownership plan	$1,156	9.0%	$1,360	8.9%	$1,564	8.7%	$1,799	8.6%
Cash contribution to the charitable foundation	$100	0.8%	$100	0.7%	$100	0.6%	$100	0.5%
Retained by Eagle Financial Bancorp, Inc.	$5,144	40.2%	$6,215	40.4%	$7,286	40.7%	$8,517	40.9%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that all shares of common stock are sold in the subscription and community offerings.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Eagle Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Eagle Financial Bancorp, Inc. intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering. Eagle Financial Bancorp, Inc. may also use the proceeds it retains from the offering:

•	to invest in short-term and other securities consistent with our investment policy;

•	to pay cash dividends to our stockholders;

•	to repurchase shares of our common stock subject to compliance with applicable regulatory requirements; and

•	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan and the contribution of cash to the charitable foundation, Eagle Financial Bancorp, Inc. has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities consistent with our investment policy.

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See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the appropriate Federal regulator) or tax qualified employee stock benefit plans.

We anticipate that Eagle Financial Bancorp, Inc. will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $6.4 million, $7.7 million, $9.0 million and $10.4 million, respectively, of the net proceeds from the stock offering in Eagle Savings Bank. Eagle Savings Bank intends to use the net proceeds it receives from the stock offering:

•	to fund an expansion of our mortgage banking operations and our loan portfolio, specifically, new commercial real estate, commercial business and construction loans and home equity loans and lines of credit;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in short-term and other securities consistent with our investment policy;

•	to expand our retail banking franchise, including possibly establishing a new branch or loan production office, or acquiring other financial institutions or branches thereof, as opportunities arise. We currently have no specific plans, understandings or agreements to establish a new branch or loan production office, or to acquire a financial institution or branch thereof; and

•	for other general corporate purposes.

Eagle Savings Bank has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government-sponsored enterprises. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions. We currently have no understandings or agreements to acquire other banks, thrifts, branches thereof or other financial services companies. There can be no assurance that we would be able to consummate any acquisition. We are considering the possibility of opening a new branch office during the next several years. However, we have no specific arrangements or understandings nor have we identified a location for such branch, and there can be no assurance that such branch expansion will be implemented. If we do open an additional branch, that would result in increased overhead expense.

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. Specifically, the Federal Reserve Board has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Regulatory guidance also provides for

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prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition. No decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including regulatory capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. In connection with the FDIC’s conditional approval of the conversion, we made a commitment to the FDIC that Eagle Financial Bancorp, Inc. will not declare any distributions of capital to stockholders, including cash dividends or returns of capital, during the 12-month period following the closing of the conversion, except with the written approval of the Federal Reserve Board. In addition, Eagle Savings Bank’s ability to pay dividends will be limited if Eagle Savings Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders. See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.” No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board, the ODFI and the FDIC, may be paid in addition to, or in lieu of, regular cash dividends.

We will file a consolidated federal tax return with Eagle Savings Bank. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Eagle Financial Bancorp, Inc.—Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Eagle Savings Bank, because initially we will have no source of income other than dividends from Eagle Savings Bank and earnings from the investment of the net proceeds from the sale of shares of common stock retained by Eagle Financial Bancorp, Inc. and interest payments received in connection with the loan to the employee stock ownership plan. Regulations of the ODFI, the FDIC and the Federal Reserve Board impose limitations on “capital distributions” by savings institutions. See “Regulation and Supervision—Federal Bank Regulation—Capital Requirements.”

Any payment of dividends by Eagle Savings Bank to us that would be deemed to be drawn out of Eagle Savings Bank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Eagle Savings Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Eagle Savings Bank does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

Eagle Financial Bancorp, Inc. is a newly formed company and has never issued capital stock. Eagle Savings Bank, as a mutual institution, has never issued capital stock. Accordingly, there is no established market for our common stock. Eagle Financial Bancorp, Inc. expects that that its common stock will be traded on the Nasdaq Capital Market under the symbol “EFBI.” Keefe, Bruyette & Woods,

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Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2016, Eagle Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Eagle Savings Bank at December 31, 2016, and the pro forma equity capital and regulatory capital of Eagle Savings Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Eagle Savings Bank of $6.4 million, $7.7 million, $9.0 million and $10.4 million, respectively at the minimum, midpoint, maximum and adjusted maximum of the offering range. See “How We Intend to Use the Proceeds from the Offering.”

	Eagle Savings Bank Historical at		Pro Forma at December 31, 2016, Based Upon the Sale in the Offering of (1)
	December 31, 2016		1,405,000 shares		1,660,000 shares		1,915,000 shares		2,208,250 shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$13,477	11.6%	$18,143	14.8%	$19,112	15.5%	$20,081	16.1%	$21,196	16.8%

Tier 1 leverage capital	$13,477	11.7%	$18,143	14.9%	$19,112	15.5%	$20,081	16.1%	$21,196	16.8%
Tier 1 leverage capital requirement (4)	5,775	5.0	6,095	5.0	6,159	5.0	6,222	5.0	6,296	5.0
Excess	$7,702	6.7%	$12,048	9.9%	$12,953	10.5%	$13,859	11.1%	$14,900	11.8%

Tier 1 risk-based capital (5)	$13,477	13.0%	$18,143	17.3%	$19,112	18.2%	$20,081	19.1%	$21,196	20.1%
Risk-based requirement	8,283	8.0	8,385	8.0	8,406	8.0	8,426	8.0	8,450	8.0
Excess	$5,194	5.0%	$9,758	9.3%	$10,706	10.2%	$11,655	11.1%	$12,746	12.1%

Total risk-based capital (5)	$14,614	14.1%	$19,280	18.4%	$20,249	19.3%	$21,218	20.1%	$22,333	21.1%
Risk-based requirement	10,354	10.0	10,482	10.0	10,507	10.0	10,533	10.0	10,562	10.0
Excess	$4,260	4.1%	$8,798	8.4%	$9,742	9.3%	$10,685	10.1%	$11,771	11.1%

Common equity Tier 1 risk-based capital (4)	$13,477	13.0%	$18,143	17.3%	$19,112	18.2%	$20,081	19.1%	$21,196	20.1%
Risk-based requirement	6,730	6.5	6,813	6.5	6,830	6.5	6,846	6.5	6,865	6.5
Excess	$6,747	6.5%	$11,330	10.8%	$12,282	11.7%	$13,235	12.6%	$14,331	13.6%

Reconciliation of capital infused into Eagle Savings Bank:
Net offering proceeds			$12,800		$15,350		$17,900		$20,833
Proceeds to Eagle Savings Bank			$6,400		$7,675		$8,950		$10,417
Less: Common stock acquired by employee stock ownership plan			(1,156)		(1,360)		(1,564)		(1,799)
Less: Common stock acquired by stock-based incentive plan			(578)		(680)		(782)		(899)
Pro forma increase			$4,666		$5,635		$6,604		$7,719

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock issued in the conversion, including shares contributed to the charitable foundation, with funds we lend and that our stock-based equity plan purchases 4% of the shares sold in the offering for restricted stock awards. Pro forma capital calculated under generally accepted accounting principles and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	The current tier 1 leverage capital requirement is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% tier 1 leverage capital ratio requirement for all other financial institutions.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical capitalization of Eagle Savings Bank at December 31, 2016 and the pro forma consolidated capitalization of Eagle Financial Bancorp, Inc. after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Eagle Savings Bank at	Pro Forma at December 31, 2016 Based upon the Sale in the Offering at $10.00 per Share of
	December 31, 2016	1,405,000 Shares	1,660,000 Shares	1,915,000 Shares	2,208,250 Shares (1)
	(Dollars in thousands, except per share amounts)

Deposits (2)	$100,044	$100,044	$100,044	$100,044	$100,044
Borrowings	28	28	28	28	28
Total deposits and borrowings	$100,072	$100,072	$100,072	$100,072	$100,072

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 50,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)	—	14	17	20	22
Additional paid-in capital (4)	—	12,786	15,333	17,880	20,811
Retained earnings (5)	13,477	13,477	13,477	13,477	13,477
Shares issued to the foundation	—	400	400	400	400

Less:
Expense of stock contribution to the charitable foundation (tax adjusted)	—	264	264	264	264
Expense of cash contribution to the charitable foundation (tax adjusted)	—	66	66	66	66
Common stock held by employee stock ownership plan (6)	—	1,156	1,360	1,564	1,799
Common stock to be acquired by stock-based benefit plan (7)	—	578	680	782	899
Total stockholders’ equity	$13,477	$24,613	$26,857	$29,101	$31,682

Pro Forma Shares Outstanding
Total shares issued	—	1,445,000	1,700,000	1,955,000	2,248,250
Shares issued to charitable foundation	—	40,000	40,000	40,000	40,000
Shares sold in the offering	—	1,405,000	1,660,000	1,915,000	2,208,250

Total stockholders’ equity as a percentage of total assets (2)	11.62%	19.36%	20.76%	22.14%	23.10%
Tangible equity as a percentage of tangible assets (2)	11.62%	19.36%	20.76%	22.14%	23.10%
Tangible book value per share	$—	$17.04	$15.81	$14.88	$14.09

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of Eagle Financial Bancorp, Inc. common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Eagle Financial Bancorp, Inc. common stock sold in the offering and contributed to the charitable foundation will be reserved for issuance upon the exercise of options under the plans.
(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Eagle Financial Bancorp, Inc. common stock to be outstanding.
(5)	The retained earnings of Eagle Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.”
(6)	Assumes that 8% of the shares issued in the conversion, including shares contributed to the charitable foundation, will be acquired by the employee stock ownership plan financed by a loan from Eagle Financial Bancorp, Inc. The loan will be repaid principally from Eagle Savings Bank’s contributions to the employee stock ownership plan. Since Eagle Financial Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Eagle Financial Bancorp, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

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(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering and contributed to the charitable foundation will be purchased for grant by one or more stock-based benefit plans in open market purchases by Eagle Financial Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Eagle Financial Bancorp, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Eagle Savings Bank and pro forma data of Eagle Financial Bancorp, Inc. at and for the year ended December 31, 2016. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription and community offering;

•	our employee stock ownership plan will purchase 8% of the shares of common stock issued in the conversion, including shares contributed to the charitable foundation, with a loan from Eagle Financial Bancorp, Inc. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 20 years; and

•	Eagle Financial Bancorp, Inc. will contribute $100,000 in cash to the charitable foundation at the minimum, midpoint, maximum and adjusted maximum of the offering range;

•	expenses of the stock offering, including fees and expenses to be paid to Keefe, Bruyette & Woods, Inc., will be $1.25 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 2.38% for the year ended December 31, 2016. This represents the five-year U.S. Treasury Note rate as of December 31, 2016, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by regulations of the ODFI and the FDIC. The pro forma after-tax yield on the net proceeds from the offering is also assumed to be 1.57% for the year ended December 31, 2016 based on an assumed effective tax rate of 34.0%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net loss and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire in the open market for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the

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market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.41 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 14.13% for the shares of common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 1.46%. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34.0%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering, subject to any applicable regulatory approvals. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at the minimum, midpoint, maximum and adjusted maximum of the offering range approximately $6.4 million, $7.7 million, $9.0 million and $10.4 million, respectively, of the net proceeds from the stock offering to Eagle Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) our results of operations after the stock offering; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with U.S. generally accepted accounting principles. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

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At or for the year ended December 31, 2016 Based upon the Sale at $10.00 Per Share of
1,405,000 Shares	1,660,000 Shares	1,915,000 Shares	2,208,250 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$14,050	$16,600	$19,150	$22,083
Plus: market value of shares issued to charitable foundation	400	400	400	400
Pro forma market capitalization	$14,450	$17,000	$19,550	$22,483

Gross proceeds of offering	$14,050	$16,600	$19,150	$22,083
Less: Expenses	(1,250)	(1,250)	(1,250)	(1,250)
Estimated net proceeds	12,800	15,350	17,900	20,833
Less: Cash contribution to charitable foundation	(100)	(100)	(100)	(100)
Less: Common stock acquired by ESOP (2)	(1,156)	(1,360)	(1,564)	(1,799)
Less: Common stock acquired by stock-based benefit plans (3)	(578)	(680)	(782)	(899)
Estimated net cash proceeds as adjusted	$10,966	$13,210	$15,454	$18,035

For the year ended December 31, 2016
Consolidated net earnings (loss):
Historical	$1,460	$1,460	$1,460	$1,460
Pro forma adjustments:
Income on adjusted net proceeds	172	208	243	283
Employee stock ownership plan (2)	(38)	(45)	(52)	(59)
Stock awards (3)	(76)	(90)	(103)	(119)
Stock options (4)	(64)	(75)	(86)	(99)
Pro forma net income (6)	$1,454	$1,458	$1,462	$1,466

Earnings per share:
Historical	$1.09	$0.93	$0.81	$0.70
Pro forma adjustments:
Income on adjusted net proceeds	0.13	0.13	0.13	0.13
Employee stock ownership plan (2)	(0.03)	(0.03)	(0.03)	(0.03)
Stock awards (3)	(0.06)	(0.06)	(0.06)	(0.06)
Stock options (4)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma earnings per share (6)	$1.08	$0.92	$0.80	$0.69

Offering price to pro forma net earnings per share	9.18	x	10.77	x	12.36	x	14.17	x
Number of shares used in earnings per share calculations	1,335,180	1,570,800	1,806,420	2,077,383

At December 31, 2016
Stockholders’ equity:
Historical	$13,477	$13,477	$13,477	$13,477
Estimated net proceeds	12,800	15,350	17,900	20,833
Plus: market value of shares issued to charitable foundation	400	400	400	400
Less: after tax expense of contribution to charitable foundation	(330)	(330)	(330)	(330)
Less: Common stock acquired by ESOP (2)	(1,156)	(1,360)	(1,564)	(1,799)
Less: Common stock acquired by stock-based benefit plans (3)	(578)	(680)	(782)	(899)
Pro forma stockholders’ equity (5)	24,613	26,857	29,101	31,682
Intangible assets	—	—	—	—
Pro forma tangible equity	$24,613	$26,857	$29,101	$31,682

Stockholders’ equity per share:
Historical	$9.33	$7.93	$6.89	$5.99
Estimated net proceeds	8.86	9.03	9.16	9.27
Plus: market value of shares issued to charitable foundation	0.28	0.24	0.20	0.18
Less: after tax expense of stock contribution to charitable foundation	(0.23)	(0.19)	(0.17)	(0.15)
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans (3)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (5)	17.04	15.81	14.88	14.09
Intangible assets	—	—	—	—
Pro forma tangible equity	$17.04	$15.81	$14.88	$14.09

Pro forma price to book value	58.71%	63.30%	67.18%	70.96%
Pro forma price to tangible book value	58.71%	63.30%	67.18%	70.96%
Number of shares outstanding for pro forma book value per share calculations	1,445,000	1,700,000	1,955,000	2,248,250

(Footnotes begin on following page)

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(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock issued in the conversion, including shares contributed to the charitable foundation, will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Eagle Financial Bancorp, Inc. Eagle Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Eagle Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Eagle Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 34.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 5,780, 6,800, 7,820 and 8,993 shares were committed to be released during the year ended December 31, 2016, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by Eagle Financial Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion or a lesser number if Eagle Savings Bank has a tier 1 leverage ratio of less than 10.00% within one year of the completion of the conversion). Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Eagle Financial Bancorp, Inc. or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Eagle Financial Bancorp, Inc. The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the year, and (iii) the stock-based benefit plans expense reflects an effective tax rate of 34.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering and contributed to the charitable foundation are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	If approved by Eagle Financial Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.41 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The pro forma calculation includes a tax benefit of 25% of the amortization expense for the portion related to non-qualified options granted to directors. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering and contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.
(5)	The retained earnings of Eagle Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.
(6)	Does not give effect to the non-recurring expense that will be recognized during fiscal 2017 as a result of the contribution to the charitable foundation. The following table shows the estimated after-tax expense associated with the

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contribution to the charitable foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the charitable foundation had been expensed during the year ended December 31, 2016.

	For the Year December 31, 2016 Based upon the Sale at $10.00 Per Share of:
	1,405,000 Shares	1,660,000 Shares	1,915,000 Shares	2,208,250 Shares
	(In thousands, except per share amounts)
After-tax expense of stock and cash contribution to charitable foundation	$330	$330	$330	$330
Pro forma net income, adjusted for foundation contribution	1,124	1,128	1,132	1,136
Pro forma net income per share	0.80	0.68	0.59	0.51

The pro forma data assume that we will realize 100% of the income tax benefit as a result of the contribution to the charitable foundation based on a 34.0% combined federal and state tax rate. The realization of the tax benefit is generally limited annually to 10% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

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COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, Keller & Company, Inc. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, the pro forma value of our stock is $14.1 million, $16.6 million, $19.2 million and $22.1 million with the charitable foundation, as compared to $14.5 million, $17.0 million, $19.6 million and $22.5 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the year ended December 31, 2016 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering were completed at the beginning of the six-month period, with and without the charitable foundation.

	Minimum of Offering Range				Midpoint of Offering Range				Maximum of Offering Range				Adjusted Maximum of Offering Range
	With Foundation		Without Foundation		With Foundation		Without Foundation		With Foundation		Without Foundation		With Foundation		Without Foundation
	(Dollars in thousands, except per share amounts)

Estimated stock offering amount	$14,050		$14,450		$16,600		$17,000		$19,150		$19,550		$22,083		$22,483
Estimated full value	14,450		14,450		17,000		17,000		19,550		19,550		22,483		22,483
Total assets	127,109		127,439		129,353		129,683		131,427		131,927		137,178		134,508
Total liabilities	102,796		102,496		102,496		102,496		102,326		102,496		105,496		102,496
Pro forma stockholders’ equity	24,613		24,943		26,857		27,187		29,101		29,431		31,682		32,012
Pro forma net income (1)	1,454		1,462		1,458		1,466		1,462		1,470		1,466		1,474
Pro forma stockholders’ equity per share	17.04		17.26		15.81		15.99		14.88		15.05		14.09		14.23
Pro forma net income per share	1.08		1.08		0.92		0.93		0.80		0.81		0.69		0.69

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	58.71%		57.94%		63.30%		62.54%		67.18%		66.45%		70.96%		70.27%
Offering price to pro forma net income per share	9.18	X	9.26	X	10.77	X	10.75	X	12.36	X	12.35	X	14.17	X	14.29	X

Pro forma financial ratios:
Return on assets	1.15%		1.15%		1.13%		1.13%		1.11%		1.12%		1.07%		1.09%
Return on equity	5.98%		5.86%		5.43%		5.39%		5.03%		5.00%		4.63%		4.61%
Equity to assets	19.13%		19.57%		20.76%		20.96%		22.14%		22.31%		23.10%		23.80%
Total Shares Issued	1,445,000		1,445,000		1,700,000		1,700,000		1,955,000		1,955,000		2,248,250		2,248,250

(footnotes on following page)

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(1)	The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income, pro forma net income per share, pro forma return on assets and pro forma return on stockholders’ equity assuming the contribution to the charitable foundation was expensed during the year ended December 31, 2016.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Adjusted Maximum of Offering Range
	(Dollars in thousands, except per share amounts)

After-tax expense of stock and cash contribution to foundation	$330	$330	$330	$330
Pro forma net income	$1,124	$1,128	$1,132	$1,136
Pro forma net income per share	$0.84	$0.72	$0.63	$0.55
Offering price to pro forma net income per share	11.90	13.89	15.87	18.18
Pro forma return on assets	0.88%	0.87%	0.86%	0.83%
Pro forma return on equity	4.62%	4.20%	3.89%	3.59%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Eagle Savings Bank provided in this prospectus.

Overview

Eagle Savings Bank provides financial services to individuals and businesses from our main office and two branch offices in Cincinnati, Ohio. Our primary deposit-taking market includes the local communities surrounding our bank offices. Our primary lending market is Hamilton County, Ohio, and the adjoining counties of Butler, Warren and Clermont Counties in Ohio, Boone, Kenton and Campbell Counties in Kentucky, and Dearborn County in Indiana.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential real estate loans, commercial real estate and land loans, home equity loans and lines of credit and construction loans. To a lesser extent, we also make commercial business loans, multi-family real estate loans and other consumer loans. At December 31, 2016, $47.7 million, or 53.2% of our total loan portfolio, was comprised of one- to four-family residential real estate loans. At that same date, $13.6 million, or 15.2% of our total loan portfolio, was comprised of commercial real estate and land loans, and $14.6 million, or 16.3% of our total loan portfolio, was comprised of consumer loans, all but $32,000 of which were home equity loans and lines of credit.

During the past year, we have hired new senior officers and credit support staff to support the managed growth of our lending operations using the proceeds of the offering. In May 2016 we hired W. Raymond McCleese, our Vice President of Commercial Lending, with seven years of commercial lending experience in our market. Mr. McCleese joins our President and Chief Executive Officer, Gary J. Koester, with 40 years of experience with the Bank, including commercial and residential real estate lending in our market. In early 2017, we also hired an additional commercial lending underwriter with 30 years of experience. He joins our credit administrator with 10 years of experience with the Bank and over 30 years of experience in the banking industry, including service with regulatory agencies where he was an examination specialist with respect to commercial business, retail, consumer, agriculture and commercial real estate lending. In addition, in July 2016 we added Patricia L. Walter, our Executive Vice President, who has 12 years of experience in the banking industry, including accounting and financial reporting. We intend to increase our commercial real estate, construction and home equity lending. We consider these areas to be part of our core competencies and historical strengths.

We also emphasize mortgage banking with three mortgage loan officers. Our revenue from gain on sales of loans was $2.1 million and $1.6 million for the years ended December 31, 2016 and 2015, respectively. We intend to expand our mortgage lending business, including the addition of up to six new commission-based mortgage lenders over the next three years.

We offer a variety of deposit accounts, including checking accounts, savings accounts, money market demand accounts and certificate of deposit accounts. We utilize advances from the FHLB-Cincinnati for liquidity and for asset/liability management purposes. At December 31, 2016, we had $28,000 in advances outstanding with the FHLB-Cincinnati.

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Our results of operations depend primarily on our net interest income and our non interest income, including from our mortgage banking operations. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense.

Our non-interest income currently consists primarily of gain on sale of mortgage loans, checking account service fee income, interchange fees from debit card transactions and income from bank owned life insurance. Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, legal and other professional expenses, franchise taxes, advertising expense, federal deposit insurance premiums, prepayment penalties on FHLB-Cincinnati advances, impairment losses on foreclosed real estate and other operating expenses.

We invest in bank-owned life insurance to provide us with a funding source to offset some of the costs of our supplemental retirement plan obligations. Bank owned life insurance provides us with non-interest income that is nontaxable. Federal regulations generally limit our investment in bank owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At December 31, 2016, this limit was $3.7 million, and we had invested $1.9 million in bank-owned life insurance.

Business Strategy

Our current business strategy is to operate as a well-capitalized and profitable community bank dedicated to serving the needs of our consumer and business customers, and offering personalized and efficient customer service. We are a very small financial institution, and we believe that managing prudent yet consistent asset growth in order to increase revenue is critical to our long-term success. Following the conversion and offering, we will focus on increasing our portfolio of shorter term, higher yielding loans, continuing to grow our mortgage banking operations and increasing our “core” deposit base. Highlights of our business strategy include:

•	Continuing to expand our mortgage banking operations. Since 2001, we have expanded our mortgage banking operations, and are in the process of further increasing this part of our business. In 2016, we originated $94.4 million of one- to four-family residential loans, of which we sold $81.7 million to the secondary market, compared to $79.1 million of such loans originated in fiscal 2015, of which $69.0 million were sold. We currently employ three residential mortgage loan originators. We intend to hire up to six new loan officers over the next three years, as well as additional support staff, in order to continue to increase our mortgage banking operations. These loans are currently primarily sold to the FHLB-Cincinnati, although we are approved for sale of loans to Freddie Mac and expect to increase our sale of residential mortgage loans to other third parties in the future. Although we have no specific plans to do so at this time, we may seek to add one or more loan production offices in attractive areas in our lending market should the opportunity arise in the future.

•	Growing our portfolios of shorter term, higher yielding loans, including commercial business loans, commercial real estate loans, construction loans and home equity loans and lines of credit. Following the conversion, we intend to leverage our existing lending capabilities to grow our portfolios of commercial real estate, commercial business and construction loans and home equity loans and lines of credit. These types of loans generally have shorter terms and higher yields than loans secured by one- to four-family residential properties. Increasing the percentage of such loans in our portfolio will help increase our net interest income and assist us in managing interest rate risk. Commercial

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real estate, construction and home equity lending are part of our core competencies and historical strengths. During the past year, we have hired an experienced commercial business lender and an experienced commercial lending underwriter and credit manager, who are assisted by our credit administrator with 10 years of experience with the Bank and over 30 years of experience in the banking industry. The additional capital raised in the stock offering will also allow us to leverage our existing infrastructure and lending team to increase our commercial real estate, commercial business, construction and home equity lending. See “Business of Eagle Savings Bank—Lending Activities.

•	Increasing our “core” deposit base. We are seeking to increase our core deposit base, particularly checking accounts. Core deposits include all deposit account types except certificates of deposit. Core deposits are our least costly source of funds and our least rate sensitive deposits, and improve our interest rate spread and interest rate risk. These deposits also represent our best opportunity to develop customer relationships that enable us to cross-sell our full complement of products and services. In addition, core deposits contribute non-interest income from account-related fees and services and are generally less sensitive to withdrawal when interest rates fluctuate. In recent years, we have significantly expanded and improved the products and services we offer our retail and business deposit customers who maintain core deposit accounts and have improved our infrastructure for electronic banking services, including online banking, mobile banking, bill pay, and e-statements. The deposit infrastructure we have established can accommodate significant increases in retail and business deposit accounts without additional capital expenditure. We expect that our increased commercial lending will help us increase our business deposit customers.

•	Implementing a managed growth strategy while maintaining high asset quality. We emphasize a disciplined credit culture based on sound underwriting standards and credit administration, market knowledge, close ties to our customers and experienced loan officers. At December 31, 2016, our nonperforming assets equaled 0.72% of total assets. We intend to pursue a managed growth strategy for the foreseeable future, with the goal of improving the profitability of our business through increased net interest income and non-interest income from our mortgage banking operations. However, we intend to maintain strict, quality-oriented loan underwriting and credit monitoring processes as we grow our operations.

•	Remaining a community-oriented institution. We were organized in 1882 and have been operating continuously in and around our market since that time. We have trained our employees to focus on high quality service in order to maintain and build a loyal customer base. We believe that the establishment and funding of The Eagle Savings Bank Charitable Foundation will further promote our relationships and exposure in our market area through our support of charitable organizations operating in our local community now and in the future.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion and stock offering, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, and

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the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders, no earlier than six months after the completion of the conversion and stock offering. For further information, see “Summary—Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Conversion and Offering;” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income;” and “Management—Benefits to be Considered Following Completion of the Stock Offering.” See “Risks Factors—Risks Related to Our Business.” Finally, after the conversion and stock offering, we expect that we will add additional staff to meet the demands of being a public company, which will increase our compensation costs.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be our critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represents our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience for the last three years and expected loss given default derived from our internal risk rating process. Other qualitative adjustments are made to the

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allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.

FHLB-Cincinnati Lender Risk Account Receivable. Certain loan sale transactions with the FHLB-Cincinnati provide for establishment of a Lender Risk Account (“LRA”). The LRA consists of amounts withheld from loan sale proceeds by the FHLB-Cincinnati for absorbing inherent losses that are probable on those sold loans. These withheld funds are an asset as they are scheduled to be paid to us in future years, net of any credit losses on those loans sold. The receivables are initially measured at fair value. The fair value is estimated by discounting the cash flows over the life of each master commitment contract. The accretable yield is amortized over the life of the master commitment contract. Expected cash flows are re-evaluated at each measurement date. If there is an adverse change in expected cash flows, the accretable yield would be adjusted on a prospective basis and the asset would be evaluated for impairment.

Comparison of Financial Condition at December 31, 2016 and December 31, 2015

Total Assets. Total assets were $116.0 million at December 31, 2016, an increase of $6.3 million, or 5.7%, over the $109.7 million at December 31, 2015. The increase was primarily comprised of an increase in net loans of $6.4 million, which was partially offset by a decrease in interest-bearing time deposits in other banks of $496,000.

Net Loans. Net loans increased by $6.4 million, or 8.4%, to $83.0 million at December 31, 2016 from $76.6 million at December 31, 2015. During the year ended December 31, 2016, we originated $115.6 million of loans, $94.4 million of which were one- to four-family residential real estate loans, and sold $81.7 million of loans in the secondary market. During the year ended December 31, 2016, one- to four-family residential real estate loans increased $1.7 million, or 3.6%, to $47.7 million at December 31, 2016, from $46.0 million at December 31, 2015; multi-family loans decreased $482,000, or 16.1%, to $2.5 million at December 31, 2016; commercial real estate loans and land loans increased $692,000, or 5.3%, to $13.6 million at December 31, 2016; construction loans increased $1.6 million, or 20.2%, to $9.5 million at December 31, 2016; home equity and other consumer loans increased $1.7 million, or 13.0% to $14.6 million at December 31, 2016; and commercial loans increased $585,000, or 49.0% to $1.8 million at December 31, 2016. Increases in loan balances reflect our strategy to grow and diversify our loan portfolio, with an emphasis on increasing commercial and multi-family residential loans, as a shift in strategy from our traditional portfolio focus on one- to four-family residential loans. Such growth has

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been achieved amid strong competition for commercial real estate and one- to four-family residential mortgage loans in our market area in the current low interest rate environment. We have sold loans on primarily a servicing released and, to a lesser extent, servicing retained basis, in transactions with the FHLB-Cincinnati, through its mortgage purchase program, and other investors. We sold $81.8 million of loans in fiscal 2016. Loans serviced for these investors were $1.9 million at December 31, 2016. Management intends to continue this sales activity in future periods.

Interest-Bearing Deposits in Other Banks. The Bank’s investment in certificates of deposit in other banks decreased by $496,000, or 58.9%, to a total of $346,000 at December 31, 2016, compared $842,000 at December 31, 2015.

Foreclosed Assets. Foreclosed assets decreased $423,000, or 88.5%, to $55,000 at December 31, 2016 from $478,000 at December 31, 2015, as we sold $432,000 of foreclosed properties. There were no additions during the year ended December 31, 2016 to foreclosed real estate. At December 31, 2016, our foreclosed assets were comprised of two plots of land.

Deposits. Deposits increased by $7.6 million, or 8.2%, to $100.0 million at December 31, 2016 from $92.5 million at December 31, 2015. Our core deposits increased $7.2 million, or 13.9%, to $58.7 million at December 31, 2016 from $51.6 million at December 31, 2015. Certificates of deposit increased $430,000, or 1.1%, to $41.3 million at December 31, 2016 from $40.9 million at December 31, 2015. During the year ended December 31, 2016, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits. Management intends to continue its efforts to increase core deposits, with a special emphasis on growth in consumer and business demand deposits.

Federal Home Loan Bank Advances. FHLB-Cincinnati advances decreased $3.0 million, or 99.1%, to $28,000 at December 31, 2016 from $3.1 million at December 31, 2015. During the year ended December 31, 2016, we prepaid a $3.0 million FHLB-Cincinnati advance and incurred a prepayment penalty of $121,000. The aggregate cost of these advances was 3.33% at December 31, 2016, compared to our cost of deposits of 0.67% at that same date.

Retained Earnings. Retained earnings increased $1.5 million, or 12.1%, to $13.5 million at December 31, 2016 from $12.0 million at December 31, 2015. The increase resulted from net income of $1.5 million during the year ended December 31, 2016.

Comparison of Operating Results for the Years Ended December 31, 2016 and December 31, 2015

General. Our net income for the year ended December 31, 2016 was $1.5 million, compared to a net income of $624,000 for the year ended December 31, 2015, an increase of $836,000, or 134.0%. The increase in net income was primarily due to a $1.5 million increase in noninterest income, which was partially offset by an $805,000 increase in noninterest expense.

Interest Income. Interest income increased $19,000, or 0.5%, to $3.8 million for the year ended December 31, 2016 from $3.8 million for the year ended December 31, 2015. This increase was primarily attributable to a $39,000 increase in interest income on other interest-earning deposits and a decrease of $20,000 in interest on loans receivable. The average balance of loans during the year ended December 31, 2016 increased by $996,000, or 1.2%, from the average balance for the year ended December 31, 2015, while the average yield on loans decreased by eight basis points to 4.41% for the year ended December 31, 2016 from 4.49% for the year ended December 31, 2015. The decrease in average yield on loans was due to the declining interest rate environment, as well as an increase in payoffs of higher interest rate loans as customers refinanced loans at lower interest rates. Interest income on other interest-bearing deposits, including certificates of deposit in other financial institutions, increased $39,000, or 105.4%, for

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the year ended December 31, 2016, as a result of an increase in the average balance of $2.6 million and by an increase in the average yield of 15 basis points, to 0.57% for the year ended December 31, 2016.

Interest Expense. Total interest expense decreased $44,000, or 5.7%, to $722,000 for the year ended December 31, 2016 from $766,000 for the year ended December 31, 2015. Interest expense on deposit accounts increased $67,000, or 10.8%, to $689,000 for the year ended December 31, 2016 from $622,000 for the year ended December 31, 2015. The increase was primarily due to an increase in the average balance on interest-bearing deposits of $6.5 million and an increase in the average cost on such deposits of three basis points to 0.75% for the year ended December 31, 2016.

Interest expense on FHLB advances decreased $111,000, or 77.1%, to $33,000 for the year ended December 31, 2016 from $144,000 for the year ended December 31, 2015. The average balance of advances decreased by $4.2 million to $777,000 for the year ended December 31, 2016, compared to $5.0 million for the year ended December 31, 2015, while the average cost of these advances increased by 137 basis points to 4.25% from 2.88%. The decrease in the average balance of advances resulted from the Bank prepaying a $3.0 million FHLB-Cincinnati advance during the year ended December 31, 2016. The increase in the weighted average rate is due to the repayment in 2015 of one $3.0 million FHLB-Cincinnati advance with a relatively low rate of 0.65%.

Net Interest Income. Net interest income increased $63,000, or 2.1%, to $3.1 million for the year ended December 31, 2016, compared to $3.0 million for the year ended December 31, 2015. The increase reflected an increase in total interest and dividend income of $19,000 and a decrease in total interest expense of $44,000. Our net interest margin decreased to 3.02% for the year ended December 31, 2016 from 3.06% for the year ended December 31, 2015. The interest rate spread and net interest margin were impacted by a continuation of a low interest rate environment.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $83,000 for the year ended December 31, 2016 and $75,000 for the year ended December 31, 2015. The allowance for loan losses was $1.1 million, or 1.27% of total loans, at December 31, 2016, compared to $1.0 million, or 1.23% of total loans, at December 31, 2015. The provisions for loan losses in 2016 and 2015 were due primarily to increases in our total loan portfolio and changes in the composition of the portfolio. Total nonperforming loans were $783,000 at December 31, 2016, compared to $914,000 at December 31, 2015. Classified and special mention loans declined to $1.8 million at December 31, 2016, compared to $1.9 million at December 31, 2015. Total loans past due 30 days or more were $830,000 and $58,000 at December 31, 2016 and 2015, respectively. Net recoveries totaled $18,000 for the year ended December 31, 2016, compared to $258,000 of net loans charged off for the year ended December 31, 2015. The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at December 31, 2016 and 2015. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.

Non-Interest Income. Non-interest income increased $1.5 million, or 81.6%, to $3.3 million for the year ended December 31, 2016 from $1.8 million for the year ended December 31, 2015. The increase was primarily due to death benefit proceeds in excess of the cash surrender value of bank-owned life insurance of $940,000 and the increase in the net gain on loan sales of $546,000. The increase in the

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gain on sale of loans resulted from an increase in loans sold in the secondary market from $69.0 million during the year ended December 31, 2015 to $81.7 million during the year ended December 31, 2016.

Non-Interest Expense. Non-interest expense increased $775,000, or 20.4%, to $4.6 million for the year ended December 31, 2016, compared to $3.8 million for the year ended December 31, 2015. The increase was due primarily to a $410,000 death benefit obligation payout, an increase of $250,000 in compensation and benefits compared to 2015 and a $121,000 FHLB-Cincinnati advance prepayment penalty, partially offset by a decrease of $104,000 in foreclosed real estate impairments and expenses. The increase in compensation and benefits resulted from an increase in personnel during the year ended December 31, 2016 to 28 full-time equivalent employees from 21 full-time equivalent employees at December 31, 2015. We expect that expenses will continue to increase in 2017 due to the increase in employees during 2016 because the new employees will be working for a full year in 2017 compared to just part of the year in 2016.

Non-interest expense can be expected to increase compared to historical expense levels because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Federal Income Taxes. Federal income taxes decreased by $70,000 to $265,000 for the year ended December 31, 2016, compared to $335,000 for the year ended December 31, 2015. The decrease in income taxes resulted from non-taxable proceeds from life insurance.

Average Balances and Yields

The following table sets forth average balance sheets, average yields and costs, and certain other information at and for the years indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a

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zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	At December	For the Year Ended December 31,
	31, 2016	2016			2015
	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Rate (1)	Average Outstanding Balance	Interest	Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans, net	4.39%	$83,854	$3,698	4.41%	$82,858	$3,718	4.49%
Other interest-earning assets	0.73	18,293	105	0.57	15,679	66	0.42
Total interest-earning assets	3.68	102,147	3,803	3.72	98,537	3,784	3.84
Noninterest-earning assets		10,382			9,265
Total assets		$112,529			$107,802

Interest-bearing liabilities:
Interest-bearing checking	0.16%	$15,733	41	0.26	$13,971	22	0.16
Savings	0.14	14,152	21	0.15	13,115	19	0.14
Money market demand	0.23	20,587	65	0.32	19,038	42	0.22
Certificates of deposit	1.33	41,879	562	1.34	39,762	539	1.36
Total interest-bearing deposits	0.68	92,351	689	0.75	85,886	622	0.72
FHLB advances	3.33	777	33	4.25	5,000	144	2.88
Total interest-bearing liabilities	0.68	93,128	722	0.78	90,886	766	0.84
Other non-interest bearing liabilities		6,473			5,105
Total liabilities		99,601			95,991
Retained earnings		12,928			11,811
Total liabilities and retained earnings		$112,529			$107,802

Net interest income			$3,081			$3,018
Net interest rate spread (1)	3.00			2.94%			3.00%
Net interest-earning assets (2)		$9,019			$7,651
Net interest margin (3)				3.02%			3.06%
Average of interest-earning assets to interest-bearing liabilities		109.68%			108.42%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Years Ended December 31, 2016 vs. 2015
	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)
	(In thousands)

Interest-earning assets:
Loans	$47	$(67)	$(20)
Other interest-earning assets	8	31	39

Total interest-earning assets	55	(36)	19

Interest-bearing liabilities:
Interest-bearing checking	3	16	19
Savings	2	—	2
Money market demand	2	21	23
Certificates of deposit	31	(8)	23
Total deposits	38	29	67

FHLB advances	(159)	48	(111)

Total interest-bearing liabilities	(121)	77	(44)

Change in net interest income	$176	$(113)	$63

Management of Market Risk

General. A significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset-Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•	originating commercial real estate and multi-family, commercial business and construction loans and home equity loans and lines of credit, all of which tend to have shorter terms to maturity or repricing and higher interest rates than one- to four-family residential real estate loans, and can generate non-interest bearing checking accounts;

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•	selling substantially all of our newly-originated longer-term fixed-rate one- to four-family residential real estate loans and retaining the shorter-term fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs; and

•	increasing core deposits, including checking accounts, money market accounts and savings accounts, which are less interest rate sensitive than certificates of deposit.

Our board of directors is responsible for the review and oversight of our Asset/Liability Committee, which is comprised of our executive management team and other essential operational staff. This committee is charged with developing and implementing an asset/liability management plan, and meets at least monthly to review pricing and liquidity needs and assess our interest rate risk. We look at two types of simulations impacted by changes in interest rates, which are net portfolio value analysis and net interest income analysis.

Net Portfolio Value. We compute amounts by which the net present value of our cash flow from assets, liabilities and off-balance sheet items (net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. We measure our interest rate risk and potential change in our NPV through the use of an internal financial model integrated with our core service provider. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. Historically, the model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current low level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The table below sets forth, as of December 31, 2016, the calculation of the estimated changes in our net portfolio value that would result from the specified immediate changes in interest rates.

		Estimated Increase (Decrease) in NPV		NPV as a Percentage of Present Value of Assets (3)
Change in Interest Rates (basis points) (1)	Estimated NPV (2)	Amount	Percent	NPV Ratio (4)	Increase (Decrease) (basis points)
(Dollars in thousands)

+300	$26,673	$(4,556)	(14.59)%	23.71%	(316)
+200	28,077	(3,152)	(10.09)%	24.68%	(219)
+100	29,559	(1,670)	(5.35)%	25.71%	(116)
—	31,229	—	—	26.87%	—
-100	28,828	(2,401)	(7.69)%	24.51%	(236)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at December 31, 2016, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would experience a 7.7% decrease in net portfolio value. In the

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event of an instantaneous 100 basis point increase in interest rates, we would experience a 5.4% decrease in net portfolio value. The net portfolio value as calculated in our model decreases in both rising and falling interest rate environments. The value of assets move inversely to interest rates while the value of liabilities move directly with interest rates. In a rising interest rate environment, the economic value of assets would decrease while liabilities would increase. In a falling interest rate environment, the increase in economic value for deposits (i.e., the value of our liabilities) would exceed that of loans. Due to the historically low current interest rate environment, the discount rate applied to the deposits drive the economic value higher while cash flows are stable.

Net Interest Income Analysis. We analyze our sensitivity to changes in interest rates through our net interest income simulation model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a one-year period based on current interest rates. We then calculate what the net interest income would be for the same period under different interest rate assumptions. The following table shows the estimated impact on net interest income for the one-year period beginning December 31, 2016 resulting from potential changes in interest rates, expressed in basis points. These estimates require certain assumptions to be made, including loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain. As a result, no simulation model can precisely predict the impact of changes in interest rates on our net interest income.

Although the net interest income table below provides an indication of our interest rate risk exposure at a particular point in time, such estimates are not intended to, and do not, provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Rate Shift (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)

+400	$2,965	(12.28)%
+300	3,077	(8.96)%
+200	3,186	(5.74)%
+100	3,286	(2.78)%
Level	3,380	—
-100	3,181	(5.89)%

(1)	The calculated changes assume an immediate shock of the static yield curve.

Depending on the relationship between long-term and short-term interest rates, market conditions and consumer preference, we may place greater emphasis on maximizing our net interest margin than on strictly matching the interest rate sensitivity of our assets and liabilities. We believe that the increased net income which may result from an acceptable mismatch in the actual maturity or re-pricing of our assets and liabilities can, during periods of declining or stable interest rates, provide sufficient returns to justify an increased exposure to sudden and unexpected increases in interest rates.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and proceeds from the sale of loans. We also have the ability to

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borrow from the FHLB-Cincinnati. At December 31, 2016, we had the capacity to increase our borrowings by approximately $29.8 million from the FHLB-Cincinnati and an additional $10.0 million on a line of credit with the FHLB-Cincinnati. At December 31, 2016, we had $28,000 outstanding in advances from the FHLB-Cincinnati.

While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was $150,000 for the year ended December 31, 2016, while net cash used in operating activities was $756,000 for the year ended December 31, 2015, respectively. Net cash used in investing activities, which consists primarily of disbursements for loan originations, offset by principal collections on loans, was $4.2 million for the year ended December 31, 2016, while the net cash provided by investing activities was $5.9 million for the year ended December 31, 2015, respectively. Net cash provided by financing activities, consisting primarily of the activity in deposit accounts and FHLB-Cincinnati advances, was $4.6 million and $337,000 for the years ended December 31, 2016 and 2015, respectively, resulting from our strategy of borrowing at lower interest rates to fund loan originations.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

At December 31, 2016, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $13.5 million, or 11.7% of adjusted total assets, which is above the well-capitalized required level of $5.8 million, or 5.0%; and total risk-based capital of $14.6 million, or 14.1% of risk-weighted assets, which is above the well-capitalized required level of $10.4 million, or 10.0%. Accordingly, Eagle Savings Bank was categorized as well capitalized at December 31, 2016 and 2015. Management is not aware of any conditions or events since the most recent notification that would change our category.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At December 31, 2016, we had outstanding commitments to originate loans of $6.0 million, including undisbursed funds on construction loans and funds available on undrawn lines of credit. We anticipate that we will have sufficient funds available to meet our current lending commitments. Certificates of deposit that are scheduled to mature within one year from December 31, 2016 totaled $16.5 million. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize FHLB-Cincinnati advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

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Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

Please refer to Note 16 to the Financial Statements for the years ended December 31, 2016 and 2015 beginning on page F-1 for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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BUSINESS OF EAGLE FINANCIAL BANCORP, INC.

Eagle Financial Bancorp, Inc. is incorporated in the State of Maryland, and has not engaged in any business to date. Upon completion of the conversion, Eagle Financial Bancorp, Inc. will own all of the issued and outstanding stock of Eagle Savings Bank. We intend to contribute at least 50% of the net proceeds from the stock offering to Eagle Savings Bank. Eagle Financial Bancorp, Inc. will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to pay dividends to stockholders and repurchase shares of common stock, subject to our planned growth, capital needs and regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, Eagle Financial Bancorp, Inc, as the holding company of Eagle Savings Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies. See “Regulation and Supervision—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies. We currently have no understandings or agreements to acquire other financial institutions although we may determine to do so in the future. We may also borrow funds for reinvestment in Eagle Savings Bank.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Eagle Savings Bank. Eagle Savings Bank is subject to regulatory limitations on the amount of dividends that it may pay. See “Regulation and Supervision—Federal Bank Regulation—Dividends.” Initially, Eagle Financial Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to Eagle Savings Bank for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Eagle Savings Bank to serve as officers of Eagle Financial Bancorp, Inc. We will, however, use the support staff of Eagle Savings Bank from time to time. We will pay a fee to Eagle Savings Bank for the time devoted to Eagle Financial Bancorp, Inc. by employees of Eagle Savings Bank; however, these persons will not be separately compensated by Eagle Financial Bancorp, Inc. Eagle Financial Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF EAGLE SAVINGS BANK

General

Eagle Savings Bank is an Ohio chartered mutual savings and loan association with our main office in the community of Bridgetown, Ohio, located in the western portion of Cincinnati. We were originally organized in 1882 under the name The Price Hill Eagle Loan and Building Company No. 1 for the purposes of promoting savings and home ownership. We changed our name to Eagle Savings Bank in 1996. We provide financial services to individuals, families and small to mid-size businesses through our three full-service banking offices located in Hamilton County, Ohio. At December 31, 2016, Eagle Savings Bank had assets of $116.0 million, net loans of $83.0 million, deposits of $100.0 million and total retained earnings of $13.5 million.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential real estate loans, commercial real estate and land loans, construction loans and home equity loans and lines of credit. To a lesser extent, we also make commercial business loans, multi-family real estate loans and other consumer loans. At December 31, 2016, $47.7 million, or 53.2% of our total loan portfolio,

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was comprised of one- to four-family residential real estate loans. At that same date, $13.6 million, or 15.2% of our total loan portfolio, was comprised commercial real estate and land loans, and $14.6 million, or 16.3% of our total loan portfolio, was comprised of consumer loans, of which all but $32,000 were home equity loans and lines of credit.

We also emphasize our mortgage banking operations. Our revenue from gain on sales of one- to four-family mortgage loans was $2.1 million and $1.6 million for the years ended December 31, 2016 and 2015, respectively. We intend to expand our one- to four-family mortgage lending business, and plan to add up to six new mortgage lenders over the next three years.

We offer a variety of deposit accounts, including checking accounts, savings accounts, money market demand accounts and certificate of deposit accounts. We utilize advances from the FHLB-Cincinnati for asset/liability management purposes and, from time to time, for additional funding for our operations. At December 31, 2016, we had $28,000 in advances outstanding with the FHLB-Cincinnati.

Market Area

We conduct our operations from our three full-service offices in Cincinnati, Ohio. Our main office is located in the Bridgetown area of Cincinnati, Ohio, and our two branch offices are in Delhi Township and the Hyde Park neighborhood of Cincinnati. Our primary deposit-taking market includes the local communities surrounding our bank offices. Our primary lending market is Hamilton County, Ohio, and the adjoining counties of Butler, Warren and Clermont Counties in Ohio, Boone, Kenton and Campbell Counties in Kentucky, and Dearborn County in Indiana.

Our primary market area is a part of the Cincinnati metropolitan statistical area (“MSA”) and is both urban and suburban in nature. According to the U.S. Census Bureau, the Cincinnati MSA had a total population of approximately 2.1 million in 2010. Our primary market area economy is comprised of a number of employment sectors including business and professional services, healthcare, wholesale/retail, government, and finance/insurance/real estate. Based on data from the U.S. Bureau of Labor Statistics, for December 2016, unemployment rates were 4.4%, 4.9% and 4.9% in Hamilton County, the State of Ohio and the United States as a whole, respectively.

According to SNL Financial LC, the number of households in Hamilton County, the Cincinnati MSA, Ohio and the United States increased by 0.2%, 0.4%, 0.3% and 0.8%, respectively, from 2010 to 2017. Between 2017 and 2022, the number of households in Hamilton County, the Cincinnati MSA, Ohio and the United States are projected to increase by 0.3%, 0.4%, 0.3% and 0.8%, respectively.

Competition

We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions. We also face competition from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. As of June 30, 2016, based on the most recent available FDIC data, our market share of deposits represented 0.11% of FDIC-insured deposits in Hamilton County, ranking us 19th in market share of deposits.

Lending Activities

General. Our principal lending activity is originating one- to four-family residential real estate loans, commercial real estate loans, construction loans and home equity loans and lines of credit. To a

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lesser extent, we also originate commercial business loans, multi-family real estate loans and other consumer loans. Following the offering we plan to grow and diversify our loan portfolio by increasing our commercial business lending, our commercial real estate lending and our home equity loans and lines of credit.

Beginning in 2001, we began to increase the number of loans that we originate for sale to the secondary market. We currently originate most of our fixed-rate one- to four-family residential real estate loans for sale to the FHLB-Cincinnati through the Mortgage Purchase Program (“MPP”). During 2016 we originated $94.4 million of fixed-rate one- to four-family residential real estate loans, and sold $66.8 million of such loans to the FHLB-Cincinnati through the MPP. See “— Loan Originations, Participations, Purchases and Sales” below for more information regarding our sale of loans through the MPP. Following the completion of the offering, we expect to increase our mortgage banking activity. We currently employ three residential mortgage loan originators, and we intend to hire up to six new commission-based mortgage lenders over the next three years, as well as additional support staff as needed. Our mortgage banking infrastructure and risk management systems will allow us to safely manage a significantly larger volume of loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated.

	At December 31,
	2016		2015
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

One- to four-family residential:
Owner occupied	$41,914	46.75%	$39,376	46.94%
Non-owner occupied	5,743	6.41	6,603	7.87
Commercial real estate and land	13,631	15.21	12,939	15.42
Home equity and other consumer (1)	14,593	16.28	12,912	15.39
Residential construction	9,468	10.56	7,877	9.39
Multi-family real estate	2,513	2.80	2,995	3.57
Commercial	1,779	1.99	1,194	1.42

Total gross loans receivable	89,641	100.00%	83,896	100.00%

Deferred loan costs	98		113
Loans in process	(5,554)		(6,335)
Allowance for loan losses	(1,137)		(1,036)

Total loans receivable, net	$83,048		$76,638

(1)	At December 31, 2016, other consumer loans totaled $32,000.

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Contractual Maturities. The following table summarizes the scheduled repayments, based on scheduled principal amortization, of our loan portfolio at December 31, 2016. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2017. Maturities do not reflect the impact of prepayments.

	One- to four-family residential, owner occupied	One- to four family residential, non-owner occupied	Commercial real estate and land	Home equity and other consumer	Residential construction	Multi- family real estate	Commercial	Total
	(In thousands)
Due During the Years Ending December 31,
2017	$727	$100	$320	$1,188	$9,468	$52	$266	$12,121
2018	827	105	335	1,241	—	55	277	2,840
2019	863	111	350	1,297	—	57	289	2,967
2020 to 2021	1,839	240	751	2,772	—	123	618	6,343
2022 to 2026	5,345	721	2,206	8,095	—	359	329	17,055
2027 to 2031	6,612	934	2,771	—	—	448	—	10,765
2032 and beyond	25,701	3,532	6,898	—	—	1,419	—	37,550

Total	$41,914	$5,743	$13,631	$14,593	$9,468	$2,513	$1,779	$89,641

Fixed and Adjustable-Rate Loan Schedule. The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2016 that are contractually due after December 31, 2017.

	Due After December 31, 2017
	Fixed	Adjustable	Total
	(In thousands)

One- to four-family residential:
Owner occupied	$39,997	$1,190	$41,187
Non-owner occupied	2,237	3,406	5,643
Commercial real estate and land	2,638	10,673	13,311
Home equity and other consumer	733	12,672	13,405
Residential construction	—	—	—
Multi-family real estate	148	2,313	2,461
Commercial	1,513	—	1,513
Total	$47,266	$30,254	$77,520

Loan Approval Procedures and Authority. Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Eagle Savings Bank’s unimpaired capital and surplus. We may lend an additional amount to one person up to 10% of unimpaired capital and unimpaired surplus, to the extent that such amount is secured by readily marketable collateral, which is defined to include certain financial instruments and bullion, but generally does not include real estate. In addition, we have established an in-house limit that is less than the legal limits on loans to one borrower. At December 31, 2016, our largest credit relationship commitment totaled $2.0 million and was secured by business equipment and had an outstanding balance of $678,000. Our second largest relationship at December 31, 2016 totaled $1.7 million and was secured by commercial real estate. At December 31, 2016, all of these loans were performing in accordance with their terms.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the

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requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. We also require flood insurance if the property is determined to be in a flood zone area.

Our President and Chief Executive Officer and our Residential Lending Manager each have approval authority for up to $424,100 for residential mortgage loans. They may combine their authority such that together they can approve residential loans of up to $800,000. Our President and Chief Executive Officer and our Vice President of Commercial Lending each have approval authority for up to $424,100 for all secured commercial loans. They may combine their authority such that together they can approve commercial loans of up to $800,000. For unsecured credit, the President and Chief Executive Officer has an authority of $50,000 and the Vice President of Commercial Lending has an authority of $150,000. They may combine their authority such that together they may approve unsecured loans up to $200,000. Any loans in excess of these prescribed limits require the approval of the board of directors. All loans to one borrower will be aggregated for determining the limits as described above.

One- to Four-Family Residential Real Estate Lending. The focus of our lending program has historically been the origination of one- to four-family residential real estate loans. At December 31, 2016, we had $47.7 million of loans secured by one- to four-family real estate, representing 53.2% of our total loan portfolio. We originate both fixed-rate and adjustable-rate residential mortgage loans. At December 31, 2016, the one- to four-family residential mortgage loans held in our portfolio were comprised of 90.2% fixed-rate loans, and 9.8% adjustable-rate loans.

Our one- to four-family residential real estate loans are generally underwritten according to Fannie Mae and Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Fannie Mae, which is currently $424,100 for single-family homes in our market area. We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.” We also offer FHA loans, which we originate for sale on a servicing-released, non-recourse basis in accordance with FHA guidelines. Although we are an approved Title II Direct Endorsement Mortgagee with the FHA, we currently use a third-party underwriter with expertise in this type of lending. Currently, our lead mortgage loan processor is in the process of training to become a Direct Endorsement Underwriter. Virtually all of our one- to four-family residential real estate loans are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our one- to four-family residential mortgage loans to 80% of the purchase price or appraised value, whichever is lower. In addition, we may make one- to four-family residential mortgage loans with loan-to-value ratios between 80% and 95% of the purchase price or appraised value, whichever is less, where the borrower obtains private mortgage insurance. FHA loans may be made with loan-to-value ratios up to 96.5% of the purchase price or appraised value, whichever is less.

Our one- to four-family residential real estate loans typically have terms of 15 or 30 years. Our adjustable-rate one- to four-family residential real estate loans generally have fixed rates for initial terms of five, seven or ten years, and adjust annually thereafter at a margin. In recent years, this margin has been 2.75% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 4% or 6% over the initial interest

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rate of the loan. Adjustable-rate one-to four-family residential real estate loans are originated on a servicing released basis.

In the past we originated loans on non-owner occupied one- to four-family properties. At December 31, 2016, we had $5.7 million of loans secured by non-owner occupied one- to four-family residential real estate, representing 6.4% of our total loan portfolio and 12.1% of our total one- to four-family real estate portfolio. We do not intend to make such loans in the future.

Since 2001, we have originated an increasing amount of our one- to four-family residential real estate loans for sale to the secondary market. During 2016, we sold approximately 86.5% of the one- to four-family residential real estate loans we originated to the secondary market. These sales were primarily through the Mortgage Purchase Program (“MPP”) of the FHLB-Cincinnati. See “— Loan Originations, Participations, Purchases and Sales” below for additional information regarding our sale of loans through the MPP. We intend to grow our mortgage banking operations following the offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our strategy to increase mortgage banking.

The one- to four-family residential real estate loans that we retain for our portfolio include shorter term fixed rate loans, adjustable-rate loans, jumbo loans and other non-conforming loans that have mitigating strengths that make the loan an appropriate risk.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not currently offer “subprime loans” on one- to four-family residential real estate loans (i.e., generally loans with credit scores less than 660). In addition, we do not intend to offer interest only, Option ARM or subprime loans in the future.

We also originate home equity lines of credit and fixed-term home equity loans. See “—Home Equity Loans and Lines of Credit and Other Consumer Lending”, below.

Commercial Real Estate, Land and Multi-Family Residential Lending. In recent years, we have sought to increase our commercial real estate loans. Our commercial real estate loans are secured primarily by office buildings, retail and mixed-use properties, and light industrial properties located in our primary market area. To a lesser extent, we also make multi-family loans secured primarily by residential apartment buildings and land loans primarily secured by land located in our primary market area. At December 31, 2016, we had $13.6 million in commercial real estate and land loans and $2.5 million in multi-family real estate loans, representing 15.2% and 2.8% of our total loan portfolio, respectively.

Most of our commercial and multi-family real estate loans have a maximum term of up to 30 years. The interest rates on commercial real estate and multi-family loans are generally fixed for an initial period of one to five years and adjust annually thereafter based on the One Year Treasury Rate. The maximum loan-to-value ratio of our commercial real estate and multi-family real estate loans is generally 80% or less. For properties on which there will be a third party junior lien, the maximum loan-to-value ratio is 70%. All loan-to-value ratios are subject to our underwriting procedures and guidelines. At December 31, 2016, our largest commercial real estate loan totaled $1.2 million and was secured by a child daycare facility. At that date, our largest multi-family real estate loan totaled $517,000 and was secured by an apartment complex. At December 31, 2016, both of these loans were performing in accordance with their terms.

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Set forth below is information regarding our commercial real estate total loans at December 31, 2016.

Type of Loan	Number of Loans	Total Loan Balances
		(Dollars in thousands)

Automotive	1	$61
Land	7	1,351
Storage	2	1,146
Office	12	3,281
Owner occupied commercial real estate	19	4,995
Restaurant	2	845
Warehouse	1	243
Retail	9	1,709
Total	53	$13,631

We consider a number of factors in originating commercial and multi-family real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). All commercial real estate and multi-family loans are appraised by outside independent appraisers approved by the board of directors. Personal guarantees are generally obtained from the principals of commercial and multi-family real estate borrowers.

Raw land loans have terms of not more than 25 years. The maximum loan-to-value of these loans is 60% of the lesser of the appraised value or the purchase price of the property.

At December 31, 2016, we had $1.4 million of total land loans outstanding. Included in this was one loan for the acquisition and development of a one- to four-family residential development project. This loan had a $1.1 million commitment, of which $357,000 had been disbursed at December 31, 2016. This was our largest land loan, and was performing in accordance with its terms at December 31, 2016.

Loans secured by commercial real estate, raw land and multi-family real estate generally involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties and the increased difficulty of evaluating and monitoring these types of loans. Repayment of commercial real estate loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such properties, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Furthermore, the repayment of loans secured by multi-family residential real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower’s ability to repay the loan may be impaired. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate. At December 31, 2016, we had one multi-family troubled debt restructuring of $4,000.

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Commercial Business Lending. At December 31, 2016, we had $1.8 million of commercial business loans, representing 2.0% of our total loan portfolio. Following the conversion, we intend to increase of emphasis on commercial business lending. We offer regular lines of credit and revolving lines of credit with terms of up to 12 months to small businesses in our market area to finance short-term working capital needs such as accounts receivable and inventory. Our commercial lines of credit are typically adjustable-rate generally based on the prime rate, as published in The Wall Street Journal, plus a margin. We generally obtain personal guarantees with respect to all commercial business lines of credit. We also offer term loans of five to seven years.

We typically originate commercial business loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and the underlying assumptions, and the value and marketability of any collateral securing the loan. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment in our market area. Therefore, commercial business loans that we originate have greater credit risk than one- to four-family residential real estate loans or, generally, consumer loans. In addition, commercial business loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Home Equity Loans and Lines of Credit and Other Consumer Lending. At December 31, 2016, we had $14.6 million, or 16.3% of our loan portfolio, in home equity loans and lines of credit. We intend to increase our portfolio of home equity loans and lines of credit in proportion to the increase in our total loan portfolio following the offering.

Our home equity lines of credit and fixed-term equity loans are secured by owner occupied residential property. Home equity lines of credit are variable rate, and are approved with a maximum maturity of up to 10 years. Fixed-term home equity loans are generally originated in accordance with the same standards as one- to four-family residential mortgage loans. We extend home equity lines of credit and fixed-term equity loans on owner occupied property regardless of whether we hold the first mortgage. We do not extend home equity lines of credit unless the combined loan-to-value ratio of the first mortgage and the home equity line of credit or fixed-term equity loan is 90% or less.

Home equity lines of credit and fixed-term equity loans have greater risk than one- to four-family residential real estate loans secured by first mortgages. Our interest is generally subordinated to the interest of the institution holding the first mortgage. Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Home equity loans and lines of credit and other consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering these loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

From time to time we may make consumer loans other than home equity loans and lines of credit, generally as an accommodation to existing customers. At December 31, 2016, we had $32,000 in other consumer loans.

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Construction Lending. We originate construction loans, primarily for one- to four-family residential properties. At December 31, 2016, $9.5 million, or 10.6%, of our total loan portfolio, consisted of construction loans, all of which were secured by one- to four-family residential real estate. At December 31, 2016, the unadvanced portion of one- to four-family residential construction loans totaled $4.9 million. We intend to expand our construction lending for one- to four-family residential properties following the offering and conversion. From time to time we may also consider making construction loans for commercial real estate properties, including multi-family properties, if attractive opportunities arise.

Construction loans for one- to four-family residential properties are originated with a maximum loan to value ratio of 80% and are generally “interest-only” loans during the construction period which typically does not exceed 12 months. After this time period, the loan converts to permanent, amortizing financing following the completion of construction. We generally require that a commitment for permanent financing be in place prior to closing the construction loan.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs or that we may take possession of a partially completed project. In addition, the ultimate sale or rental of the property may not occur as anticipated.

At December 31, 2016, our largest construction loan had a principal balance of $514,000. This loan was performing in accordance with its terms at December 31, 2016.

Loan Originations, Participations, Purchases and Sales.

Most of our loan originations are generated by our loan personnel and from referrals from existing customers and real estate brokers. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and pricing levels established by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our loan originations can vary from period to period.

Since 2001, and consistent with our interest rate risk strategy in the low interest rate environment, we have sold on a servicing-released basis most of the fixed-rate conforming one- to four-family residential mortgage loans that we have originated. We currently sell most of these loans to the FHLB-Cincinnati through the MPP. During 2016 we originated $94.4 million of fixed-rate one- to four-family residential real estate loans, and sold $66.8 million of such loans to the FHLB-Cincinnati through the MPP. As part of our business strategy, we intend to expand our mortgage banking activity by adding up to six new commission-based mortgage lenders over the next three years. We believe that our mortgage banking infrastructure and risk management systems will allow us to safely manage a significantly larger volume of loans.

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Under the terms of the MPP, we are required to maintain a Lender Risk Account (“LRA”). The LRA consists of amounts withheld from the loan sale proceeds by the FHLB-Cincinnati for absorbing inherent losses that are probable on the loans we sell. These withheld funds are an asset to the Company as they are scheduled to be paid to the Company in future years, net of any credit losses on the loans sold. The funds withheld to settle these potential losses totaled $5.5 million at December 31, 2016; however, these receivables are recorded at fair value, which includes consideration of inherent losses that are probable and net present value discounts. The carrying value of the LRA totaled $2.7 million at December 31, 2016.

We have developed certain processes and procedures to monitor and mitigate the risks associated with our mortgage banking activities, including:

•	independent daily pricing to establish profitability targets;
•	a central rate lock desk to mitigate risk of pair off fees;
•	selling loans pursuant to mandatory delivery contracts to eliminate warehouse and pipeline risk;
•	underwriting review of each file to avoid loan repurchases for non-compliance with underwriting requirements; and
•	quality control performed by an independent third party vendor.

From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At December 31, 2016, we had six participation loans totalling $3.9 million in which we were not the lead lender. We also have sold portions of loans from time to time that exceeded our loans-to-one borrower legal lending limit and for risk diversification.

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The following table sets forth our loan origination, purchase, sale and principal repayment activity during the years indicated.

	Years Ended December 31,
	2016	2015

Total gross loans, including loans held for sale, at beginning of year	$86,335	$86,361

Loans originated:
One- to four-family residential:
Owner occupied	94,440	79,098
Non-owner occupied	—	—
Multifamily real estate	—	—
Residential construction	9,439	9,295
Commercial real estate and land	1,131	3,095
Commercial	1,559	468
Home equity and other consumer	9,061	8,021
Total loans originated	115,630	99,977

Loans purchased:
One- to four-family residential:
Owner occupied	—	—
Non-owner occupied	—	—
Multifamily real estate	—	—
Residential construction	—	—
Commercial real estate and land	1,176	—
Commercial	—	—
Home equity and other consumer	—	—
Total loans purchased	1,176	—

Loans sold:
One- to four-family residential:
Owner occupied	(81,741)	(68,957)
Non-owner occupied	—	—
Multifamily real estate	—	—
Residential construction	—	—
Commercial real estate and land	(74)	(576)
Commercial	—	—
Home equity and other consumer	—	—
Total loans sold	(81,815)	(69,533)

Other:
Principal repayments	(28,953)	(30,470)

Net loan activity	6,038	(26)
Total gross loans, including loans held for sale, at end of year	$92,373	$86,335

Delinquencies, Classified Assets and Non-Performing Assets

Delinquency Procedures. When a borrower fails to make a required monthly payment by the due date, a late notice is generated stating the payment and late charges due. Our policies provide that a late notice be sent when a loan is 15 days past due. In addition, we may call the borrower when the loan is 30 days past due, and we attempt to cooperate with the borrower to determine the reason for nonpayment and to work with the borrower to establish a repayment schedule that will cure the delinquency. Once the loan is considered in default, generally at 90 days past due, a certified letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower. If the borrower does not respond, we generally consider initiating foreclosure proceedings when the loan is 90 to 120 days past due. If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to

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continue to make payments. In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate until it is sold. The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Subsequent decreases in the value of the property are charged to operations through the creation of a valuation allowance. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Troubled Debt Restructurings. We occasionally modify loans to help a borrower stay current on his or her loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, or to provide for interest-only terms. These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests. At December 31, 2016, we had nine loans totaling $733,000 that were classified as troubled debt restructurings. Troubled debt restructurings may also be included in non-accrual loans if they are not performing in accordance with their modified terms or had been performing in accordance with their modified terms for less than six months since the date of restructuring.

For the year ended December 31, 2016, interest income that would have been recorded had our non-accruing troubled debt restructurings been current in accordance with their original terms was $1,000. We recognized $2,000 of interest income on such loans for the year ended December 31, 2016. At December 31, 2015 and during the twelve months then ended, there were no non-accruing troubled debt restructurings.

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Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2016
One- to four-family residential:
Owner occupied	6	$469	—	$—	6	$469
Non-owner occupied	—	—	—	—	—	—
Commercial real estate and land	1	207	—	—	1	207
Home equity and other consumer	4	104	1	50	5	154
Residential construction	—	—	—	—	—	—
Multi-family real estate	—	—	—	—	—	—
Commercial		—	—	—	—	—
Total	11	$780	1	$50	12	$830

At December 31, 2015
One- to four-family residential:
Owner occupied	1	$25	—	$—	1	$25
Non-owner occupied	—	—	—	—	—	—
Commercial real estate and land	—	—	—	—	—	—
Home equity and other consumer	2	33	—	—	2	33
Residential construction	—	—	—	—	—	—
Multi-family real estate	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Total	3	$58	—	$—	3	$58

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the FDIC to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate. General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

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In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing. Management reviews the status of each loan on our watch list on a quarterly basis with the board of directors. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

On the basis of this review of our assets, our classified loans, special mention loans, and foreclosed real estate held for sale at the dates indicated were as follows:

	At December 31,
	2016	2015
Classified loans:
Substandard	$1,737	$1,658
Doubtful assets	—	—
Loss assets	—	—
Total classified assets	$1,737	$1,658

Special mention loans	$99	$260
Foreclosed real estate held for sale	$55	$478

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Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At December 31,
	2016	2015
	(Dollars in thousands)

Non-accrual loans:
One- to four-family residential:
Owner occupied	$—	$—
Non-owner occupied	—	—
Commercial real estate and land	—	—
Home equity and other consumer	50	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	—	—
Total	50	—

Accruing loans 90 days or more past due:
One- to four-family residential:
Owner occupied	$—	$—
Non-owner occupied	—	—
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	—	—
Total loans 90 days or more past due	—	—

Accruing troubled debt restructurings:
One- to four-family residential:
Owner occupied	$80	$82
Non-owner occupied	319	485
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	4	17
Commercial	330	330
Total	$733	$914

Total non-performing loans	$783	$914
Foreclosed real estate	55	478
Total non-performing assets	$838	$1,392

Ratios:
Total non-performing loans to total loans	0.87%	1.09%
Total non-performing assets to total assets	0.72%	1.27%
Non-performing assets excluding accruing troubled debt restructurings to total assets	0.09%	0.44%
Non-performing loans excluding accruing troubled debt restructurings to total loans	0.06%	0.00%

For the year ended December 31, 2016, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $1,000. Interest income recognized on such loans for the year ended December 31, 2016 was $2,000.

Other Loans of Concern. There were no other loans at December 31, 2016 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

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Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) allocated allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan, as well as a shortfall in collateral value, could result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using either the original independent appraisal, adjusted for current economic conditions and other factors, or a new independent appraisal or evaluation, and related general or specific allowances for loan losses are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal or evaluation if it has not already been obtained. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Allocated Allowances for Identified Problem Loans. We establish an allocated allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience for the last three years, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The

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allowance may be adjusted for significant qualitative factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

As an integral part of their examination process, the FDIC and the ODFI will periodically review our allowance for loan losses. Such agencies may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended December 31,
	2016	2015
	(Dollars in thousands)

Balance at beginning of year	$1,036	$1,219

Charge-offs:
One- to four-family residential:
Owner occupied	(35)	(91)
Non-owner occupied	—	(198)
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	—	—
Total charge-offs	(35)	(289)

Recoveries:
One- to four-family residential:
Owner occupied	11	18
Non-owner occupied	—	—
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	42	13
Total recoveries	53	31

Net recoveries (charge-offs)	18	(258)
Provision for loan losses	83	75

Balance at end of year	$1,137	$1,036

Ratios:
Net charge-offs (recoveries) to average loans outstanding	(0.02)%	0.31%
Allowance for loan losses to non-performing loans at end of year	145.21%	113.35%
Allowance for loan losses to total loans at end of year	1.27%	1.23%

There were $18,000 in net loan recoveries for the year ended December 31, 2016 and $258,000 in net loan charge-offs during the year ended December 2015, respectively.

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the percent of allowance to total allowance by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2016			2015
	Allowance for Loan Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Loan Losses	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)

One- to four-family residential:
Owner occupied	$166	14.60%	46.75%	$151	14.58%	46.94%
Non-owner occupied	175	15.39	6.41	204	19.69	7.87
Commercial real estate and land	164	14.42	15.21	146	14.09	15.42
Home equity and other consumer	341	29.99	16.28	290	27.99	15.39
Residential construction	88	7.74	10.56	39	3.76	9.39
Multi-family real estate	30	2.64	2.80	36	3.48	3.57
Commercial	173	15.22	1.99	170	16.41	1.42
Total allocated allowance	1,137	100.00	100.00	1,036	100.00	100.00
Unallocated allowance	—	—	—	—	—	—
Total allowance for loan losses	$1,137	100.00%	100.00%	$1,036	100.00%	100.00%

At December 31, 2016 and 2015, our allowance for loan losses represented 1.27% and 1.23% of total loans and 145.21% and 113.35% of non-performing loans. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, as an integral part of its examination process, the FDIC and ODFI will periodically review our allowance for loan losses. The FDIC and ODFI may require that we increase our allowance based on its judgments of information available to it at the time of its examination. The regulatory agencies are not, however, directly involved in the determination of the allowance for loan losses, and decisions to increase and decrease the allowance are the responsibility of Eagle Savings Bank management. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. Our investment policy is established by the board of directors. The objectives of the policy are to: (i) ensure adequate liquidity for loan demand and deposit fluctuations, and to allow us to alter our liquidity position to meet both day-to-day and long-term changes in assets and liabilities; (ii) manage interest rate risk in accordance with our interest rate risk policy; (iii) provide collateral for pledging requirements; (iv) maximize return on our investments; and (v) maintain a balance of high quality diversified investments to minimize risk.

Our investment committee, consisting of our President and Chief Executive Officer, our Executive Vice President, and our Vice President and Chief Financial Officer, is responsible for implementing our investment policy, including approval of investment strategies and monitoring investment performance. The board of directors regularly reviews our investment strategies and the market value of our investment portfolio. Historically we have invested in short term funds and interest-earning deposits as well as bank owned life insurance. Investment in longer term securities has not been

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part of our core investment strategy. Subject to ongoing asset/liability management and possible short-term investment at the consummation of the offering to deploy the proceeds, we do not expect to emphasize long-term investment in securities in the future.

We account for investment securities in accordance with Accounting Standards Codification Topic 320, “Investments - Debt and Equity Securities.” Accounting Standards Codification 320 requires that investments be categorized as held-to maturity, trading, or available for sale.

Federally chartered savings institutions have authority to invest in various types of assets, including government-sponsored enterprise obligations, securities of various federal agencies, residential mortgage-backed securities, certain certificates of deposit of insured financial institutions, overnight and short-term loans to other banks, corporate debt instruments, debt instruments of municipalities and Fannie Mae and Freddie Mac equity securities. At December 31, 2016, other than stock in the FHLB-Cincinnati, we held no investment securities in our portfolio; and accordingly, there is no corresponding table setting forth maturities and yields at such date.

Federal Home Loan Bank Stock. We hold common stock of the FHLB-Cincinnati in connection with our FHLB borrowing activities totaling $728,000 and $727,000 at December 31, 2016 and 2015. The FHLB-Cincinnati common stock is carried at cost and classified as restricted equity securities. We may be required to purchase additional FHLB-Cincinnati stock if we increase our FHLB-Cincinnati advances in the future.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also utilize advances from the FHLB-Cincinnati for asset/liability management purposes and, from time to time, for additional funding for our operations. In addition, we receive funds from scheduled loan payments, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market area. We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts, statement savings accounts, variable rate money market accounts, and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not in the past used, and currently do not hold, any brokered deposits. At December 31, 2016, our core deposits, which are deposits other than certificates of deposit, were $58.7 million, representing 58.7% of total deposits.

We participate in the National CD Rateline Program as a wholesale source for certificates of deposit to supplement deposits generated through our retail banking operations. The Rateline Program provides an internet based listing service which connects financial institutions such as Eagle Savings Bank with other financial institutions for jumbo certificates of deposit. Deposits obtained through the Rateline Program are not considered to be brokered deposits. At December 31, 2016, approximately $2.2 million of our certificates of deposit, representing 2.2% of our total deposits, had been obtained through the Rateline Program. At December 31, 2016, these certificates of deposit had an average term to maturity of 29 months. Early withdrawal of these deposits is not permitted, which makes these accounts a more stable source of funds.

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Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to generate deposits is affected by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The following table sets forth the distribution of our average total deposit accounts, by account type, for the years indicated.

	For the Years Ended December 31,
	2016			2015
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Non-interest bearing checking	$4,621	4.77%	—%	$3,454	3.87%	—%
Interest bearing checking	15,733	16.22	0.26	13,971	15.64	0.16
Savings	14,152	14.59	0.15	13,115	14.68	0.14
Money market demand	20,587	21.23	0.32	19,038	21.31	0.22
Certificates of deposit	41,879	43.19	1.34	39,762	44.50	1.36

Total deposits	$96,972	100.00%	0.71%	$89,340	100.00%	0.70%

The following table sets forth our deposit activities for the years indicated.

	At or For the Years Ended December 31,
	2016	2015
	(In thousands)

Beginning balance	$92,450	$89,055
Net deposits before interest expense	6,905	2,773
Interest expense	689	622
Net increase in deposits	7,594	3,395
Ending balance	$100,044	$92,450

The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated.

	At December 31,
	2016	2015
	(In thousands)

Interest Rate:
Less than 1.00%	$14,476	$17,017
1.00% - 1.99%	23,507	16,089
2.00 - 2.99%	3,337	7,533
3.00 – 3.99%	—	251
Total	$41,320	$40,890

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Maturities of Certificates of Deposit Accounts. The following table sets forth the amount and maturities of all our certificates of deposit by interest rate at December 31, 2016.

	At December 31, 2016
	Period to Maturity
	Less Than or Equal to One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)

Interest Rate:
Less than 1.00%	$12,257	$1,740	$479	$—	$14,476	35.03%
1.00% - 1.99%	4,220	2,183	7,568	9,536	23,507	56.89
2.00% - 2.99%	—	2,201	—	1,136	3,337	8.08

Total	$16,477	$6,124	$8,047	$10,672	$41,320	100.00%

As of December 31, 2016, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $19.0 million. The following table sets forth the maturity of those certificates as of December 31, 2016.

At December 31, 2016
(In thousands)

Three months or less	$1,521
Over three months through six months	2,578
Over six months through one year	2,740
Over one year to three years	6,634
Over three years	5,546

Total	$19,019

Borrowings. From time to time we obtain advances from the FHLB-Cincinnati upon the security of our capital stock in the FHLB-Cincinnati and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to reprice than our deposits, they can change our interest rate risk profile. See Note 7 to the Financial Statements for additional information on the maturity of our FHLB-Cincinnati advances. At December 31, 2016, we had $28,000 in outstanding advances from the FHLB-Cincinnati. At December 31, 2016, based on available collateral, our ownership of FHLB stock, and based upon our internal policy, we had access to additional FHLB-Cincinnati advances of up to $29.8 million, and an additional $10.0 million on a line of credit with the FHLB-Cincinnati.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the years shown:

	At or For the Years Ended December 31,
	2016	2015
	(Dollars in thousands)

FHLB advances:
Balance at end of year	$28	$3,052
Average balance during year	$777	$5,000
Maximum outstanding at any month end	$3,050	$6,077
Weighted average interest rate at end of year	3.33%	4.31%
Average interest rate during year	4.25%	2.88%

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Properties

At December 31, 2016, the net book value of our properties was $4.0 million, and the net book value of our furniture, fixtures and equipment (including computer software) was $326,000. The following table sets forth information regarding our offices.

Location	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
			(In thousands)
Main Office:
6415 Bridgetown Road Cincinnati, OH 45248	Owned	2003	$2,586

Branch Offices:
5681 Rapid Run Rapid Run Plaza (at Neeb Rd.) Cincinnati, OH 45238	Leased	2009	34

3420 Edwards Road Cincinnati, OH 45208	Owned	2014	1,394

We believe that our current facilities are adequate to meet our present and foreseeable needs, other than modest and customary repair and replacement needs.

Subsidiary Activities

Upon completion of the conversion, Eagle Savings Bank will become the wholly-owned subsidiary of Eagle Financial Bancorp, Inc. Eagle Savings Bank has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2016, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Eagle Savings Bank will enter into an agreement with Eagle Financial Bancorp, Inc. to provide it with certain administrative support services, whereby Eagle Savings Bank will be compensated at not less than the fair market value of the services provided. In addition, Eagle Savings Bank and Eagle Financial Bancorp, Inc. will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Employees

As of December 31, 2016 we had 28 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

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REGULATION AND SUPERVISION

General

As an Ohio-chartered savings and loan association, Eagle Savings Bank is subject to supervision and regulation by the ODFI and the FDIC. This regulation and supervision establish a comprehensive framework of activities in which Eagle Savings Bank may engage and are intended primarily for protection of depositors and the FDIC’s Deposit Insurance Fund, and not for the protection of stockholders. Under this system of regulation, depository institutions are periodically examined to determine whether they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates and are otherwise in safe and sound financial condition and comply with applicable law and regulations. Eagle Savings Bank is also regulated to a lesser extent by the Federal Reserve Board, which governs the reserves to be maintained against certain deposits and other matters. Eagle Savings Bank must comply with federal consumer protection regulations issued by the Consumer Financial Protection Bureau (“CFPB”). Eagle Savings Bank is a member of and owns stock in the FHLB-Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System.

As a savings and loan holding company, Eagle Financial Bancorp, Inc. will be subject to examination and supervision by, and reporting to, the Federal Reserve Board. Eagle Financial Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to Eagle Savings Bank and Eagle Financial Bancorp, Inc. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Eagle Savings Bank and Eagle Financial Bancorp, Inc. Any change in these laws or regulations could have a material adverse impact on Eagle Financial Bancorp, Inc., and Eagle Savings Bank and their operations.

Ohio Regulation

The ODFI is responsible for the regulation and supervision of Ohio savings associations in accordance with the laws of the State of Ohio. Ohio law prescribes the permissible investments and activities of Ohio savings and loan associations, including the types of loans and investments that such associations may make. Pursuant to federal law, the ability of Ohio associations to engage in these state-authorized investments and activities is subject to oversight and approval by the FDIC if such investments or activities are not permissible for a federally chartered savings and loan association.

The approval of the ODFI is required for certain expansion proposals, such as the establishment of branches and acquisitions of other depository institutions. Dividend payments to stockholders may also require ODFI approval under certain circumstances.

The ODFI may initiate certain supervisory measures or formal enforcement actions against Ohio savings associations. Ultimately, if the grounds provided by law exist, the ODFI may place an Ohio association in conservatorship or receivership.

The ODFI conducts regular examinations of Eagle Savings Bank. Such examinations are often conducted jointly with the FDIC. The ODFI imposes assessments on Ohio savings associations based on their asset size to cover the cost of supervision and examination.

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Federal Regulation

The FDIC is the primary federal regulator for Eagle Savings Bank. As such, it has authority to examine Eagle Savings Bank and must approve such matters as the establishment of branch offices and mergers in which Eagle Savings Bank is the resulting institution. In addition, federal statutes and regulations, some of which are discussed below, greatly affect the operations of FDIC-insured depository institutions, including savings associations.

Capital Requirements. Federal regulations require FDIC-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a 4% Tier 1 capital to total assets leverage ratio. The current capital requirements were effective January 1, 2015 and are the result of a final rule implementing recommendations of the international Basel Committee on Banking Supervision and certain requirements of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Unrealized gains and losses on certain “available for sale” securities holdings are also included in common equity Tier 1 capital unless the institution has exercised a one-time opt out election regarding the treatment of accumulated other comprehensive income. Eagle Savings Bank elected to exercise its one-time option to opt out. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus meeting specified requirements, including cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the institution’s allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the FDIC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement is being phased in until fully implemented at 2.5% on January 1, 2019. At January 1, 2017, the capital conservation buffer rose from 0.625% to 1.25% of risk-weighted assets pursuant to the phase in.

The FDIC also has authority to establish enhanced individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

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Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and cover problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. Subject to certain exceptions, Federal law generally limits the equity investment authority of state savings associations to equity investments of the type and in the amount authorized for federal savings associations, notwithstanding state law. In addition, a state savings association may only engage as principal in other state-authorized activities that are permissible for federal savings associations if it meets all applicable capital requirements and by the FDIC determines that such activities or investments do not pose a significant risk to the Deposit Insurance Fund.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that the FDIC and other federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. The regulations were amended to incorporate the previously mentioned increased regulatory capital standards that were effective January 1, 2015. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0%, or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower undercapitalized capital category, an insured depository institution may be subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, an insured depository institution that is classified in one of the undercapitalized categories, is required to submit a capital restoration plan to the appropriate federal banking agency. An undercapitalized institution’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” institution fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” institutions must comply with one or more of a number of additional restrictions, including but not limited to, an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to

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reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Loans-to-One-Borrower. Pursuant to federal law, a state savings association may not make a loan or extension of credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and unimpaired surplus. An additional amount may be lent, equal to 10% of unimpaired capital and unimpaired surplus, if the loan is secured by readily marketable collateral, which is generally defined to include certain financial instruments and bullion (but does not include real estate).

Qualified Thrift Lender Test. Federal law requires savings associations to satisfy a qualified thrift lender (“QTL”) test under which an association must either qualify as a “domestic building and loan” as defined by the Internal Revenue Code or maintain at least 65% of its “portfolio assets” in “qualified thrift investments for at least nine out of every twelve months. “Qualified thrift investments” consist primarily of residential mortgages and related investments, including mortgage-backed and related securities. “Portfolio assets” generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets and the value of property used to conduct business. A savings association that fails the QTL test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test also subject to agency enforcement action for a violation of law. As of December 31, 2016, Eagle Savings Bank maintained 76.11% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test.

Transactions with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between insured depository institutions and their affiliates are governed by federal law. An affiliate is any company or entity that controls, is controlled by or is under common control with the institution. In a holding company context, the parent holding company and any companies that are controlled by the parent holding company are affiliates of the savings association (although subsidiaries of the savings associations itself are generally not considered affiliates). Generally, federal law limits the extent to which a savings association or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus and such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. The term “covered transaction” includes the making of loans to, purchase of assets from and issuance of a guarantee on behalf of an affiliate and other specified transactions. In addition, loans or other extensions of credit by an institution to an affiliate are required to be collateralized in accordance with the requirements set forth in federal law. “Covered transactions,” as well as to certain specified other transactions, are required to be on terms substantially the same, or at least as favorable, to the institution as those provided to a non-affiliate.

Capital Distributions. FDIC regulations govern capital distributions by a state savings association, which include cash dividends, stock repurchases and other transactions charged to the institution’s capital account. A state savings association must file an application with the FDIC for approval of a capital distribution if:

•	the total capital distributions for that calendar year (including the proposed distribution) exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•	the savings association would not be at least adequately capitalized (as defined for prompt corrective action purposes) following the distribution;

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•	the distribution would violate any applicable statute, regulation, agreement or regulatory-imposed condition; or

•	the savings association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings association that is a subsidiary of a holding company, such as Eagle Savings Bank will be following the conversion, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

The FDIC or the Federal Reserve Board may disapprove an application or notice if:

•	the savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation, agreement with a federal banking regulatory agency or condition imposed in connection with an application or notice.

Federal law also restricts a savings association’s loans to its insiders, i.e., executive officers, directors and stockholders (i.e., control of 10% or more of a class of voting stock). Loans to insiders of an institution and certain related interests of such persons, may not exceed specified limits. Loans to insiders are also generally required to be made on terms substantially the same as offered in comparable transactions to other persons, subject to an exception for loan programs open to the institution’s employees, and prior board approval is required for certain such loans. In addition, the aggregate amount of extensions of credit by an institution to its insiders cannot exceed the institution’s unimpaired capital and surplus. Federal law places additional restrictions on an institution’s loans to its executive officers.

Enforcement. The FDIC has extensive enforcement authority over insured state savings associations, including Eagle Savings Bank. The enforcement authority includes, among others, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.

Federal Insurance of Deposit Accounts. Eagle Savings Bank is a member of the FDIC’s Deposit Insurance Fund. Deposit accounts in Eagle Savings Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The FDIC assesses insured depository institutions to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, institutions deemed less risky pay lower assessments. Assessments for institutions of less than $10.0 billion of assets are now based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of failure of an institution’s failure within three years. That system, effective July 1, 2016, replaced the previous system under which institutions were placed into risk categories.

The Dodd-Frank Act required the FDIC to revise its procedures to base assessments upon each insured institution’s total assets less tangible equity instead of deposits. The FDIC issued a rule, effective April 1, 2011, that set the assessment range at 2.5 to 45 basis points of total assets less tangible equity. In conjunction with the Deposit Insurance Fund’s reserve ratio achieving 1.15%, the assessment range was

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reduced for insured institutions of less than $10.0 billion of total assets to a range of 1.5 basis points to 30 basis points, effective July 1, 2016.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the 1.35% ratio by September 30, 2020. The Dodd-Frank Act requires insured institutions with assets of $10.0 billion or more to fund the increase from 1.15% to 1.35% and, effective July 1, 2016, such institutions are subject to a surcharge to achieve that goal. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC, which has exercised that discretion by establishing a long-range fund ratio of 2%.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2016, the annualized FICO assessment was equal to 0.56 basis points of total assets less tangible capital.

The FDIC has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Eagle Savings Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing.

Privacy Regulations. Federal regulations generally require that Eagle Savings Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Eagle Savings Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Eagle Savings Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by federal regulations, a depository institution has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for depository institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the FDIC, in connection with its examination of a state savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including applications to establish branches and acquire other institutions by merger. The CRA requires a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Eagle Savings Bank’s latest CRA rating was “Satisfactory.”

USA Patriot Act. Eagle Savings Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing

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among bank regulatory agencies and law enforcement bodies. Further, certain provisions impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.

Other Laws and Regulations

Interest and other charges collected or contracted for by Eagle Savings Bank are subject to state usury laws and federal laws concerning interest rates. Lending operations are also subject to state and federal laws and regulations applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination in extending credit on the basis of race, religion, sex, creed or other specified factors;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•	Truth in Lending Act, establishing customer disclosure requirements with respect to certain loans.

The deposit operations of Eagle Savings Bank are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	Truth in Savings Act, establishing customer disclosure requirements for certain deposit accounts.

The Dodd-Frank Act transferred regulation-writing authority for federal financial consumer protection laws to the CFPB. However, institutions with under $10.0 billion of total assets, such as Eagle Savings Bank, continue to be examined for compliance with such laws and regulations by their federal bank regulator, which is the FDIC in Eagle Savings Bank’s case.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The

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Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $115.1 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0%, and for amounts greater than $115.1 million the reserve requirement is 10.0% (which may be adjusted annually by the Federal Reserve Board to between 8.0% and 14.0%). The first $15.5 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Eagle Savings Bank is in compliance with these requirements.

Federal Home Loan Bank System

Eagle Savings Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Eagle Savings Bank was in compliance with this requirement at December 31, 2016.

Holding Company Regulation

Eagle Financial Bancorp, Inc. will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over Eagle Financial Bancorp, Inc. and any non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to Eagle Savings Bank.

As a savings and loan holding company, the activities of Eagle Financial Bancorp, Inc. will be limited to those activities permitted for financial holding companies (if Eagle Financial Bancorp, Inc. meets the necessary requirements to be a financial holding company and makes the required election) or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to a financial activity or complementary to financial activities. Such activities include lending and other activities permitted for bank holding companies, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, with appropriate Federal Reserve Board approvals.

Federal law prohibits a savings and loan holding company from, directly or indirectly, or through one or more subsidiaries, acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such factors as the financial and managerial resources and future prospects of the company and institution involved, the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

The Dodd-Frank Act required the Federal Reserve Board to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, legislation was enacted in December 2014 that required the Federal Reserve Board to amend its “Small Bank Holding Company” exemption from consolidated holding company capital requirements to generally extend its applicability to bank and savings and loan holding companies of up to $1.0 billion in assets. Regulations implementing this amendment were effective May 15, 2015. Consequently, savings and loan

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holding companies of under $1.0 billion in consolidated assets, such as Eagle Financial Bancorp, Inc., remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

The Federal Reserve Board has promulgated regulations implementing the “source of strength” policy that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress. The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior consultation with the Federal Reserve Board under certain circumstances, such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary depository institution becomes undercapitalized. The policy statement also states that a holding company should consult with Federal Reserve Board staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at quarter end, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of Eagle Financial Bancorp, Inc. to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

Eagle Financial Bancorp, Inc.’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Eagle Financial Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year

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qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier. However, we will not be subject to the auditor attestation requirement or additional executive compensation disclosure, regardless of the exemptions, so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company, such as Eagle Financial Bancorp, Inc. unless the Federal Reserve Board has been given 60 days prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under

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certain circumstances including where, as will be the case with Eagle Financial Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

The approval of the ODFI is also necessary for acquisitions of control of Ohio savings associations.

In addition, federal law provides that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. Eagle Financial Bancorp, Inc. and Eagle Savings Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Eagle Financial Bancorp, Inc. and Eagle Savings Bank.

Method of Accounting. For federal income tax purposes, Eagle Savings Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31th for filing its federal income tax returns. Eagle Financial Bancorp, Inc. and Eagle Savings Bank will file a consolidated federal income tax return. Eagle Savings Bank is not currently under audit with respect to its federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the percentage of taxable income method of accounting for income taxes on bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At December 31, 2016, Eagle Savings Bank is not subject to the alternative minimum tax and will not be subject to the alternative minimum tax until it exceeds the gross income threshold. At December 31, 2016, Eagle Savings Bank had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2016, Eagle Savings Bank had no federal net operating loss carryforwards.

Capital Loss Carryovers. A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five year carryover period is not deductible. At December 31, 2016, Eagle Savings Bank had no capital loss carryovers.

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Corporate Dividends. We may generally exclude from our income 100% of dividends received from Eagle Savings Bank as a member of the same affiliated group of corporations.

State Taxation

Eagle Financial Bancorp, Inc. and Eagle Savings Bank are subject to Ohio taxation in the same general manner as other financial institutions. In particular, Eagle Financial Bancorp, Inc. and Eagle Savings Bank will file a consolidated Ohio Financial Institutions Tax (FIT) return. The FIT is based upon the net worth of the consolidated group. For Ohio FIT purposes, savings institutions are currently taxed at a rate equal to 0.8% of taxable net worth. Eagle Savings Bank is not currently under audit with respect to its Ohio FIT returns.

As a Maryland business corporation, Eagle Financial Bancorp, Inc. will be required to file an annual personal property tax return with the State of Maryland. Bank’s state income tax returns have not been audited in recent years.

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MANAGEMENT

Shared Management Structure

The directors of Eagle Financial Bancorp, Inc. are the same persons who are the directors of Eagle Savings Bank. In addition, each executive officer of Eagle Financial Bancorp, Inc. is also an executive officer of Eagle Savings Bank. We expect that Eagle Financial Bancorp, Inc. and Eagle Savings Bank will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

Executive Officers of Eagle Financial Bancorp, Inc. and Eagle Savings Bank

The following table sets forth information regarding the executive officers of Eagle Financial Bancorp, Inc. and Eagle Savings Bank. Age information is as of December 31, 2016. The officers of Eagle Financial Bancorp, Inc. and Eagle Savings Bank are elected annually.

Name	Age	Position
Gary J. Koester	63	President and Chief Executive Officer
Patricia L. Walter	41	Executive Vice President and Secretary
Kevin R. Schramm	52	Vice President, Chief Financial Officer and Treasurer
W. Raymond McCleese	42	Vice President of Commercial Lending(1)

(1)	Positions are with Eagle Savings Bank only.

Directors of Eagle Financial Bancorp, Inc. and Eagle Savings Bank

Eagle Financial Bancorp, Inc. and Eagle Savings Bank each have six directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Eagle Savings Bank will be elected by Eagle Financial Bancorp, Inc. as its sole stockholder. The following table states our directors’ names, their ages as of December 31, 2016, the years when they began serving as directors of Eagle Savings Bank, and when their current terms expire.

Name(1)	Position(s) Held With Eagle Savings Bank	Age	Director Since	Current Term Expires

Gary J. Koester	President, Chief Executive Officer and Director	63	1982	2019
James W. Braun	Chairman of the Board	69	1995	2018
Guy W. Cagney	Director	64	2002	2020
Steven J. Dulle	Director	59	1996	2020
Adam B. Goetzman	Director	57	2008	2018
Steven C. Kehoe	Director	61	2008	2019

(1)	The mailing address for each person listed is 6415 Bridgetown Road, Cincinnati, Ohio 45248.

Director Qualifications

In considering and identifying individual candidates for director, the members of our board of directors take into account several factors which they believe are important to the operations of Eagle Financial Bancorp, Inc. and Eagle Savings Bank as a community banking institution. With respect to specific candidates, the board of directors assesses the specific qualities and experience that such individuals possess, including: (i) overall familiarity and experience with the market areas served by Eagle Savings Bank and the community groups located in such communities; (ii) knowledge of the local real estate markets and real estate professionals; (iii) contacts with and knowledge of local businesses

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operating in our market area; (iv) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (v) experience with the local governments and agencies and political activities; (vi) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (vii) the integrity, honesty and reputation of the individual; (viii) experience or involvement with other local financial services companies and potential conflicts that may develop; (ix) the past service with Eagle Savings Bank or its subsidiaries and contributions to their operations; and (x) the independence of the individual.

While the board of directors does not maintain a written policy on diversity which specifies the qualities or factors the board of directors must consider when assessing Board members individually or in connection with assessing the overall composition of the board of directors, the board of directors takes into account: (i) the effectiveness of the existing board of directors or additional qualifications that may be required when selecting new directors; (ii) the requisite expertise and sufficiently diverse backgrounds of the board of directors’ overall membership composition; and (iii) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the board of directors. It is expected that the proposed Nominating and Corporate Governance Committee will follow similar policies and practices following its formation.

Board Independence

The board of directors has determined that each of our directors, with the exception of President and Chief Executive Officer Gary Koester, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Koester is not independent because he is one of our executive officers.

There were no other transactions between Eagle Savings Bank and any director or entity controlled by any director, which would interfere with the directors’ exercise of independent judgment in carrying out his responsibilities as a director.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of Eagle Savings Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

James W. Braun is retired since 2012, and the former Vice President of Technology for MAG IAS, LLC, an international capital equipment manufacturer. Mr. Braun has over 40 years of industry experience, including 25 years at Milacron, where he held various senior management positions in product development and international business management. Mr. Braun provides the Board with extensive local business experience, strategic planning and valuable insight into managing and overseeing a business. Mr. Braun has served as a director of Eagle Savings Bank since 1995 and has been the Chairman of the Board since 2007.

Guy W. Cagney is a local real estate agent with Coldwell Banker West Shell since 2012.  Mr. Cagney is a licensed Real Estate Agent in Ohio, Indiana and Florida.  He has built a 40 year successful real estate career and reputation mostly in residential real estate sales.  He is a member of the Western Hills Lions Club, Elder High School Alumni Board and Cincinnati Area Board of Realtors Grievance

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Advisory Committee.  Mr. Cagney offers the Board experience in marketing, community involvement and the real estate market in the Bank’s lending areas. Mr. Cagney has served as a director of Eagle Savings Bank since 2002.

Steven J. Dulle is the founder and President of Dulle and Company, a Cincinnati based advertising and marketing firm, which he started in 1982. His experience includes a wide variety of clients in the technology, service, manufacturing, home building, health care, financial services and consumer products industries. Mr. Dulle offers the Board his experience in developing marketing strategies and branding campaigns for local, national and international clients. Mr. Dulle has served as a director of Eagle Savings Bank since 1996.

Adam B. Goetzman is the Development Director and Zoning Administrator of Northeast Green Township Zoning District. Mr. Goetzman is responsible for zoning, code enforcement and development review services with county and/or state agencies. He performs comprehensive land use planning and promotes business development and retention. Mr. Goetzman brings the Board extensive knowledge of the building industry and business in the Bank’s market. Mr. Goetzman has served as a director of Eagle Savings Bank since 2008.

Steven C. Kehoe is a Certified Financial Planner in Cincinnati, Ohio since 1982 with Kehoe Financial Services, LLC, a regional office of Kestra and a Registered Investment Advisor. Mr. Kehoe’s practice is an independent fee-based financial planning practice primarily focusing on small business planning, investments, retirement planning and estate planning. Mr. Kehoe is also a Registered Representative with Kestra and a licensed agent with many leading insurance companies. Mr. Kehoe has served as a director of Eagle Savings Bank since 2008. Mr. Kehoe brings the Board extensive financial experience and will serve as the Board’s audit committee financial expert.

Gary J. Koester is our President and Chief Executive Officer and has served in those capacities with Eagle Savings Bank since 1996 and has served as a director of Eagle Savings Bank since 1982. Mr. Koester began his career at Eagle Savings Bank in 1977 and has held various other positions during his time with the Bank. His experience at Eagle Savings Bank includes all facets of the Bank including lending, operations, and information technology.

Executive Officers Who Are Not Directors

Patricia L. Walter is our Executive Vice President and was hired on July 6, 2016. For 11 years prior to joining the Bank, Ms. Walter served as the Controller and then the Senior Vice President of Finance for the former Cheviot Savings Bank. Ms. Walter began her career in 1997 working for six years with Grant Thornton LLP as an auditor, and then for two years with Comair, Inc., a former subsidiary of Delta Air Lines, as the Manager of Corporate Accounting.

Kevin R. Schramm is our Vice President, Chief Financial Officer and Treasurer. Mr. Schramm has served as Chief Financial Officer and Treasurer with Eagle Savings Bank since September 2006, and was named Vice President in 2017. Mr. Schramm began his career in 1986 with Cinco Federal Credit Union where he spent 17 years in various positions, including Operations Manager and Controller. Mr. Schramm’s experience also includes service as the Chief Financial Officer of the former Cottage Savings Bank.

W. Raymond McCleese is our Vice President of Commercial Lending since being hired in May 2016. Prior to joining Eagle Savings Bank, he served two years as the Vice President of Commercial Lending for First Financial Bank, and for over four years as a Vice President and a part of senior management with the former Merchants Bank and Trust, heading up the Commercial and Industrial

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division. He has also served as a Federal SBSE Agent for the Internal Revenue Service, Chief Financial Officer of a mid-sized interior design firm, and as a staff accountant for a well-established local CPA firm.

Meetings and Committees of the Board of Directors

The board of directors of Eagle Financial Bancorp, Inc. has met one time since the incorporation of Eagle Financial Bancorp, Inc. to address certain organizational matters, and has established an Audit Committee. The Audit Committee is comprised of directors Steven C. Kehoe (Chairman), Guy W. Cagney and Adam B. Goetzman. The board of directors has determined that each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and satisfies the additional independence requirements of applicable Securities and Exchange Commission rules. Based on its review of the criteria of an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission, the board of directors has determined that Mr. Kehoe qualifies as an “audit committee financial expert”.

The board of directors of Eagle Financial Bancorp, Inc. will establish a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the committees will be comprised of independent directors and will operate under a written charter governing its composition, responsibilities and operations. The Board has not yet selected the members of the Nominating and Corporate Governance Committee and the Compensation Committee.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, Eagle Financial Bancorp, Inc. will adopt several policies to govern the activities of both Eagle Financial Bancorp, Inc. and Eagle Savings Bank including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our board of directors;

•	the establishment and operation of board committees, including audit, nominating and compensation committees;

•	convening executive sessions of independent directors; and

•	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Transactions With Certain Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Eagle Savings Bank, to their executive officers and directors in compliance with federal banking regulations.

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At December 31, 2016, total outstanding loans to directors and executive officers totaled $31,000, with an additional $19,000 in available credit on such loans. At December 31, 2016, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Eagle Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2016, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information as to the total remuneration paid by Eagle Savings Bank to Gary Koester, President and Chief Executive Officer, and Kevin Schramm, Vice President, Chief Financial Officer and Treasurer, for the year ended December 31, 2016. No other executive officer received total compensation of more than $100,000 for the year ended December 31, 2016. The individuals listed in the table below are referred to as named executive officers.

Summary Compensation Table For the Year Ended December 31, 2016
Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation(1) ($)	Total ($)
Gary J. Koester President and Chief Executive Officer	2016	157,804	31,861	25,524	215,189

Kevin Schramm Vice President, Chief Financial Officer & Treasurer	2016	95,778	19,376	4,441	119,595

(1)	A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation
Name	Board and Other Fees ($)	Employer Contributions to 401(k) Plan ($)	Total All Other Compensation ($)
Gary J. Koester	17,463	8,061	25,524
Kevin Schramm	—	4,441	4,441

Benefit Plans and Agreements

Proposed Employment Agreements.

Eagle Financial Bancorp, Inc. does not currently have employment agreements with any of its employees. Upon completion of the conversion, Eagle Financial Bancorp, Inc. and Eagle Savings Bank intend to enter into employment agreements with Gary J. Koester, our President and Chief Executive Officer and Kevin Schramm, our Vice President, Chief Financial Officer & Treasurer. Our continued success depends to a significant degree on the skills and competence of Messrs. Koester and Schramm and the employment agreements are intended to ensure that we maintain a stable management base following the conversion and offering.

Each employment agreement will have substantially similar terms, except for the term of the agreements. Mr. Koester’s agreement will have an initial three-year term and, commencing on January 1,

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2018, and on each subsequent January 1st thereafter the agreement will be renewed for an additional year so that the remaining term will always be three years from the applicable January 1st renewal date, unless a notice is provided to Mr. Koester that the agreement will not renew. Mr. Schramm’s agreement will have an initial two-year term with the same renewal provisions as provided in Mr. Koester’s agreement. The current base salary for Mr. Koester is $162,538 and the current base salary for Mr. Schramm is $103,651. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, if any, and other fringe benefit plans, if any, applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) for Mr. Koester’s agreement only, a failure to appoint him to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of his position, (c) relocation of the executive’s office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Eagle Savings Bank, or (e) a material breach of the employment agreement by Eagle Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Eagle Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage until the earlier of: (i) the executive’s employment by another employer whereby the executive receives substantially similar insurance coverage or (ii) for the remaining unexpired term of the employment agreement. If such coverage is not permitted by applicable law or if providing such benefits would subject Eagle Savings Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.

In the event of a change in control of Eagle Savings Bank or Eagle Financial Bancorp, Inc. followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above, within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three times (two times for Mr. Schramm) the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three completed fiscal years (two completed fiscal years for Mr. Schramm) prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably be expected to have been made on the executive’s behalf under Eagle Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional 36 months (24 months for Mr. Schramm) after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage until the earlier of: (i) the executive’s employment by another employer whereby the executive receives substantially similar insurance

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coverage or (ii) for 36 months (24 months for Mr. Schramm). If such coverage is not permitted by applicable law or if providing such benefits would subject Eagle Savings Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under the employment agreement, if the executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive will receive benefits under any short-term or long-term disability plans maintained by Eagle Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, Eagle Savings Bank will pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability. Eagle Savings Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with Eagle Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.

Upon termination of the executive’s employment, the executive will be subject to certain restrictions on his ability to compete for six months, or to solicit business or employees of Eagle Savings Bank and Eagle Financial Bancorp, Inc. for a period of one year following termination of employment. The non-competition provision does not apply if a termination of employment occurs following a change in control.

Supplemental Executive Retirement Plan. Eagle Savings Bank adopted a Supplemental Executive Retirement Plan effective as of January 1, 2010 (the “SERP”). Mr. Koester and Mr. Schramm are participants in the Plan and each executive entered into a participation agreement evidencing his and her participation in the plan. Under the Plan, which is a nonqualified deferred compensation plan subject to Section 409A of the Internal Revenue Code, the executive is entitled to receive a benefit equal to 45% of the executive’s final average salary (as defined in the SERP) payable for 15 years following a termination of employment on or after age 66, with the benefit paid in monthly installments. The annual benefit is subject to a ten-year vesting schedule, with zero percent vesting in the first five years, 20% vesting after six years, and 20% thereafter for each additional year of service. If the executive terminates employment prior to age 66 (other than due to disability or following a change in control), the executive will be entitled to receive a lump sum payment equal to his vested accrued benefit liability (as defined in the SERP) within 90 days following the date of termination. The agreement also provides a benefit in the event of the executive’s disability or upon the occurrence of a change in control.

401(k) Plan. Eagle Savings Bank maintains the Eagle Savings Bank 401(k) Profit Sharing Plan and Trust, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”) effective as of January 1, 1993. Mr. Koester and Mr. Schramm are eligible to participate in the 401(k) Plan just like any other employee. An employee must attain age 21 and complete one year of service to be eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2017, the salary deferral contribution limit is $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of $24,000. In addition to salary deferral contributions, Eagle Savings Bank may make discretionary matching and profit sharing contributions. A participant is always 100% vested in his or her salary deferral contributions and a participant will become vested in employer matching contributions at a rate of 20% per year, beginning with two years of vesting service, and the participant will become 100% vested over a six-year period. Generally, unless the participant

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elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Eagle Financial Bancorp, Inc.

Employee Stock Ownership Plan. In connection with the conversion, Eagle Financial Bancorp, Inc. adopted an employee stock ownership plan for eligible employees. Eagle Financial Bancorp, Inc.’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee. Eligible employees who have attained age 21 and were employed by us as of January 1, 2017 will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of Eagle Financial Bancorp, Inc. common stock issued in the conversion, including shares contributed to the charitable foundation. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Eagle Financial Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Eagle Financial Bancorp, Inc.’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year, beginning with two years of vesting service, and the participant will become 100% vested over a six-year period. Participants who were employed by Eagle Financial Bancorp, Inc. immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Eagle Financial Bancorp, Inc. will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Eagle Financial Bancorp, Inc.’s earnings.

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Director Compensation

The following table sets forth for the year ended December 31, 2016 certain information as to the total remuneration we paid to our directors other than Gary J. Koester. Information with respect to director fees paid to Mr. Koester is included above in “Executive Officer Compensation – Summary Compensation Table.”

Directors Compensation Table For the Year Ended December 31, 2016
Name	Fees earned or paid in cash ($)	All Other Compensation ($)		Total ($)
Steven J. Dulle	17,463	―		17,463
James W. Braun	17,463	6,075	(1)	23,538
Guy W. Cagney	17,463	―		17,463
Steven C. Kehoe	17,463	―		17,463
Adam B. Goetzman	17,463	―		17,463

(1)	Mr. Braun was paid $6,075 for strategic planning services which were separate and in addition to his services as a director.

Director Fees

Directors earn an annual fee and no additional fees, such as meeting or committee fees, are paid. For the year ended December 31, 2016, each director was paid an annual fee of $17,463.

Each person who will serve as a director of Eagle Financial Bancorp, Inc. will also serve as a director of Eagle Savings Bank and will initially earn an annual fee only in his capacity as a board member of Eagle Savings Bank. In 2017, the annual director fee has increased to $24,000, and the Chairman of the Board, Mr. Braun, will receive an additional $10,000 annual fee. Upon completion of the conversion, additional director fees may be paid for Eagle Financial Bancorp, Inc. director meetings, although no such determination has been made at this time.

Director Plan

Supplemental Director Retirement Plan. Eagle Savings Bank adopted a Supplemental Executive Retirement Plan effective as of January 1, 2010 (the “Director Plan”). Mr. Braun, Mr. Cagney, Mr. Dulle, Mr. Goetzman, Mr. Kehoe and Mr. Koester are participants in the Plan and each director entered into a participation agreement evidencing his and her participation in the plan. Under the Plan, which is a nonqualified deferred compensation plan subject to Section 409A of the Internal Revenue Code, the director is entitled to receive to $1,000 for each year of service payable for 5 years following a separation from service on or after age 70, with the benefit paid in monthly installments. The annual benefit is subject to a ten-year vesting schedule, with zero percent vesting in the first five years, 20% vesting after six years, and 20% thereafter for each additional year of service. If a director terminates employment prior to age 70 (other than due to disability or following a change in control), the director will be entitled to receive a lump sum payment equal to the vested accrued benefit liability (as defined in the Director Plan) within 90 days from the director’s separation from service. The agreement also provides a benefit in the event of the director’s death, disability or upon the occurrence of a change in control.

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Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering. These limitations will not apply if the plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of Eagle Financial Bancorp, Inc. If the stock-based incentive plan is established more than one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Eagle Financial Bancorp, Inc. or Eagle Savings Bank.

In addition to the employment agreements that we intend to enter into with our President and Chief Executive Officer and our Vice President, Chief Financial Officer and Treasurer as described above, we intend to enter into employment agreements with our two other executive officers upon completion of the conversion, subject to regulatory approval.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 208,000 shares of common stock, equal to 14.39% of the aggregate number of shares of common stock to be sold in the offering and contributed to the charitable foundation at the minimum of the offering range, assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering—Limitations on Common Stock Purchases.”

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range

Gary J. Koester, President, Chief Executive Officer and Director	40,000	$400,000	2.77%
Patricia L. Walter, Executive Vice President	30,000	300,000	2.08
Kevin R. Schramm, Vice President, Chief Financial Officer and Treasurer	20,000	200,000	1.38
W. Ray McCleese, Vice President of Commercial Lending	5,000	50,000	0.35
James W. Braun, Chairman of the Board	10,000	100,000	0.69
Guy W. Cagney, Director	35,000	350,000	2.42
Steven J. Dulle, Director	30,000	300,000	2.08
Adam B. Goetzman, Director	18,000	180,000	1.24
Steven C. Kehoe, Director	20,000	200,000	1.38

All directors and officers as a group (9 persons)	208,000	$2,080,000	14.39%

(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion.

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THE CONVERSION AND OFFERING

The board of directors of Eagle Savings Bank has approved the plan of conversion. The plan of conversion must also be approved by Eagle Savings Bank’s members (depositors). A special meeting of members has been called for this purpose. We have filed an application with respect to the conversion with the ODFI and the FDIC, and have also filed a holding company application with the ODFI and the Federal Reserve Board. The FDIC has issued its intent to approve the proposed conversion, subject to the satisfaction of certain conditions. The Federal Reserve Board has issued its approval of the holding company application. Any such approvals do not constitute a recommendation or endorsement of the plan of conversion by any regulatory agency. We cannot consummate the conversion and the stock offering without obtaining all final required regulatory approvals and satisfying the conditions contained in such approvals.

General

The board of directors of Eagle Savings Bank initially approved the plan of conversion on March 3, 2017 . Pursuant to the plan of conversion, Eagle Savings Bank will convert from the mutual form of organization to the stock form of organization. In connection with the conversion, Eagle Savings Bank has organized a new Maryland stock holding company named Eagle Financial Bancorp, Inc., which will sell shares of common stock to the public in an initial public stock offering. When the conversion and related stock offering are completed, all of the capital stock of Eagle Savings Bank will be owned by Eagle Financial Bancorp, Inc., and all of the common stock of Eagle Financial Bancorp, Inc. will be owned by stockholders. Eagle Savings Bank also intends to form a charitable foundation, Eagle Savings Bank Charitable Foundation, and fund it with $400,000 of Eagle Financial Bancorp, Inc. common stock (based on $10 per share) and $100,000 of cash.

Eagle Financial Bancorp, Inc. expects to retain between $5.1 million and $7.3 million of the net proceeds of the offering, or $8.5 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. We anticipate that Eagle Savings Bank will receive a capital contribution equal to between $6.4 million and $9.0 million of the net proceeds of the offering. The conversion will be consummated only upon the sale of at least 1,405,000 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan, supplemental eligible account holders and other members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in Hamilton County, Ohio. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the ODFI and the FDIC. See “—Community Offering” and “—Syndicated Community Offering.”

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We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Eagle Financial Bancorp, Inc., assuming the conversion and stock offering are completed. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking office of Eagle Savings Bank and as described in the section of this prospectus titled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Eagle Savings Bank’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the ODFI and the FDIC. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are:

•	to increase our capital to support our strategic plan that includes managed growth, increasing our mortgage banking operations and diversifying our lending;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations;

•	to offer our customers and employees an opportunity to purchase our stock;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and

•	to support our local communities through establishing and funding a charitable foundation.

As of December 31, 2016, Eagle Savings Bank was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position during a period of economic, regulatory and political uncertainty.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Eagle Savings Bank at a special meeting of members is required to approve the plan of conversion. In addition, in order to amend the articles of incorporation and constitution for the stock bank, we must receive the affirmative vote of at least two-thirds of the votes cast by members. A special meeting of members to consider and vote upon the plan of conversion (including the related amendments to the Bank’s articles of incorporation and constitution) has been set for June 27, 2017 . The conversion also must be approved by the ODFI and the FDIC. The FDIC has issued its intent to approve the proposed conversion, subject to

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the satisfaction of certain conditions. The ODFI has authorized the use of this prospectus. Additionally, the ODFI and the Federal Reserve Board must approve Eagle Financial Bancorp, Inc.’s holding company application. The Federal Reserve Board has issued its approval of the holding company application. Any such approvals do not constitute a recommendation or endorsement of the plan of conversion by any regulatory agency. We cannot consummate the conversion and the stock offering without obtaining all final required regulatory approvals, including approval from the ODFI of the conversion application and holding company application and the final approval from the FDIC to complete the conversion and offering.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Eagle Savings Bank will continue to be an Ohio-chartered savings and loan association and will continue to be regulated by the ODFI and the FDIC, while Eagle Financial Bancorp, Inc. will be regulated by the Federal Reserve Board. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving Eagle Savings Bank at the time of the conversion will be the directors of Eagle Savings Bank and of Eagle Financial Bancorp, Inc. after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Eagle Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Eagle Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. All of our depositors are members of and have voting rights in Eagle Savings Bank as to all matters requiring membership action. Upon completion of the conversion, Eagle Savings Bank will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Eagle Savings Bank will be vested in Eagle Financial Bancorp, Inc. as the sole stockholder of Eagle Savings Bank. The stockholders of Eagle Financial Bancorp, Inc. will possess exclusive voting rights with respect to Eagle Financial Bancorp, Inc. common stock.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Eagle Savings Bank or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Eagle Savings Bank has both a deposit account in Eagle Savings Bank and a pro rata ownership interest in the net worth of Eagle Savings Bank based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Eagle Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Eagle Savings Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net

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worth of Eagle Savings Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings and loan association normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings and loan association is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Eagle Savings Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Eagle Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of December 31, 2015 and March 31, 2017 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Eagle Financial Bancorp, Inc. as the holder of Eagle Savings Bank’s capital stock. Pursuant to the rules and regulations of the ODFI and the FDIC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller & Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one update, Keller & Company, Inc. will receive a fee of $37,000, and will be reimbursed for its expenses up to $500. In the event that Keller & Company, Inc. is required to update the appraisal more than one time, it will receive an additional fee of $2,000 for each such update to the valuation appraisal.

We are not affiliated with Keller & Company, Inc., and neither we nor Keller & Company, Inc. has an economic interest in, or is held in common with, the other. Keller & Company, Inc. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway Keller & Company, Inc. from serving in the role of our independent appraiser.

We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach, recognizing that the price-to-earnings approach was not meaningful due to Eagle Savings Bank’s loss position. The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the peer group companies identified by Keller & Company, Inc., subject to valuation adjustments applied by Keller & Company, Inc. to account for differences between us and our peer group. Because Keller & Company, Inc. concluded that asset size is not a strong determinant of market value, Keller & Company, Inc. did not place significant weight on the pro forma

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price-to-assets approach in reaching its conclusions. Keller & Company, Inc. placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including our financial statements. Keller & Company, Inc. also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and the offering on our equity and earnings potential;

•	our potential to pay cash dividends; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of February 21, 2017, the estimated pro forma market value of Eagle Financial Bancorp, Inc. ranged from $14.5 million to $19.6 million, with a midpoint of $17.0 million (inclusive of the shares to be contributed to Eagle Savings Bank Charitable Foundation). Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 1,405,000 shares, the midpoint of the offering range will be 1,660,000 shares and the maximum of the offering range will be 1,915,000 shares, or 2,208,250 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to our pro forma market value based on a comparison of Eagle Financial Bancorp, Inc. with the peer group. Keller & Company, Inc. made downward adjustments for financial condition, earnings, liquidity of the stock, asset growth, dividends and marketing of the offering. No adjustments were made for subscription interest, market area, management or the effect of government regulations and regulatory reform. The downward valuation adjustments considered, among other things, Eagle Financial Bancorp, Inc.’s less favorable balance sheet structure, including a higher non-performing asset ratio than the peer group, lower reported and core or recurring earnings measures as compared to the peer group, and the fact that Eagle Financial Bancorp, Inc.’s pro forma market capitalization and implied liquidity of the stock is expected to be lower than the peer group. The valuation adjustment for stock market conditions took into

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consideration the prevailing stock market environment for the common stock of thrift institutions and their holding companies, which has been relatively volatile and has underperformed in relation to the U.S. stock market generally.

The following table presents a summary of selected pricing ratios for the peer group companies and for Eagle Financial Bancorp, Inc. (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal. These ratios are based on Eagle Financial Bancorp, Inc.’s book value, tangible book value and “core” earnings, where earnings have been adjusted by Keller & Company, Inc. to omit certain non-recurring income and expense items, as of and for the twelve months ended December 31, 2016. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 21, 2017. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 35.52% on a price-to-book value basis and a discount of 39.90% on a price-to-tangible book value basis.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
Eagle Financial Bancorp, Inc. (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	29.72	x	70.96%	70.96%
Maximum	26.00	x	67.18%	67.18%
Midpoint	22.74	x	63.30%	63.30%
Minimum	19.43	x	58.71%	58.71%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	21.20	x	98.17%	105.33%
Medians	17.16	x	100.78%	105.08%

The appraisal peer group consists of the following companies:

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at September 30, 2016
				(in thousands)
Bay Bancorp (BYBK)	BYBK	NASDAQ	Columbia, MD	$605,604
Central Federal Corp (CFBK)	CFBK	NASDAQ	Fairlawn, OH	405,668
Elmira Savings Bank (ESBK)	ESBK	NASDAQ	Elimira, NY	567,639
Hamilton Bancorp (HBK)	HBK	NASDAQ	Towson, MD	510,208
HMN Financial (HMNF)	HMNF	NASDAQ	Rochester, NY	684,441
IF Bancorp (IROQ)	IROQ	NASDAQ	Watseka, IL	588,445
Poage Bankshares (PBSK)	PBSK	NASDAQ	Ashland, KY	448,688
Severn Bancorp (SVBI)	SVBI	NASDAQ	Annapolis, MD	777,466
Wolverine Bancorp (WBKC)	WBKC	NASDAQ	Midland, MI	370,207
WVS Financial Corp (WVFC)	WVFC	NASDAQ	Pittsburgh, PA	334,972

Our board of directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

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•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the ODFI and the FDIC, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $14.5 million or more than $22.5 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Keller & Company, Inc. did not independently verify our financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities. The independent valuation considers Eagle Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Eagle Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $22.5 million, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 2,208,250 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $22.5 million, and a corresponding increase in the offering range to more than 2,208,250 shares, or a decrease in the minimum of the valuation range to less than $14.5 million and a corresponding decrease in the offering range to fewer than 1,405,000 shares, then we will promptly return, with interest at a rate of 0.15 % per annum, all funds received in the offering and cancel deposit account withdrawal authorizations. After consulting with the ODFI and the FDIC, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the ODFI and the FDIC in order to complete the offering. In the event that we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time. If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the ODFI and the FDIC, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis

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while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on December 31, 2015 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 20,000 shares ($200,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on December 31, 2015. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding December 31, 2015.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation. Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock issued in the conversion, including shares contributed

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to the charitable foundation. Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on March 31, 2017 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 20,000 shares ($200,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at March 31, 2017 . In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of May 3, 2017 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 20,000 shares ($200,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at May 3, 2017 . In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

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Expiration Date. The Subscription Offering will expire at 2:00 p.m., Eastern Time, on June 15, 2017 , unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the ODFI and the FDIC, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 1,405,000 shares within 45 days after the June 15, 2017 expiration date, and the ODFI and the FDIC have not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.15 % per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond July 31, 2017 is granted by the ODFI and the FDIC, we will resolicit subscribers as described under “—Procedure for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering with a preference given to natural persons and trusts of natural persons residing in Hamilton County, Ohio (the “Community”).

Subscribers in the community offering may purchase up to 20,000 shares ($200,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

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Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. The community offering is expected to conclude at 2:00 p.m., Eastern Time on June 15, 2017 , but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond July 31, 2017 . If an extension beyond July 31, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond June 27, 2019 , which is two years after the special meeting of members. If the community offering is extended, payments must be made in immediately available funds (bank checks, money orders, Eagle Savings Bank deposit account withdrawal authorization). Personal checks will not be accepted.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public.  If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 20,000 shares ($200,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.”  We retain the right to accept or reject in whole or in part any orders in the syndicated community offering.  Unless the ODFI and the FDIC permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated.  Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Eagle Savings Bank deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $14.1 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of 0.15 % per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement

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among Eagle Savings Bank and Eagle Financial Bancorp, Inc. on one hand, and Keefe, Bruyette & Woods, Inc. on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. The syndicated community offering, if any, must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond July 31, 2017 . If an extension beyond July 31, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond June 27, 2019 , which is two years after the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The ODFI, the FDIC and the Financial Industry Regulatory Authority must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	No individual with one or more qualifying accounts, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 20,000 shares ($200,000) of common stock in the offering;

•	No person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation (including shares issued in the event of an increase in the offering range of up to 15%);

•	The maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and directors and their associates, in the aggregate, may not exceed 33% of the shares sold in the offering; and

•	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the ODFI and the FDIC, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock will be, and, in our sole discretion other subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of

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common stock owned by subscribers who choose to increase their subscriptions. In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	in the event that there is an oversubscription at the Eligible Account Holder, tax-qualified employee benefit plans, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(ii)	to fill unfulfilled subscriptions in the community offering.

The term “associate” of a person means:

(1)	any corporation or organization, other than Eagle Savings Bank, Eagle Financial Bancorp, Inc. or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Eagle Savings Bank or Eagle Financial Bancorp, Inc.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

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Our directors are not treated as associates of each other solely because of their membership on the board of directors. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below. Any purchases made by any associate of Eagle Savings Bank or Eagle Financial Bancorp, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Restrictions on Transfer of Subscription Rights and Shares,” “—Other Restrictions” and “Restrictions on Acquisition of Eagle Financial Bancorp, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

To assist in the marketing of our shares of common stock, we have retained Keefe, Bruyette & Woods, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority. In its role as financial advisor, Keefe, Bruyette & Woods, Inc. will, among other things:

•	provide advice on the financial and securities market implications of the plan of conversion;

•	assist in structuring our stock offering, including developing a market strategy for the stock offering;

•	review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, as needed;

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary; and

•	provide general advice and assistance as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Keefe, Bruyette & Woods, Inc. has received a management fee of $30,000, and will receive a success fee of $250,000 for the shares of common stock sold in the subscription and direct community offerings. The $30,000 management fee will be credited against the $250,000 success fee. In the event of a re-solicitation of subscribers, Keefe, Bruyette & Woods may be entitled to additional compensation for such re-solicitation up to $25,000.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of

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common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering. Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  If all shares of common stock were sold in a syndicated community offering (except for shares purchased by our directors, officers, employees and their family members and our employee stock ownership plan), the maximum selling agent commissions would be approximately $652,000, $793,000, $933,000 and $1.1 million at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Eagle Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our records agent in connection with the stock offering. In its role as records agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•	consolidate deposit accounts, develop a central file and calculate eligible votes;

•	design and prepare proxy forms and stock order forms;

•	organize and supervise the Stock Information Center;

•	tabulate proxy votes;

•	act as or support the inspector of election at the special meeting of members; and

•	provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

For these services, Keefe, Bruyette & Woods, Inc. has been paid a fee of $30,000. The records agent fees may be increased by up to $10,000 in the event of any material changes in applicable regulations or the plan of conversion, or delays requiring duplicate or replacement processing due to change in record dates. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and

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expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our records agent and performance of services as our records agent.

Keefe, Bruyette & Woods, Inc. also will be reimbursed for reasonable expenses of up to $30,000 in its capacity as our financial advisor, and will be reimbursed for reasonable expenses of up to $5,000 as our records agent. Keefe, Bruyette & Woods, Inc. will also be reimbursed for its attorney’s fees not to exceed $75,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive its management and records agent fees (subject to refund to the extent services are not actually performed), and reimbursement of its reasonable out-of-pocket expenses and attorneys’ fees and will return any amounts paid or advanced by us in excess of these amounts. The cap on expense reimbursement for financial advisory services may be increased by up to $10,000 to a maximum of $40,000, and the cap on legal fees may be increased by up to $15,000 to a maximum of $90,000, by mutual consent, including in the event of any material delay of the offering which would require an update of the financial information in tabular form to reflect a period later than set forth in the offering document. In no event will financial advisory expenses and legal fees reimbursed to Keefe, Bruyette & Woods, Inc. exceed $130,000 in the aggregate.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and order form in electronic format may be made available on Internet sites or through other online services maintained by Keefe, Bruyette & Woods, Inc. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Keefe, Bruyette & Woods, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 2:00 p.m., Eastern Time, on June 15, 2017 , unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond July 31, 2017 would require the ODFI and the FDIC’s approval. If the offering is extended past July 31, 2017 , we will resolicit subscribers. You will have the opportunity to

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confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.15 % per annum from the date your stock order was processed. No single extension will exceed 90 days. Aggregate extensions may not go beyond June 27, 2019 , which is two years after the special meeting of members. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.15 % per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form and remit full payment. We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. All order forms must be received, not postmarked, prior to 2:00 p.m., Eastern Time, June 15, 2017 . We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so. You may submit your order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the order form or by hand-delivery to Eagle Savings Bank’s office, located at 6415 Bridgetown Road, Cincinnati, Ohio. Please do not mail stock order forms to Eagle Savings Bank. Once tendered, an order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond July 31, 2017 , or the number of shares of common stock to be sold is increased to more than 2,208,250 shares or decreased to less than 1,405,000 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the ODFI and the FDIC.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Eagle Savings Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, payable to Eagle Financial Bancorp, Inc.; or

•	authorization of withdrawal from the types of Eagle Savings Bank deposit accounts identified on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Eagle Savings Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the

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stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest will remain in the account. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Eagle Savings Bank and will earn interest at a rate of 0.15 % per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Eagle Savings Bank from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not pay by wire transfer. You may not submit cash or use a check drawn on an Eagle Savings Bank line of credit. We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Eagle Financial Bancorp, Inc. You may not designate on your stock order form a direct withdrawal from an Eagle Savings Bank retirement account. See “—Using Retirement Account Funds” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Eagle Savings Bank deposit accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or Eagle Financial Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the stock offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Eagle Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in an Eagle Savings Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Eagle Savings Bank individual retirement account to an independent

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trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. An annual administrative fee may be payable to the independent custodian or trustee. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the June 15, 2017 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Purchased

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the subscription offering and community offering will be mailed to the stock registration address noted by purchasers on the stock order form as soon as practicable following completion of the offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. It is possible that until the ownership statements are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of the ownership statement will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

ODFI and the FDIC regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

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How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (877) 892-9472 . The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Eagle Savings Bank prior to the conversion, all claims of creditors of Eagle Savings Bank, including those of depositors of Eagle Savings Bank (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Eagle Savings Bank remaining, members of Eagle Savings Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Eagle Savings Bank immediately prior to liquidation. In the unlikely event that Eagle Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Eagle Financial Bancorp, Inc. as the sole holder of Eagle Savings Bank capital stock. Pursuant to the rules and regulations of the ODFI and the FDIC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Eagle Savings Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Eagle Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Eagle Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Eagle Savings Bank, would be entitled, on a complete liquidation of Eagle Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Eagle Financial Bancorp, Inc. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Eagle Savings Bank on December 31, 2015. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on December 31, 2015 bears to the balance of all such deposit accounts in Eagle Savings Bank on such date. Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Eagle Savings Bank on March 31, 2017 . Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on March 31, 2017 bears to the balance of all such deposit accounts in Eagle Savings Bank on such date.

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If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2015 or March 31, 2017 , respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Eagle Financial Bancorp, Inc., as the sole stockholder of Eagle Savings Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Eagle Savings Bank, Eagle Financial Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Eagle Savings Bank or Eagle Financial Bancorp, Inc. would prevail in a judicial proceeding.

Eagle Savings Bank and Eagle Financial Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of Eagle Savings Bank to an Ohio chartered stock savings and loan association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Eagle Savings Bank will not recognize any gain or loss upon the receipt of money from Eagle Financial Bancorp, Inc. in exchange for shares of common stock of Eagle Savings Bank.

3.	The basis and holding period of the assets received by Eagle Savings Bank, in stock form, from Eagle Savings Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Eagle Savings Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Eagle Savings Bank, in stock form, in the same dollar amount and under the same terms as held at Eagle Savings Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Eagle Savings Bank in exchange for their ownership interests in Eagle Savings Bank.

5.	The basis of the account holders deposit accounts in Eagle Savings Bank, in stock form, will be the same as the basis of their deposit accounts in Eagle Savings Bank, in mutual form. The basis of the Eligible Account Holders and Supplemental Eligible Account

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Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Eagle Financial Bancorp, Inc. common stock, provided that the amount to be paid for Eagle Financial Bancorp, Inc. common stock is equal to the fair market value of Eagle Financial Bancorp, Inc. common stock.

7.	The basis of the shares of Eagle Financial Bancorp, Inc. common stock purchased in the offering will be the purchase price. The holding period of the Eagle Financial Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by Eagle Financial Bancorp, Inc. on the receipt of money in exchange for shares of Eagle Financial Bancorp, Inc. common stock sold in the offering.

In the view of Keller & Company, Inc. (which is acting as independent appraiser of the value of the shares of Eagle Financial Bancorp, Inc. common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. Keller & Company, Inc.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and Eagle Financial Bancorp, Inc. could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Eagle Savings Bank, the members of Eagle Savings Bank, Eagle Financial Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Eagle Financial Bancorp, Inc. or Eagle Savings Bank would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Eagle Financial Bancorp, Inc.’s registration statement. An opinion regarding the Ohio state income tax consequences consistent with the federal tax opinion has been issued by BKD, LLP, tax advisors to Eagle Savings Bank and Eagle Financial Bancorp, Inc.

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Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of Eagle Financial Bancorp, Inc. or Eagle Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Additionally, in connection with the FDIC’s conditional approval of the conversion, Eagle Savings Bank made a commitment to the FDIC that shares of common stock purchased in the offering by a director or an officer of Eagle Savings Bank generally may not be sold for a period of three years following the closing of the conversion without the prior approval of the FDIC, except in the event of the death of the director or officer or in certain other limited cases. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Eagle Financial Bancorp, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the FDIC. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

FDIC regulations prohibit Eagle Financial Bancorp, Inc. from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with ODFI and the FDIC approval) or tax-qualified employee stock benefit plans.

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EAGLE SAVINGS BANK CHARITABLE FOUNDATION

General

In furtherance of our commitment to the communities in our market area, the plan of conversion provides that we will establish a new charitable foundation, Eagle Savings Bank Charitable Foundation, as a non-stock, nonprofit Delaware corporation in connection with the conversion and offering. The charitable foundation will be funded with cash and shares of our common stock, as further described below. By further enhancing our visibility and reputation in the communities within our market area, we believe that the charitable foundation will enhance the long-term value of Eagle Savings Bank’s community banking franchise. The conversion and offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community through the charitable foundation.

Purpose of the Charitable Foundation

In connection with the closing of the conversion and offering, Eagle Financial Bancorp, Inc. intends to contribute to the charitable foundation $400,000 of shares of its common stock (based on $10.00 per share) and $100,000 in cash.

The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. It will also support our ongoing obligations to the community under the Community Reinvestment Act. Eagle Savings Bank received a “Satisfactory” rating in its most recent Community Reinvestment Act examination.

Funding the charitable foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the offering is completed because the charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the charitable foundation will maintain close ties with Eagle Savings Bank, thereby forming a partnership within the communities in which Eagle Savings Bank operates.

Structure of the Charitable Foundation

The charitable foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the charitable foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation will further provide that none of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation will be governed by a board of directors, initially consisting of Steven J. Dulle (a director of Eagle Savings Bank) and Patricia L. Walter (a n executive officer of Eagle Savings Bank). We are required to select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making. As of the date of this prospectus, we have not yet selected the individual to serve as the director to satisfy these requirements. For five years after the conversion and offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least

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one seat on the charitable foundation’s board of directors will be reserved for one of Eagle Savings Bank’s directors.

The board of directors of the charitable foundation will be responsible for establishing the foundation’s grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, the directors of the charitable foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The charitable foundation’s place of business will be located at our administrative offices. The board of directors of the charitable foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and applicable ODFI regulations governing transactions between Eagle Savings Bank and the charitable foundation.

The charitable foundation will receive working capital from the initial cash contribution and:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of our common stock; and

(3)	the proceeds of the sale of any of the shares of our common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. As long as the charitable foundation files an application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. We have not received a tax opinion as to whether the charitable foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by it must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

We believe that our contribution of shares of our common stock to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that the charitable foundation is required to pay us for such stock. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted

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under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution to the charitable foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1%. The charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The charitable foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant. The charitable foundation will also be required to file an annual report with the Office of the Ohio Attorney General.

Regulatory Requirements Imposed on the Charitable Foundation

The ODFI and the FDIC require that, before our board of directors adopted the plan of conversion, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of conversion.

The ODFI and the FDIC will generally not object if a well-capitalized savings association contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in an offering. Eagle Savings Bank qualifies as a well-capitalized savings association for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

The ODFI and the FDIC impose the following additional requirements on the establishment of the charitable foundation:

•	the charitable foundation’s primary purpose must be to serve and make grants in our local community;

•	the ODFI and the FDIC may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the ODFI and the FDIC;

•	the charitable foundation must provide annually to the FDIC and the ODFI a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

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•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

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RESTRICTIONS ON ACQUISITION OF EAGLE FINANCIAL BANCORP, INC.

Although the board of directors of Eagle Financial Bancorp, Inc. is not aware of any effort that might be made to obtain control of Eagle Financial Bancorp, Inc. after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Eagle Financial Bancorp, Inc.’s articles of incorporation and bylaws to protect the interests of Eagle Financial Bancorp, Inc. and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Eagle Savings Bank, Eagle Financial Bancorp, Inc. or Eagle Financial Bancorp, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of Eagle Financial Bancorp, Inc.’s articles of incorporation and bylaws, Eagle Savings Bank’s Ohio stock constitution, articles of incorporation and bylaws, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Eagle Financial Bancorp, Inc.’s articles of incorporation and bylaws and Eagle Savings Bank’s Ohio stock constitution, articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Eagle Savings Bank’s application for conversion filed with the ODFI and the FDIC, and except for Eagle Savings Bank’s Ohio stock constitution, articles of incorporation and bylaws, Eagle Financial Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Eagle Financial Bancorp, Inc.’s Articles of Incorporation and Bylaws

Eagle Financial Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Eagle Financial Bancorp, Inc. more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Eagle Savings Bank;

•	a prohibition on service as a director by a person (i) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (ii) against whom a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Eagle Financial Bancorp, Inc. entering into a merger or similar transaction in which Eagle Financial Bancorp, Inc. is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Eagle Financial Bancorp, Inc.’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Eagle Financial Bancorp, Inc.;

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•	a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of Eagle Financial Bancorp, Inc. or Eagle Savings Bank) have maintained his or her principal residence within twenty miles of an office of Eagle Financial Bancorp, Inc. or Eagle Savings Bank for a period of at least one year immediately before his or her nomination or appointment to the board of directors; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Eagle Financial Bancorp, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Eagle Financial Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Eagle Financial Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Eagle Financial Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Eagle Financial Bancorp, Inc. and its subsidiaries and on the communities in which Eagle Financial Bancorp, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Eagle Financial Bancorp, Inc.;

•	whether a more favorable price could be obtained for Eagle Financial Bancorp, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Eagle Financial Bancorp, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Eagle Financial Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred

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in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Eagle Financial Bancorp, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the President and Chief Executive Officer, the Chairperson of the Board, the Vice Chairperson of the Board, a majority of the total number of directors that Eagle Financial Bancorp, Inc. would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation on Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit will not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Eagle Financial Bancorp, Inc. at least 110 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to the anniversary date of the preceding year’s annual meeting then stockholders must submit written notice to Eagle Financial Bancorp, Inc. no earlier than the date on which public disclosure of the date of the meeting is first made and no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by Eagle Financial Bancorp, Inc.

Authorized but Unissued Shares. After the conversion, Eagle Financial Bancorp, Inc. will have authorized but unissued shares of both common and preferred stock. See “Description of Capital Stock of Eagle Financial Bancorp, Inc.” The articles of incorporation authorize 5,000,000 shares of serial preferred stock. Eagle Financial Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix

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the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Eagle Financial Bancorp, Inc. would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Eagle Financial Bancorp, Inc. has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Eagle Financial Bancorp, Inc. that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Eagle Financial Bancorp, Inc. The board of directors has no present plans or understandings to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least a majority of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Eagle Financial Bancorp, Inc.;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The provision regarding stockholder proposals and nominations;

(xi)	The indemnification of current and former directors and officers, as well as employees and other agents, by Eagle Financial Bancorp, Inc.;

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(xii)	The limitation of liability of officers and directors to Eagle Financial Bancorp, Inc. for money damages; and

(xiii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Eagle Financial Bancorp, Inc. would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder, or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Eagle Savings Bank’s Stock Constitution

The stock constitution of Eagle Savings Bank provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than Eagle Financial Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Eagle Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of Eagle Savings Bank or Eagle Financial Bancorp, Inc., or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities

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of Eagle Savings Bank or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Eagle Savings Bank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

ODFI and the FDIC regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the FDIC, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The FDIC has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings and loan association or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in

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control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•	the acquisition would have an adverse effect on the FDIC’s Deposit Insurance Fund.

In addition, a savings and loan holding company must obtain the approval of the Federal Reserve Board prior to acquiring voting control of more than 5% of any class of voting stock of another savings bank or another savings bank holding company.

Under the laws of the State of Ohio, no person or entity may, directly or indirectly, acquire control of an Ohio savings and loan association without the prior written approval of the ODFI. The ODFI has adopted change in control regulations governing such approvals.

DESCRIPTION OF CAPITAL STOCK OF EAGLE FINANCIAL BANCORP, INC.

General

Eagle Financial Bancorp, Inc. is authorized to issue 50,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Eagle Financial Bancorp, Inc. currently expects to issue in the offering up to 1,955,000 shares of common stock (which number includes 40,000 shares expected to be contributed to the charitable foundation). Eagle Financial Bancorp, Inc. will not issue shares of preferred stock in the stock offering. Each share of Eagle Financial Bancorp, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Eagle Financial Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Eagle Financial Bancorp, Inc. can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if Eagle Financial Bancorp, Inc. were to be dissolved at the time of the distribution, to satisfy the

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preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. However, even if Eagle Financial Bancorp, Inc.’s assets are less than the amount necessary to satisfy the requirement set forth above, Eagle Financial Bancorp, Inc. may pay dividends from: (i) its net earnings for the fiscal year in which the distribution is made; (ii) its net earnings for the preceding fiscal year; or (iii) the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by Eagle Financial Bancorp, Inc. is also subject to limitations that are imposed by applicable regulation. The holders of common stock of Eagle Financial Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Eagle Financial Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Eagle Financial Bancorp, Inc. will have exclusive voting rights in Eagle Financial Bancorp, Inc. They will elect Eagle Financial Bancorp, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Eagle Financial Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Eagle Financial Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

As an Ohio stock savings and loan association, corporate powers and control of Eagle Savings Bank will be vested in its board of directors, who elect the officers of Eagle Savings Bank and who fill any vacancies on the board of directors. Voting rights of Eagle Savings Bank will be vested exclusively in the owner of the shares of capital stock of Eagle Savings Bank, which will be Eagle Financial Bancorp, Inc., and voted at the direction of Eagle Financial Bancorp, Inc.’s board of directors. Consequently, the holders of the common stock of Eagle Financial Bancorp, Inc. will not have direct control of Eagle Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Eagle Savings Bank, Eagle Financial Bancorp, Inc., as the holder of 100% of Eagle Savings Bank’s capital stock, would be entitled to receive all assets of Eagle Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Eagle Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Eagle Financial Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Eagle Financial Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Eagle Financial Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors.

Preferred Stock

None of the shares of Eagle Financial Bancorp, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder

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approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Eagle Financial Bancorp, Inc.’s common stock will be Continental Stock Transfer & Trust Company, New York, New York .

EXPERTS

The financial statements of Eagle Savings Bank as of December 31, 2016 and for the year then ended, have been included herein in reliance upon the report of BKD, LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing. The financial statements of Eagle Savings Bank as of December 31, 2015 and for the year then ended, have been included herein in reliance upon the report of Michael Trokey & Company, P.C. (“Trokey & Company”), independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report to Eagle Financial Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

CHANGE IN ACCOUNTANTS

BKD, LLP audited the financial statements of Eagle Savings Bank as of and for the year ended December 31, 2016, included in this prospectus and in the registration statement of which this prospectus is a part. BKD, LLP also audited the financial statements of Eagle Savings Bank as of and for the year ended December 31, 2015, but was not independent of Eagle Savings Bank under SEC independence rules with respect to that engagement. In connection with this offering, on December 1, 2016 Eagle Savings Bank engaged Trokey & Company to re-audit the financial statements of Eagle Savings Bank as of and for the year ended December 31, 2015 included in this prospectus and in the registration statement of which this prospectus is a part. The engagement of Trokey & Company to re-audit the financial statements of Eagle Savings Bank as of and for the year ended December 31, 2015, was approved by Eagle Savings Bank’s board of directors and its audit committee.

During the years ended December 31, 2015 and 2014, and the subsequent interim period prior to the engagement of Trokey & Company, Eagle Savings Bank did not consult with Trokey & Company regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Trokey & Company on the Bank’s financial statements, and Trokey & Company did not provide any written or oral advice that was an important factor considered by Eagle Savings Bank in reaching a decision as to any such accounting, auditing or financial reporting issue. Eagle Savings Bank did not consult with Trokey & Company regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

BKD, LLP’s report on the financial statements of Eagle Savings Bank for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, and has not been qualified or modified as to uncertainty, audit scope or accounting principles. Eagle Savings Bank had no disagreements with BKD, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to its

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satisfaction, would have caused BKD, LLP to make reference in connection with its opinion to the subject matter of the disagreement during its audits of the years ended December 31, 2015 and 2014. During the two most recent fiscal years preceding Eagle Savings Bank’s engagement of Trokey & Company (BKD, LLP has never been dismissed by Eagle Savings Bank), and the subsequent interim period through December 1, 2016, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

BKD, LLP was provided with a copy of the above statements on or about March 3, 2017, and Eagle Savings Bank requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with these statements. BKD, LLP has furnished a letter dated March 6, 2017, addressed to the Securities and Exchange Commission and filed as Exhibit 16 to Eagle Financial Bancorp, Inc.’s registration statement stating its agreement with the above statements as they relate to BKD, LLP.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Eagle Financial Bancorp, Inc. and Eagle Savings Bank, has issued to Eagle Financial Bancorp, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. BKD, LLP has provided an opinion to us regarding the Ohio state income tax consequences of the conversion. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Vorys, Sater, Seymour & Pease LLP, Cincinnati, Ohio.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Eagle Financial Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Eagle Financial Bancorp, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Eagle Savings Bank has filed with the ODFI and the FDIC an application with respect to the conversion. This prospectus omits certain information contained in the application filed by Eagle Savings Bank. Eagle Savings Bank’s application may be examined at the Chicago Regional Office of the FDIC located at 300 S. Riverside Plaza, Suite 1700, Chicago, Illinois 60606, or the ODFI located at 77 South High Street, 21st Floor, Columbus, Ohio 43215. A copy of the plan of conversion is available for your review at the banking offices of Eagle Savings Bank.

In connection with the offering, Eagle Financial Bancorp, Inc. will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, Eagle Financial Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Eagle Financial Bancorp, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.

153

Index to Financial Statements of

Eagle Savings Bank

* * *

Separate financial statements for Eagle Financial Bancorp, Inc. have not been included in this prospectus because Eagle Financial Bancorp, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Audit Committee

Eagle Savings Bank

Cincinnati, Ohio

We have audited the accompanying balance sheet of Eagle Savings Bank as of December 31, 2016, and the related statements of income, retained earnings and cash flows for the year ended December 31, 2016. The Bank’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Savings Bank as of December 31, 2016, and the results of its operations and its cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

BKD, LLP

Cincinnati, Ohio

March 6, 2017

F-2

MICHAEL TROKEY & COMPANY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

10411 CLAYTON ROAD

ST. LOUIS, MISSOURI 63131

Report of Independent Registered Public Accounting Firm

The Board of Directors and Audit Committee

Eagle Savings Bank

Cincinnati, Ohio

We have audited the accompanying balance sheet of Eagle Savings Bank as of December 31, 2015 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Savings Bank as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/S/ MICHAEL TROKEY & COMPANY, P.C.

St. Louis, Missouri

March 3, 2017

F-3

Eagle Savings Bank

Balance Sheets

December 31, 2016 and 2015

(In thousands)

	December 31,
	2016	2015
Assets

Cash and due from banks	$459	$596
Federal Reserve Bank and Federal Home Loan Bank (FHLB) demand accounts	19,130	18,416
Cash and cash equivalents	19,589	19,012
Interest-bearing time deposits in other banks	346	842
Loans held for sale	2,732	2,439
Loans, net of allowance for loan losses of $1,137 and $1,036 for 2016 and 2015, respectively	83,048	76,638
Premises and equipment - at depreciated cost	4,340	4,410
FHLB stock - at cost	728	727
Foreclosed real estate held for sale, net	55	478
Bank-owned life insurance (BOLI)	1,865	2,362
FHLB lender risk account receivable	2,698	2,212
Accrued interest receivable	270	260
Prepaid federal income taxes	75	133
Other assets	227	183

Total assets	$115,973	$109,696

Liabilities and Retained Earnings

Liabilities
Deposits
Noninterest-bearing	$4,816	$2,997
Interest-bearing	95,228	89,453
Total deposits	100,044	92,450

FHLB advances	28	3,052
Advances from borrowers for taxes and insurance	716	674
Accrued interest payable	1	12
Accrued supplemental retirement plans	868	769
Deferred federal tax liability	554	437
Other liabilities	285	285

Total liabilities	102,496	97,679

Commitments and Contingencies	-	-

Retained Earnings	13,477	12,017

Total liabilities and retained earnings	$115,973	$109,696

See Notes to Financial Statements

F-4

Eagle Savings Bank

Statements of Income

Years Ended December 31, 2016 and 2015

(In thousands)

	2016	2015

Interest and Dividend Income
Interest earned on loans	$3,698	$3,718
Dividends on FHLB stock	29	29
Other interest-earning deposits	76	37

Total interest and dividend income	3,803	3,784

Interest Expense
Interest on deposits	689	622
FHLB advances	33	144

Total interest expense	722	766

Net Interest Income	3,081	3,018

Provision for Loan Losses	83	75

Net Interest Income After Provision for Loan Losses	2,998	2,943

Noninterest Income
Net gains on loan sales	2,131	1,585
Other service charges and fees	187	172
Death benefit proceeds in excess of cash surrender value of BOLI	940	-
Income from BOLI	48	63

Total noninterest income	3,306	1,820

Noninterest Expense
Compensation and benefits	2,463	2,213
Occupancy and equipment, net	226	248
Data processing	360	345
Legal and professional services	189	167
FDIC premium expense	57	79
Foreclosed real estate impairments and expenses, net	32	136
Franchise and other taxes	109	78
Advertising	179	136
ATM processing expense	81	78
FHLB advance prepayment penalty	121	-
Death benefit obligation expense	410	-
Other expenses	352	324

Total noninterest expense	4,579	3,804
Income Before Income Taxes	1,725	959

Income Taxes
Current	148	199
Deferred	117	136
Total income taxes	265	335
Net Income	$1,460	$624

See Notes to Financial Statements

F-5

Eagle Savings Bank

Statements of Retained Earnings

Years Ended December 31, 2016 and 2015

(In thousands)

Retained
Earnings

Balance at January 1, 2015	$11,393

Net income	624

Balance at December 31, 2015	12,017

Net income	1,460

Balance at December 31, 2016	$13,477

See Notes to Financial Statements

F-6

Eagle Savings Bank

Statements of Cash Flows

Years ended December 31, 2016 and 2015

(In thousands)

	2016	2015

Operating Activities
Net income	$1,460	$624
Items not requiring (providing) cash:
Depreciation and amortization	174	179
Proceeds on sale of loans in the secondary market	83,873	70,541
Loans originated for sale in the secondary market	(82,035)	(70,592)
Gain on sale of loans	(2,131)	(1,585)
Provision for loan losses	83	75
(Gain) loss on sale of foreclosed real estate	(12)	18
Deferred federal tax liability	117	136
Death benefit proceeds in excess of cash surrender value of BOLI	(940)	-
Increase in cash surrender value of BOLI	(48)	(63)
Impairment on foreclosed real estate	3	27
Changes in:
FHLB lender risk account receivable	(486)	(231)
Accrued interest receivable	(10)	11
Other assets and prepaid federal income taxes	14	(56)
Accrued supplemental retirement plans	99	173
Accrued expenses and other liabilities	(11)	(13)

Net cash flows provided by (used in) operating activities	150	(756)

Investing Activities
Net decrease in interest-bearing time deposits in other banks	496	2,137
Net (increase) decrease in loans	(5,317)	4,205
Loans purchased	(1,176)	-
Purchase of FHLB stock	(1)	-
Purchase of premises and equipment	(104)	(651)
Proceeds from sale of foreclosed real estate	432	239
Death benefit proceeds received	1,485	-

Net cash (used in ) provided by investing activities	(4,185)	5,930

Financing Activities
Net increase in deposits	7,594	3,395
Repayment of FHLB advances	(3,024)	(3,027)
Net increase (decrease) in advances from borrowers for taxes and insurance	42	(31)

Net cash provided by financing activities	4,612	337

Increase in Cash and Cash Equivalents	577	5,511

Cash and Cash Equivalents, Beginning of Year	19,012	13,501

Cash and Cash Equivalents, End of Year	$19,589	$19,012

(continued)

F-7

Eagle Savings Bank

Statements of Cash Flows

Years ended December 31, 2016 and 2015

(In thousands)

(Continued)

	2016	2015
Supplemental Cash Flows Information:
Interest paid	$733	$768
Income taxes paid	90	210
Real estate acquired in settlement of loans	-	360

See Notes to Financial Statements

F-8

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Eagle Savings Bank (“Bank”) is an Ohio state-chartered mutual savings and loan association and is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Cincinnati, Ohio. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and fair values of financial instruments.

Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and interest-earning deposits in other financial institutions. The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents.

From time to time, the Bank’s cash accounts may exceed the FDIC’s insured limit of $250. Management considers the risk of loss to be very low and management monitors the account balance and periodically assesses the financial condition of its correspondent banks. At December 31, 2016 and 2015, the Bank’s funds in banks, exceeded federally insured limits by $18,008 and $17,361, respectively.

Interest-bearing Time Deposits in Other Banks

Interest-bearing time deposits in other banks mature within one year and are carried at cost.

Investment Securities

The Bank accounts for investment securities using two categories: held to maturity or available for sale. Securities classified as held to maturity are carried at cost only if the Bank has the positive intent and ability to hold these securities to maturity. Securities available for sale are carried at fair value with resulting unrealized gains or losses recorded in retained earnings.

F-9

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Realized gains or losses on sales of securities are recognized using the specific identification method. There were no investment securities at December 31, 2016 and 2015.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees, net of certain direct origination costs are deferred and amortized as a level yield adjustment over the respective term of the loan.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on a historical three-year charge-off experience and expected loss given default derived from the Bank’s internal risk rating process. Other adjustments related to changes in lending policies, changes in economic conditions, trends in volume and terms of loans, delinquency levels and trends, changes in value of underlying collateral and the effect of the concentrations of credit are made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical losses or risk rating data.

F-10

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial real estate and land loans, multi-family loans, commercial loans, construction loans and troubled debt restructurings by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35-40 years
Furniture, fixtures and equipment	3-5 years

Long-lived Asset Impairment

The Bank evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No long –lived asset impairment was recognized during the years ended December 31, 2016 and 2015.

F-11

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Foreclosed Real Estate Held for Sale, Net

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations of foreclosed real estate are included in noninterest expense.

Bank-owned Life Insurance

The Bank has purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Death benefit proceeds received in excess of the policy’s cash surrender value are recognized to noninterest income. Investment returns on the bank-owned life insurance assets are added to the carrying value and included as non-interest income in the statement of income. Any receipt of benefit proceeds is recorded as a reduction of the carrying value of the bank-owned life insurance asset.

FHLB Lender Risk Account Receivable

Certain loan sales transactions with the FHLB of Cincinnati provide for establishment of a Lender Risk Account (LRA). The LRA consists of amounts withheld from loan sale proceeds by the FHLB for absorbing inherent losses that are probable on those sold loans. These withheld funds are an asset to the Bank as they are scheduled to be paid to the Bank in future years, net of any credit losses on those loans sold. The receivables are initially measured at fair value. The fair value is estimated by discounting the cash flows over the life of each master commitment contract. The accretable yield is amortized over the life of the master commitment contract. Expected cash flows are re-evaluated at each measurement date. If there is an adverse change in expected cash flows, the accretable yield would be adjusted on a prospective basis and the asset would be evaluated for impairment.

Accrued Interest Receivable

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

F-12

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Accrued interest receivable was as follows:

	December 31,
	2016	2015
	(In thousands)
Loans	$262	$252
FHLB stock and other	8	8
	$270	$260

Income Taxes

The Bank accounts for income taxes in accordance with authoritative guidance (ASC 740, Income Taxes). The guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Bank recognizes interest and penalties on income taxes as a component of income tax expense. With few exceptions, the Bank is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013. At December 31, 2016 and 2015, the Bank had no uncertain income tax positions.

F-13

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Note 2:	Loans and Allowance for Loan Losses

The composition of the loan portfolio at December 31 was as follows:

	December 31,
	2016	2015
	(In thousands)
Residential mortgage loans	$41,914	$39,376
Commercial real estate and land loans	13,631	12,939
Home equity and other consumer	14,593	12,912
Residential construction loans	9,468	7,877
Residential mortgage loans, non-owner occupied	5,743	6,603
Multi-family real estate loans	2,513	2,995
Commercial loans	1,779	1,194
	89,641	83,896

Net deferred loan costs	98	113
Loans in process	(5,554)	(6,335)
Allowance for loan losses	(1,137)	(1,036)

Net loans	$83,048	$76,638

Loans serviced for the benefit of others at December 31, 2016 and 2015 amounted to $1,930 and $2,207, respectively.

Loans in process relates to primarily residential mortgage loans.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential Mortgage Loans, including Construction Loans and Land Loans: The residential 1-4 family real estate loans and construction loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Bank’s market areas that might impact either property values or a borrower’s personal income. Land loans are secured primarily by unimproved land for future residential use. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Residential Mortgage Loans, Non-Owner Occupied: One-to-four family, non-owner occupied loans carry greater inherent risks than one-to-four family, owner occupied loans, since the repayment ability of the borrower is generally reliant on the success of the income generated from the property.

F-14

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Commercial Real Estate and Multi-Family Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. Multi-family real estate loans are generally secured by apartment complexes. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Home equity and Other Consumer: The consumer loan portfolio consists of home equity loans and term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment of the home equity loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Bank’s market areas that might impact either property values or a borrower’s personal income. Repayment for term and line of credit loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Bank’s market area) and the creditworthiness of a borrower.

F-15

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

The following tables present the activity in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2016 and 2015:

					Residential
		Commercial			Mortgage	Multi-
	Residential	Real Estate	Home Equity	Residential	Loans Non-	Family Real
	Mortgage	and Land	and Other	Construction	Owner	Estate	Commercial
December 31, 2016	Loans	Loans	Consumer	Loans	Occupied	Loans	Loans	Total
	(In thousands)
Allowance for loan losses:
Balance, beginning of year	$151	$146	$290	$39	$204	$36	$170	$1,036
Provision charged to expense	39	18	51	49	(29)	(6)	(39)	83
Losses charged off	(35)	-	-	-	-	-	-	(35)
Recoveries	11	-	-	-	-	-	42	53

Balance, end of year	$166	$164	$341	$88	$175	$30	$173	$1,137

Ending balance: individually evaluated for impairment	$15	$-	$-	$-	$39	$-	$168	$222

Ending balance: collectively evaluated for impairment	$151	$164	$341	$88	$136	$30	$5	$915

Loans:
Ending balance	$41,914	$13,631	$14,593	$9,468	$5,743	$2,513	$1,779	$89,641

Ending balance: individually evaluated for impairment	$145	$207	$-	$-	$319	$4	$330	$1,005

Ending balance: collectively evaluated for impairment	$41,769	$13,424	$14,593	$9,468	$5,424	$2,509	$1,449	$88,636

F-16

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

					Residential
		Commercial			Mortgage	Multi-
	Residential	Real Estate	Home Equity	Residential	Loans Non-	Family Real
	Mortgage	and Land	and Other	Construction	Owner	Estate	Commercial
December 31, 2015	Loans	Loans	Consumer	Loans	Occupied	Loans	Loans	Total
	(In thousands)
Allowance for loan losses:
Balance, beginning of year	$200	$82	$232	$55	$324	$38	$288	$1,219
Provision charged to expense	24	64	58	(16)	78	(2)	(131)	75
Losses charged off	(91)	-	-	-	(198)	-		(289)
Recoveries	18	-	-	-	-	-	13	31

Balance, end of year	$151	$146	$290	$39	$204	$36	$170	$1,036

Ending balance: individually evaluated for impairment	$-	$-	$-	$-	$68	$-	$168	$236

Ending balance: collectively evaluated for impairment	$151	$146	$290	$39	$136	$36	$2	$800

Loans:
Ending balance	$39,376	$12,939	$12,912	$7,877	$6,603	$2,995	$1,194	$83,896

Ending balance: individually evaluated for impairment	$82	$254	$-	$-	$485	$17	$330	$1,168

Ending balance: collectively evaluated for impairment	$39,294	$12,685	$12,912	$7,877	$6,118	$2,978	$864	$82,728

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 5 through 8 are considered satisfactory grades. The grade of 1, or Special Mention, represents loans of lower quality and is considered criticized. The grades of 2, or Substandard, 3, or Doubtful, and 4, or Loss refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank’s policy.

Special Mention (grade 1) assets have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (grade 2) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful (grade 3) loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in

F-17

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Loss (grade 4) loans classified as loss are considered uncollectible and of such little value that their continuance as assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

Satisfactory (grades 5 through 8) represent loans for which quality is considered to be satisfactory.

The following tables present the credit risk profile of the Bank’s loan portfolio based on rating category and payment activity as of December 31, 2016 and 2015:

		Commercial	Home		Residential
		Real Estate	Equity and	Residential	Mortgage Loans	Multi-Family
	Residential	and Land	Other	Construction	Non-Owner	Real Estate	Commercial
December 31, 2016	Mortgage Loans	Loans	Consumer	Loans	Occupied	Loans	Loans	Total
	(In thousands)
Rating
Satisfactory (5-8)	$40,975	$13,424	$14,556	$9,468	$5,523	$2,509	$1,350	$87,805
Special mention (1)	-	-	-	-	-	-	99	$99
Substandard (2)	939	207	37	-	220	4	330	$1,737
Doubtful (3)	-	-	-	-	-	-	-	$-
Loss (4)	-	-	-	-	-	-	-	$-
Total	$41,914	$13,631	$14,593	$9,468	$5,743	$2,513	$1,779	$89,641

		Commercial	Home		Residential
		Real Estate	Equity and	Residential	Mortgage Loans	Multi-Family
	Residential	and Land	Other	Construction	Non-Owner	Real Estate	Commercial
December 31, 2015	Mortgage Loans	Loans	Consumer	Loans	Occupied	Loans	Loans	Total
	(In thousands)
Rating
Satisfactory (5-8)	$38,585	$12,618	$12,754	$7,877	$6,302	$2,978	$864	$81,978
Special mention (1)	166	67	27	-	-	-	-	$260
Substandard (2)	625	254	131	-	301	17	330	$1,658
Doubtful (3)	-	-	-	-	-	-		$-
Loss (4)	-	-	-	-	-	-		$-
Total	$39,376	$12,939	$12,912	$7,877	$6,603	$2,995	$1,194	$83,896

F-18

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

The following tables present the Bank’s loan portfolio aging analysis as of December 31, 2016 and 2015:

							Recorded
			90 Days	Total		Total	Investment 90
	30-59 Days	60-89 Days	Past Due or	Past		Loans	Days and
December 31, 2016	Past Due	Past Due	More	Due	Current	Receivable	Accruing
	(In thousands)
Residential mortgage loans	$191	$278	$-	$469	$41,445	$41,914	$-
Commercial real estate and land loans	-	207	-	207	13,424	13,631	-
Home equity and other consumer	104	-	50	154	14,439	14,593	-
Residential construction loans	-	-	-	-	9,468	9,468	-
Residential mortgage loans, non-owner occupied	-	-	-	-	5,743	5,743	-
Multi-family real estate loans	-	-	-	-	2,513	2,513	-
Commercial loans	-	-	-	-	1,779	1,779	-
Total	$295	$485	$50	$830	$88,811	$89,641	$-

							Recorded
			90 Days	Total		Total	Investment 90
	30-59 Days	60-89 Days	Past Due or	Past		Loans	Days and
December 31, 2015	Past Due	Past Due	More	Due	Current	Receivable	Accruing
	(In thousands)
Residential mortgage loans	$25	$-	$-	$25	$39,351	$39,376	$-
Commercial real estate and land loans	-	-	-	-	12,939	12,939	-
Home equity and other consumer	33	-	-	33	12,879	12,912	-
Residential construction loans	-	-	-	-	7,877	7,877	-
Residential mortgage loans, non-owner occupied	-	-	-	-	6,603	6,603	-
Multi-family real estate loans	-	-	-	-	2,995	2,995	-
Commercial loans	-	-	-	-	1,194	1,194	-
Total	$58	$-	$-	$58	$83,838	$83,896	$-

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.

F-19

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

The following tables present impaired loans as of December 31, 2016 and 2015:

				Average
		Unpaid		Investment	Interest
	Recorded	Principal	Allocated	in Impaired	Income
December 31, 2016	Balance	Balance	Allowance	Loans	Recognized
	(In thousands)
Loans without an allocated allowance:
Residential mortgage loans	$80	$80	$-	$81	$4
Commercial real estate and land loans	207	207	-	208	7
Home equity and other consumer	-	-	-	-	-
Residential construction loans	-	-	-	-	-
Residential mortgage loans, non-owner occupied	116	116	-	219	5
Multi-family real estate loans	4	4	-	11	1
Commercial loans	-	-	-	-	-
Loans with an allocated allowance:
Residential mortgage loans	65	65	15	66	3
Commercial real estate and land loans	-	-	-	-	-
Home equity and other consumer	-	-	-	-	-
Residential construction loans	-	-	-	-	-
Residential mortgage loans, non-owner occupied	203	203	39	206	9
Multi-family real estate loans	-	-	-	-	-
Commercial loans	330	330	168	330	17

Total	$1,005	$1,005	$222	$1,121	$46

F-20

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

				Average
		Unpaid		Investment	Interest
	Recorded	Principal	Allocated	in Impaired	Income
December 31, 2015	Balance	Balance	Allowance	Loans	Recognized
	(In thousands)
Loans without an allocated allowance:
Residential mortgage loans	$82	$82	$-	$83	$3
Commercial real estate and land loans	254	254	-	259	11
Home equity and other consumer	-	-	-	-	-
Residential construction loans	-	-	-	-	-
Residential mortgage loans, non-owner occupied	184	184	-	189	10
Multi-family real estate loans	17	17	-	24	1
Commercial loans	-	-	-	-	-
Loans with an allocated allowance:
Residential mortgage loans	-	-	-	-	-
Commercial real estate and land loans	-	-	-	-	-
Home equity and other consumer	-	-	-	-	-
Residential construction loans	-	-	-	-	-
Residential mortgage loans, non-owner occupied	301	301	68	305	14
Multi-family real estate loans	-	-	-	-	-
Commercial loans	330	330	168	452	19
Total	$1,168	$1,168	$236	$1,312	$58

F-21

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Interest income recognized is not materially different than interest income that would have been recognized on a cash basis.

The following table presents the Bank’s nonaccrual loans at December 31, 2016 and 2015. This table excludes performing troubled debt restructurings.

	December 31,
	2016	2015
	(In thousands)
Residential mortgage loans	$-	$-
Commercial real estate and land loans	-	-
Home equity and other consumer	50	-
Residential construction loans	-	-
Residential mortgage loans, non-owner occupied	-	-
Multi-family real estate loans	-	-
Commercial loans	-	-

Total	$50	$-

During the years ended December 31, 2016 and 2015, there were no loans modified as troubled debt restructurings.

F-22

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Following is a summary of troubled debt restructurings at December 31, 2016 and 2015:

	Number of	Recorded
	Contracts	Investment
	(Dollars in thousands)
At December 31, 2016:
Residential mortgage loans	1	$80
Commercial real estate and land loans	-	-
Home equity and other consumer	-	-
Residential construction loans	-	-
Residential mortgage loans, non-owner occupied	6	319
Multi-family real estate loans	1	4
Commercial loans	1	330
	9	$733

At December 31, 2015:
Residential mortgage loans	1	$82
Commercial real estate and land loans	-	-
Home equity and other consumer	-	-
Residential construction loans	-	-
Residential mortgage loans, non-owner occupied	6	485
Multi-family real estate loans	1	17
Commercial loans	1	330
	9	$914

As of December 31, 2016, the Bank had total troubled debt restructurings of $733.  There were 7 residential mortgage loans and residential non-owner occupied loans totaling $399 in troubled debt restructurings with the largest totaling $203.  The remaining $334 in troubled debt restructurings consisted of one commercial loan for $330 and one multi-family loan for $4.  As of December 31, 2015, the Bank had total troubled debt restructurings of $914. There were 7 residential mortgage loans and residential non-owner occupied loans totaling $567 in troubled debt restructurings with the largest totaling $210.  The remaining $347 in troubled debt restructurings consisted of one commercial loan for $330 and one multi-family loan for $17.  These loans were modified due to short term concessions. Eagle Savings Bank has no commitments to lend additional funds to these debtors owing receivables whose terms have been modified in troubled debt restructurings.

Loans to executive officers, directors and their affiliates of the Bank for the years ended December 31, 2016 and 2015 are summarized as follows:

	December 31,
	2016	2015
	(In thousands)
Balance, beginning of year	$105	$116
Loan disbursements	86	15
Principal repayments	(91)	(26)
Balance, end of year	$100	$105

F-23

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

At December 31, 2016 and 2015, there was an additional $19 and $67 in available credit on loans to executive officers, directors and their affiliates.

In management’s opinion, such loans and other extensions of credit were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Note 3:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, at December 31, 2016 and 2015, are as follows:

	December 31,
	2016	2015
	(In thousands)
Land	$1,169	$1,169
Buildings and improvements	3,732	3,704
Furniture, fixtures and equipment	1,552	1,476
	6,453	6,349
Less accumulated depreciation	2,113	1,939

Net premises and equipment	$4,340	$4,410

Depreciation expense for the years ended December 31, 2016 and 2015 was $174 and $179, respectively.

F-24

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Note 4:	FHLB Lender Risk Account (LRA) Receivable

The Bank has an established LRA with the FHLB of Cincinnati consisting of amounts withheld from loan sale proceeds by the FHLB for absorbing inherent losses that are probable on sold loans. The funds withheld to settle these inherent losses that are probable totaled $5,454 and $4,759 at December 31, 2016 and 2015, respectively; however, these receivables are recorded at fair value at the time of sale, which includes consideration for inherent losses that are probable. In the event that the credit losses do not exceed the withheld funds, the LRA agreements provide for payment of these funds from the FHLB to the Bank in 26 annual installments, beginning five years after the sale date. The carrying value of the LRA totaled $2,698 and $2,212 at December 31, 2016 and 2015, respectively.

Note 5:	Foreclosed Real Estate Held for Sale, Net

Foreclosed real estate held for sale, net is summarized as follows:

	December 31,
	2016	2015
	(In thousands)

Land	$55	$74
Residential	-	64
Residential for investment	-	340
	$55	$478

At December 31, 2016, foreclosed real estate includes two plots of land totaling $55 and at December 31, 2015 foreclosed real estate included nine one-to-four family residential properties totaling $404 and three plots of land totaling $74.

Activity in foreclosed real estate held for sale, net is summarized as follows:

	December 31,
	2016	2015
	(In thousands)
Balance, beginning of year	$478	$402
Foreclosures	-	360
Proceeds from sale	(432)	(239)
Loans to facilitate sales	-	-
Impairment	(3)	(27)
Gain (loss) on sale	12	(18)
Balance, end of year	$55	$478

F-25

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Note 6:	Deposits

Deposits are summarized as follows:

Description and weighted-average interest rates:

	December 31,
	2016	2015
	(In thousands)
Non-interest bearing checking accounts
2016 - 0.00%	$4,816
2015 - 0.00%		$2,997
Interest bearing checking accounts
2016 - 0.16%	16,527
2015 - 0.16%		16,443
Savings accounts
2016 - 0.14%	15,827
2015 - 0.14%		13,419
Money market demand accounts
2016 - 0.23%	21,554
2015 - 0.22%		18,701
Total checking, savings and money market deposits	58,724	51,560

Certificates of deposits
0.00 - 0.99%	14,476	17,017
1.00 - 1.99%	23,507	16,089
2.00 - 2.99%	3,337	7,533
3.00 - 3.99%	-	251
Total certificates,1.33% and 1.35%	41,320	40,890
Total deposits - average rate 0.67% and 0.69%	$100,044	$92,450

F-26

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

At December 31, 2016, the scheduled maturities of certificates of deposits are summarized as follows:

	December 31,
	2016	2015
	(In thousands)
2016	$-	$19,585
2017	16,477	3,835
2018	6,124	4,960
2019	8,047	6,855
2020	5,517	5,655
2021	5,155	-

	$41,320	$40,890

Certificates of deposits in denominations of $250 or more were $3,165 and $3,468 at December 31, 2016 and 2015, respectively. There were no brokered deposits at December 31, 2016 and 2015. Under the Federal Deposit Insurance Act and the FDIC’s implementing regulations, $250 is the standard maximum deposit insurance amount for deposits in an insured depository institution that are maintained in the same ownership right and capacity. Deposits maintained in different rights and capacities are insured separately from each other.

Deposits from executive officers, directors and affiliates held by the Bank at December 31, 2016 and 2015 totaled $744 and $791, respectively.

Interest expense on deposits is summarized as follows:

	Years Ended December 31,
	2016	2015
	(In thousands)

Checking accounts	$41	$22
Savings accounts	21	19
Money market demand accounts	65	42
Certificates of deposits	562	539
	$689	$622

F-27

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Note 7:	FHLB Advances

Federal Home Loan Bank advances are summarized as follows:

		December 31,
Maturity Date	Interest Rate	2016	2015
		(In thousands)
2017	4.33%	$-	$3,000
2018	3.33%	28	52

Total - average effective rate 3.33% and 4.31%		$28	$3,052

Advances from the Federal Home Loan Bank are all fixed rate at both December 31, 2016 and 2015. The Federal Home Loan Bank advances are secured by mortgage loans totaling $46,409 and $44,342 at December 31, 2016 and 2015, respectively. At December 31, 2016 and 2015, the Bank had the capacity to increase advances from the Federal Home Loan Bank at those dates by approximately $29,798 and $26,774, respectively.

At both December 31, 2016 and 2015, the Bank had an unused line of credit with the Federal Home Loan Bank of $10,000.

During the year ended December 31, 2016, the Bank prepaid a $3,000 FHLB advance and incurred a prepayment penalty of $121.

Note 8:	Income Taxes

The provision for income taxes includes these components:

	Years Ended December 31,
	2016	2015
	(In thousands)
Federal taxes currently payable	$148	$199
Federal deferred income taxes	117	136

Federal income tax expense	$265	$335

In lieu of state income taxes, the Bank pays a franchise tax. Franchise tax for 2016 and 2015 was $96 and $78, respectively.

F-28

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

A reconciliation of federal income tax expense at the statutory rate to the Bank’s actual federal income tax expense is shown below:

	Years Ended December 31,
	2016	2015
	(In thousands)
Computed at the statutory rate of 34%	$587	$326
Increase (decrease) resulting from
Tax-exempt BOLI income	(16)	(22)
Death benefit	(318)	-
Other	12	31

Actual federal income tax expense	$265	$335

The tax effects of temporary differences related to the deferred federal tax liability shown on the balance sheets were:

	December 31,
	2016	2015
	(In thousands)
Deferred tax assets
Allowance for loan losses	$386	$352
Deferred compensation	226	202
Valuation on foreclosed assets	9	15
Other assets	6	5
	627	574
Deferred tax liabilities
FHLB stock basis difference	(140)	(140)
Depreciation	(124)	(132)
FHLB lender risk account receivable	(917)	(739)
	(1,181)	(1,011)

Net deferred federal tax liability before valuation allowance	(554)	(437)

Valuation allowance
Beginning balance	-	(153)
Increase during the year	-	-
Decrease during the year	-	153

Ending balance	-	-

Net deferred federal tax liability	$(554)	$(437)

F-29

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Retained earnings at December 31, 2016 and 2015, includes approximately $559, for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred federal income tax liabilities on the preceding amount that would have been recorded if they were expected to reverse into taxable income in the foreseeable future was approximately $190 at December 31, 2016 and 2015.

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considers the positive and negative evidence. Management believed the utilization of the capital loss carryforward was doubtful. Therefore, a valuation allowance against the deferred tax asset was recorded prior to 2015. The capital loss carryforward of approximately $452 expired in 2015 and the related valuation allowance was reversed. As of December 31, 2016 and 2015, there was no valuation allowance recorded.

Note 9:	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under United States Generally Accepted Accounting Principles, regulatory reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulatory reporting standards, to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total capital (as defined), Tier I capital (as defined) and common equity Tier 1capital (as defined) to risk-weighted assets (as defined) and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2016 and 2015, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2016 and 2015, the most recent notification from the Bank’s regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier 1 risk-based capital and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Beginning in January 2016, the capital conservation buffer requirement of 0.625% of risk-weighted assets was phased-in and will increase each year until fully implemented at 2.5% in January 2019.

F-30

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

An institution will be subject to further limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level fall below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that could be utilized for such actions.

The Bank’s actual capital amounts and ratios are presented in the following tables (minimum capital requirements exclude the capital conservation buffer):

					Minimum to Be Well
					Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
2016	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2016:

Equity	$13,477
Allowance for loan losses	1,137

Total risk-based capital (to risk-weighted assets)	$14,614	14.1%	$8,283	8.0%	$10,354	10.0%

Tier I capital (to risk-weighted assets)	13,477	13.0%	6,212	6.0%	8,283	8.0%

Common equity Tier I capital (to risk-weighted assets)	13,477	13.0%	4,659	4.5%	6,730	6.5%

Tier I capital (to adjusted total assets)	13,477	11.7%	4,620	4.0%	5,775	5.0%

F-31

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

					Minimum to Be Well
					Capitalized Under
			Minimum Capital		Prompt Corrective
2015	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
As of December 31, 2015:

Equity	$12,017
Allowance for loan losses	1,036

Total risk-based capital (to risk-weighted assets)	$13,053	14.1%	$7,409	8.0%	$9,261	10.0%

Tier I capital (to risk-weighted assets)	12,017	13.0%	5,557	6.0%	7,409	8.0%

Common equity Tier I capital (to risk-weighted assets)	12,017	13.0%	4,168	4.5%	6,020	6.5%

Tier I capital (to adjusted total assets)	12,017	11.2%	4,297	4.0%	5,371	5.0%

Note 10: Employee Benefits

The Bank has supplemental retirement plans for directors, certain senior officers and key employees. Participants in the director plan, shall be fully vested upon retirement and will receive an annual benefit for five years equal to $1 for each year of service provided by the director to the Bank. Participants in the plan for certain senior officers and key employees, upon retirement, will receive annually, for fifteen years, 45% of their final three-year annual base salary amount average. The plans are uniquely designed for each participant. The charge to expense for 2016 and 2015 for both plans was approximately $196 and $174, respectively. Such charges reflect the straight-line accrual over the period until full eligibility date at normal retirement of 66 years of age of the present value of benefits due each participant, using a 5% discount factor at December 31, 2016 and a 6% discount factor at December 31, 2015. The resulting liability at December 31, 2016 and 2015 for both plans was approximately $868 and $769, respectively. The Bank purchased life insurance on the participants. The cash surrender value of such insurance was $1,865 and $2,362 at December 31, 2016 and 2015, respectively.

The Bank has a 401(k) profit-sharing plan covering substantially all employees who have attained the age of 21 and have completed one year of eligibility service. The Bank may, in its sole discretion, make a matched employee contribution during the plan year in an amount as determined

F-32

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

by the Bank. The Internal Revenue Code may also further restrict matching contributions for highly compensated employees. The Bank may, in its sole discretion, make a Profit Sharing Contribution to the Profit Sharing Plan. Employees will be eligible to receive an allocation if they have completed at least 500 hours of service during the Plan Year and are employed by the Company on the last day of the Plan Year. Profit Sharing Contributions will be allocated to the Profit Sharing Contribution Accounts of each Participant eligible to share in such allocation after the end of the Plan Year. The Bank’s contributions to the plan are determined annually by the Board of Directors. Contributions to the plan were $40 for both of the years ended December 31, 2016 and 2015, respectively.

Note 11:	Operating Leases (Lessee)

The Bank has a noncancellable operating lease for a branch that expires in 2020. This lease contains one option to extend the lease for a period of five years. Rental expense for this lease was approximately $45 and $42 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under operating leases at December 31, 2016 are:

(In thousands)
2017	$38
2018	38
2019	38
2020	32

Total minimum lease payments	$146

Note 12: Operating Leases (Lessor)

The Bank has entered into agreements as lessor for office space for its main corporate building. The leases all have an initial term of five years with options to renew at various terms. Rental income for these leases, included in occupancy and equipment, net of noninterest expense, was approximately $166 and $137 for the years ended December 31, 2016 and 2015, respectively.

Future minimum payments to be received at December 31, 2016 are:

(In thousands)
2017	$168
2018	151
2019	133
2020	66
2021	13

Total minimum lease receipts	$531

F-33

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Note 13:	Disclosures About Fair Value of Assets and Liabilities

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 also specifies a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Nonrecurring Measurements

The following tables present the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2016 and 2015:

Fair Value Measurements Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
December 31, 2016	Value	(Level 1)	(Level 2)	(Level 3)
(In thousands)
Impaired loans (collateral dependent)	$376	$-	$-	$376
Foreclosed assets held for sale	55	-	-	55

F-34

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Fair Value Measurements Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
December 31, 2015	Value	(Level 1)	(Level 2)	(Level 3)
(In thousands)
Impaired loans (collateral dependent)	$395	$-	$-	$395
Foreclosed assets held for sale	45	-	-	45

Fair value adjustments, consisting of charge-offs or allocated allowances, on impaired loans and foreclosed assets held for sale during the years ended December 31, 2016 and 2015 amounted to $18 and $27, respectively.

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Foreclosed Real Estate Held for Sale (Other Real Estate Owned)

Other real estate owned (OREO) is carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value of OREO is based on appraisals or evaluations. OREO is classified within Level 3 of the fair value hierarchy.

Appraisals of OREO are obtained when the real estate is acquired and subsequently as deemed necessary. Appraisals are reviewed for accuracy and consistency by the lending department. Appraisers are selected from the list of approved appraisers maintained by management.

Collateral-dependent Impaired Loans, Net of ALLL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy. The Bank considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary. Appraisals are reviewed for accuracy and consistency by the lending department. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by comparison to historical results.

F-35

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Unobservable (Level 3) Inputs

The following tables present quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements.

	Fair Value at	Valuation
	12/31/2016	Technique	Unobservable Inputs	Range
	(Dollars in thousands)

Impaired loans (collateral dependent)	$376	Market comparable properties	Marketability discount	10% - 15%

Foreclosed assets held for sale	55	Market comparable properties	Marketability discount	10% - 15%

	Fair Value at	Valuation
	12/31/2015	Technique	Unobservable Inputs	Range
	(Dollars in thousands)
Impaired loans (collateral dependent)	$395	Market comparable properties	Marketability discount	10% - 15%

Foreclosed assets held for sale	45	Market comparable properties	Marketability discount	10% - 15%

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheet at amounts other than fair value.

Cash and Cash Equivalents and Interest-bearing Time Deposits

The carrying amount approximates fair value.

Loans Held For Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale. The carrying amount is the amount funded.

Loans

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Bank would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity, and the structure and term of the loans along with local economic and market conditions.

FHLB Stock

Fair value is estimated at book value due to restrictions that limit the sale or transfer of such securities.

F-36

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

FHLB Lender Risk Account Receivable

The fair value of the Federal Home Loan Bank lender risk account receivable is estimated by discounting the estimated remaining cash flows of each strata of the receivable at current rates applicable to each strata for the same remaining maturities.

Accrued Interest Receivable and Payable

The carrying amount approximates fair value. The carrying amount is determined using the interest rate, balance and last payment date.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The market rates used were obtained from a knowledgeable independent third party and reviewed by the Bank. The rates were the average of current rates offered by local competitors of the Bank.

The estimated fair value of checking, NOW, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

FHLB Advances

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities. These rates were obtained from current rates offered by FHLB.

Advances from Borrowers for Taxes and Insurance

The carrying amount approximates fair value.

Commitments to Originate Loans, Forward Sale Commitments, Letters of Credit and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of commitments to sell securities is estimated based on current market prices for securities of similar terms and credit quality. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date. At December 31, 2016 and 2015, the fair value of such commitments was not material.

F-37

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

The following tables present estimated fair values of the Bank’s financial instruments at December 31, 2016 and 2015.

	Carrying	Fair	Fair Value Measurements Using
December 31, 2016	Amount	Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)
Financial Assets
Cash and cash equivalents	$19,589	$19,589	$19,589	$-	$-
Interest-bearing time deposits	346	346	346	-	-
Loans held for sale	2,732	2,732	-	-	2,732
Loans, net of allowance for losses	83,048	84,852	-	-	84,852
FHLB stock	728	728	-	728	-
FHLB lender risk account receivable	2,698	2,795	-	-	2,795
Interest receivable	270	270	-	270	-

Financial Liabilities
Deposits	100,044	99,927	58,724	41,203	-
FHLB advances	28	28	-	28	-
Advances from borrowers for taxes and insurance	716	716	-	716	-
Interest payable	1	1	-	1	-

	Carrying	Fair	Fair Value Measurements Using
December 31, 2015	Amount	Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)
Financial Assets
Cash and cash equivalents	$19,012	$19,012	$19,012	$-	$-
Interest-bearing time deposits	842	842	842	-	-
Loans held for sale	2,439	2,439	-	-	2,439
Loans, net of allowance for losses	76,638	79,430	-	-	79,430
FHLB stock	727	727	-	727	-
FHLB lender risk account receivable	2,212	2,231	-	-	2,231
Interest receivable	260	260	-	260	-

Financial Liabilities
Deposits	92,450	92,468	51,560	40,908	-
FHLB advances	3,052	3,195	-	3,195	-
Advances from borrowers for taxes and insurance	674	674	-	674	-
Interest payable	12	12	-	12	-

Note 14:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in Note 3 regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

F-38

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

At December 31, 2016 and 2015, the Bank held $13,631 and $12,939, respectively, in commercial real estate and land loans collateralized by commercial real estate and land in the Cincinnati geographic area. The accompanying financial statements have been prepared using values and information currently available to the Bank.

Note 15:	Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At December 31, 2016, the Bank had loans approved but not yet originated with fixed interest rate ranges of 3.875% - 4.125% for $436 secured by one-to four-family residential real estate. At December 31, 2015, the Bank had loans approved but not yet originated with fixed interest rate ranges of 3.875% - 4.250% for $371 secured by one-to four-family residential real estate. At December 31, 2016 and 2015, the Bank had undisbursed loans in process of $5,554 with fixed interest rate ranges of 3.250% - 4.500% and $6,335 with fixed interest rate ranges of 3.500% - 4.750%, respectively. There were no adjustable rate commitments at December 31, 2016 and 2015.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

F-39

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Lines of credit at December 31, 2016 were as follows:

(In thousands)
Unused lines of credit	$1,699
Standby letters of credit	-
Unused home equity lines	10,000

Total commitments	$11,699

Note 16:	Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09 "Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. On July 9, 2015, the FASB approved amendments deferring the effective date by one year.

ASU 2014-09 is now effective for annual reporting periods for public entities beginning after December 15, 2017, including interim periods with in that reporting period. Early application is permitted but not before the original public entity effective date, i.e., annual periods beginning after December 15, 2016. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. A nonpublic entity may elect to apply this guidance earlier, however, only as of the following: 1) An annual reporting period beginning after December 15, 2016, including interim periods within that reporting period (public entity effective date) 2) An annual reporting period beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017 3) An annual reporting period beginning after December 15, 2017, including interim periods within that reporting period.

As an emerging growth company, we intend to use the extended transition period to delay adoption of the new standard until the nonpublic entities effective dates.

In March 2016, the FASB issued final amendments (ASU No. 2016-08 and ASU No. 2016-10) to clarify the implementation guidance for principal versus agent considerations, identifying performance obligations and the accounting for licenses of intellectual property. The amendments can be applied retrospectively to each prior reporting period or retrospectively with the cumulative effect of initially applying this Update recognized at the date of initial application. In May 2016, the FASB issued final amendments (ASU No. 2016-12 and ASU 2016-11) to address narrow-scope improvements to the guidance on collectibility, non-cash consideration, completed contracts at transition and to provide a practical expedient for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers. Additionally, the amendments included a rescission of SEC guidance because of ASU 2014-09 related to revenue and expense recognition for freight services in process, accounting for shipping and handling fees and costs, and accounting for consideration given by a vendor to a customer. In December 2016, the FASB issued final guidance (ASU 2016-20) that allows entities not to make quantitative disclosures about performance obligations in certain cases and requires entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. It also makes 12 additional technical corrections and improvements to the new revenue standard. These amendments are effective upon the adoption of ASU 2014-09. The Bank continues to assess the guidance from the FASB and the Transition Resource Group for Revenue Recognition in determining the impact of ASU 2014-09 on its accounting and disclosures.

In January 2016, the FASB issued ASU No. 2016-01 "Financial Instruments - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities." ASU 2016-01 is intended to improve the recognition and measurement of financial instruments by requiring equity

F-40

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

investments to be measured at fair value with changes in fair value recognized in net income; requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements; eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured and amortized at cost on the balance sheet; and requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. ASU 2016-01 is effective for public business entities for annual periods and interim periods within those annual periods, beginning after December 15, 2017. For all other entities (nonpublic entities), the amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. All entities that are not public business entities may adopt the amendments in this Update earlier as of the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. As an emerging growth company, we intend to use the extended transition period to delay adoption of the new standard until the nonpublic entities effective dates. The amendments should be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values (including disclosure requirements) should be applied prospectively to equity investments that exist as of the date of adoption. The Bank is continuing to assess the impact of ASU 2016-01 on its accounting and disclosures.

In February 2016, the FASB issued ASU No. 2016-02 "Leases (Topic 842)." ASU 2016-02 establishes a right of use model that requires a lessee to record a right of use asset and a lease liability for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. A lease will be treated as sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing. If the lessor doesn't convey risks and rewards or control, an operating lease results. The amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years for public business entities. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with certain practical expedients available. Early adoption is permitted for all entities . For all other entities (nonpublic entities), the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. As an emerging growth company, we intend to use the extended transition period to delay adoption of the new standard until the nonpublic entities effective dates. The Bank is continuing to assess the provisions of ASU 2016-02 including reviewing all leases to assess the impact on its accounting and disclosures.

In June 2016, the FASB issued ASU No. 2016-13, "Financial Instruments-Credit Losses (Topic 326) -Measurement of Credit Losses on Financial Instruments." The provisions of ASU 2016-13 were issued to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments that are not accounted for at fair value through net income, including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other commitments to extend credit held by a reporting entity at each reporting date. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 eliminate the probable incurred loss recognition in current GAAP and reflect an entity's current estimate of all expected credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the financial assets.

F-41

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

For public business entities that are U.S. Securities and Exchange Commission (SEC) filers, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. For all other entities (nonpublic entities), the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. As an emerging growth company, we intend to use the extended transition period to delay adoption of the new standard until the nonpublic entities effective dates. The Bank continues to assess the provisions of ASU 2016-13 including assessing the impact on its accounting and disclosures.

In August 2016, the FASB issued ASU No. 2016-15 "Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments." ASU 2016-15 provides cash flow statement classification guidance for certain transactions including how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. The guidance is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years and should be applied retrospectively. For all other entities (nonpublic entities), the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. As an emerging growth company, we intend to use the extended transition period to delay adoption of the new standard until the nonpublic entities effective dates. Early adoption is permitted, including adoption in an interim period. The Bank has assessed ASU 2016-15 and does not expect a significant impact on its accounting and disclosures.

In November 2016, the FASB issued ASU No. 2016-18 "Statement of Cash Flows (Topic 230) – Restricted Cash." ASU 2016-18 provides amendments to cash flow statement classification and presentation to explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The guidance is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years and should be applied using a retrospective transition method to each period presented. For all other entities (nonpublic entities), the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. As an emerging growth company, we intend to use the extended transition period to delay adoption of the new standard until the nonpublic entities effective dates. Early adoption is permitted, including adoption in an interim period. The Bank has assessed ASU 2016-18 and does not expect a significant impact on its accounting and disclosures.

Note 17: Subsequent Event

On March 3, 2017 the Bank’s Board of Directors adopted a Plan of Conversion pursuant to which the Bank will convert (the “Conversion”) from an Ohio-chartered mutual savings association to an Ohio-chartered savings association in the capital stock form of organization and establish a stock holding company (the “Holding Company”) that will own 100% of the outstanding common stock of the Bank upon completion of the Conversion. The Holding Company is organized under the laws of the State of Maryland. The transaction is subject to certain conditions, including the required regulatory approvals and approval of the Plan of Conversion by the Bank’s members (depositors of the Bank). In addition, the Bank will adopt an employee stock ownership plan (“ESOP”) which will subscribe for up to 8% of the common stock to be sold in the offering and contributed to a charitable foundation (discussed below). The ESOP’s purchase of shares in the Conversion will be funded by a loan from the Holding Company.

Shares of the stock holding company’ s common stock will be offered in a subscription offering pursuant to non-transferable subscription rights at a predetermined and uniform price in the following order of preference: (1) to the eligible account holders of record; (2) to tax qualified employee stock benefit plans; (3) if applicable, to supplemental eligible account holders of record; and (4) any person other than an eligible account holder or a supplemental eligible account holder, holding a qualifying deposit on the voting record date. Concurrently with the subscription offering, shares not subscribed for in the subscription offering will be offered to the general public in a direct community offering with preference given first to natural persons residing in the county of Hamilton, Ohio; and thereafter to other members of the general public through a syndicated community offering.

F-42

Eagle Savings Bank

Notes to Financial Statements

December 31, 2016 and 2015

(Dollars in thousands)

Concurrent with the Reorganization, the Bank will form a charitable foundation called the Eagle Savings Bank Charitable Foundation, Inc. The Foundation will be funded with a $400,000 contribution of Holding Company common stock and $100,000 of cash.

Subsequent to the Conversion, voting rights will be held and exercised exclusively by the stockholders of the Holding Company. Deposit accounts will continue to be insured by the FDIC up to applicable limits. A liquidation account will be established in an amount equal to the Bank’s total equity as of the latest balance sheet date in the final prospectus used in the Conversion. Each eligible account holder or supplemental account holder will be entitled to a proportionate share of this account in the event of a complete liquidation of the Bank, and only in such event. This share will be reduced if the eligible account holder’s or supplemental account holder’s deposit balance falls below the amounts on the date of record and will cease to exist if the account is closed. The liquidation account will never be increased despite any increase after the Conversion in the related deposit balance.

Following completion of the Conversion, the Bank may not pay a dividend on its capital stock, if the effect thereof would cause retained earnings to be reduced below the liquidation account amount or regulatory capital requirements. In addition, the Holding Company will be subject to certain regulations related to the payment of dividends and the repurchase of its capital stock.

Conversion costs will be deferred and reduce the proceeds from the shares sold in the Conversion. If the Conversion is not completed, all costs will be expensed. There were no Conversion costs recorded at December 31, 2016. The Conversion will be accounted for as a change in corporate form with the historic basis of the Bank’s assets, liabilities and equity unchanged as a result.

F-43

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Eagle Financial Bancorp, Inc. or Eagle Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Eagle Financial Bancorp, Inc. or Eagle Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,915,000 shares

(Subject to Increase to up to 2,208,250 shares)

EAGLE FINANCIAL BANCORP, INC.

(Proposed Holding Company for

Eagle Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Keefe, Bruyette & Woods

A Stifel Company

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until June 15, 2017 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$450,000
*	Registrant’s Accounting Fees and Expenses	100,000
*	Marketing Agent Fees and Expenses (1)	355,000
*	Records Management Fees and Expenses (1)	35,000
*	Appraisal Fees and Expenses	37,500
*	Printing, Postage, Mailing and EDGAR Fees	115,000
*	Filing Fees (NASDAQ, FINRA and SEC)	56,479
*	Transfer Agent Fees and Expenses	10,000
*	Business Plan Fees and Expenses	40,000
*	Proxy Solicitor	10,000
*	Other	41,021
*	Total	$1,250,000

*	Estimated
(1)	Eagle Financial Bancorp, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Eagle Financial Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such. References to the MGCL refer to Maryland General Corporation Law:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letters between Eagle Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel Company.*
1.2	Form of Agency Agreement between Eagle Financial Bancorp, Inc., Eagle Savings Bank and Keefe Bruyette & Woods, Inc. *
2	Plan of Conversion of Eagle Savings Bank.*
3.1	Articles of Incorporation of Eagle Financial Bancorp, Inc.*
3.2	Bylaws of Eagle Financial Bancorp, Inc.*
4	Form of Common Stock Certificate of Eagle Financial Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding the legality of the securities being registered.*
8.1	Federal Tax Opinion of Luse Gorman, PC. *
8.2	State Tax Opinion of BKD LLP *
10.1	Form of Employment Agreement between Eagle Savings Bank and Gary J. Koester *
10.2	Form of Employment Agreement between Eagle Savings Bank and certain officers *
10.3	Form of Eagle Savings Bank Amended and Restated Supplemental Executive Retirement Plan*
10.4	Form of Eagle Savings Bank Amended and Restated Supplemental Director Retirement Plan*
16	Letter regarding Change in Certifying Accountant*
21	Subsidiaries of Eagle Financial Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1).*
23.2	Consent of Keller & Company, Inc. *
23.3	Consent of BKD LLP
23.4	Consent of Michael Trokey & Company, P.C.
24	Power of Attorney (set forth on signature page).
99.1	Appraisal Agreement between Eagle Savings Bank and Keller & Company, Inc.*
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights.*
99.3	Appraisal Report of Keller & Company, Inc.*
99.4	Marketing Materials. *
99.5	Stock Order and Certification Form. *

*	Previously filed.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio on May 10, 2017.

EAGLE FINANCIAL BANCORP, INC.

By:	/s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Eagle Financial Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Gary J. Koester as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Gary J. Koester may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Gary J. Koester shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gary J. Koester	President, Chief Executive Officer and Director	May 10, 2017
Gary J. Koester	(Principal Executive Officer)

/s/ Kevin R. Schramm	Vice President, Chief Financial Officer and Treasurer	May 10, 2017
Kevin R. Schramm	(Principal Financial and Accounting Officer)

/s/ James W. Braun	Chairman of the Board	May 10, 2017
James W. Braun

/s/ Guy W. Cagney	Director	May 10, 2017
Guy W. Cagney

/s/ Steven J. Dulle	Director	May 10, 2017
Steven J. Dulle

/s/ Adam B. Goetzman	Director	May 10, 2017
Adam B. Goetzman

/s/ Steven C. Kehoe	Director	May 10, 2017
Steven C. Kehoe

As filed with the Securities and Exchange Commission on May 10 , 2017

Registration No. 333-216576

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO THE

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Eagle Financial Bancorp, Inc. and

Eagle Savings Bank 401(k) Profit Sharing Plan and Trust

Cincinnati, Ohio

EXHIBIT INDEX

1.1	Engagement Letters between Eagle Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel Company.*
1.2	Form of Agency Agreement between Eagle Financial Bancorp, Inc., Eagle Savings Bank and Keefe Bruyette & Woods, Inc. *
2	Plan of Conversion of Eagle Savings Bank.*
3.1	Articles of Incorporation of Eagle Financial Bancorp, Inc.*
3.2	Bylaws of Eagle Financial Bancorp, Inc.*
4	Form of Common Stock Certificate of Eagle Financial Bancorp, Inc.*
5	Opinion of Luse Gorman, PC regarding the legality of the securities being registered.*
8.1	Federal Tax Opinion of Luse Gorman, PC. *
8.2	State Tax Opinion of BKD LLP *
10.1	Form of Employment Agreement between Eagle Savings Bank and Gary J. Koester *
10.2	Form of Employment Agreement between Eagle Savings Bank and certain officers *
10.3	Form of Eagle Savings Bank Amended and Restated Supplemental Executive Retirement Plan*
10.4	Form of Eagle Savings Bank Amended and Restated Supplemental Director Retirement Plan*
16	Letter regarding Change in Certifying Accountant*
21	Subsidiaries of Eagle Financial Bancorp, Inc.*
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1).*
23.2	Consent of Keller & Company, Inc. *
23.3	Consent of BKD LLP
23.4	Consent of Michael Trokey & Company, P.C.
24	Power of Attorney (set forth on signature page).
99.1	Appraisal Agreement between Eagle Savings Bank and Keller & Company, Inc.*
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights.*
99.3	Appraisal Report of Keller & Company, Inc.*
99.4	Marketing Materials. *
99.5	Stock Order and Certification Form. *

*	Previously filed.